                                                                    EXHIBIT 10.8





                   FIRST AMENDED AND RESTATED LEASE AGREEMENT


                                     between

                           PARKSIDE TOWERS CO-TENANCY
                                  as "LANDLORD"


                                       and

                               INKTOMI CORPORATION
                                   as "TENANT"

                                TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----

1.      PREMISES..............................................................6
2.      TERM; POSSESSION......................................................6
3.      RENT..................................................................8
4.      SECURITY DEPOSIT.....................................................16
5.      USE AND COMPLIANCE WITH LAWS.........................................18
6.      TENANT IMPROVEMENTS & ALTERATIONS....................................20
7.      MAINTENANCE AND REPAIRS..............................................22
8.      TENANT'S TAXES.......................................................23
9.      UTILITIES AND SERVICES...............................................24
10.     EXCULPATION AND INDEMNIFICATION......................................26
11.     INSURANCE............................................................27
12.     DAMAGE OR DESTRUCTION................................................29
13.     CONDEMNATION.........................................................30
14.     ASSIGNMENT AND SUBLETTING............................................32
15.     DEFAULT AND REMEDIES.................................................35
16.     LATE CHARGE AND INTEREST.............................................37
17.     WAIVER...............................................................37
18.     ENTRY, INSPECTION AND CLOSURE........................................37
19.     SURRENDER AND HOLDING OVER...........................................38
20.     ENCUMBRANCES.........................................................40
21.     ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.......................40
22.     NOTICES..............................................................41
23.     ATTORNEYS' FEES......................................................41
24.     QUIET POSSESSION.....................................................42
25.     SECURITY MEASURES....................................................42
26.     FORCE MAJEURE........................................................42
27.     RULES AND REGULATIONS................................................43
28.     LANDLORD'S LIABILITY.................................................43
29.     CONSENTS AND APPROVALS...............................................43
30.     WAIVER OF RIGHT TO JURY TRIAL........................................43
31.     BROKERS..............................................................44
32.     RELOCATION OF PREMISES...............................................44
33.     ENTIRE AGREEMENT.....................................................44
34.     MISCELLANEOUS........................................................44
35.     AUTHORITY............................................................45

                             INDEX OF DEFINED TERMS



Additional Rent................14       Premises...............................6
Alterations....................21       Prior Lease............................6
Award..........................31       Project................................6
Broker.........................45       Project Costs.........................13
Building........................6       Property Manager......................28
Building Rules.................44       Proposed Transferee...................33
Building Systems...............19       Rent..................................17
Buildings.......................6       Rental Tax............................24
Business Days..................24       Representatives.......................19
Business Hours.................24       Retail Space...........................6
Change in Control..............33       Scheduled Final Rent Commencement Date.7
Claims.........................27       Security Deposit......................17
Commencement Date...............7       Substantially Completed................7
Condemnation...................31       Taxes.................................14
Condemnation Proceeds Deficit..11       Temporary Extension Option............40
Condemnor......................31       Temporary Extension Term..............40
Construction Rider..............7       Tenant.................................6
Controls.......................24       Tenant Delay...........................7
Date of Condemnation...........31       Tenant Improvements...................21
East Office Building............6       Tenant's Operating Costs Share........14
Encumbrance....................41       Tenant's Tax Share....................14
Environmental Losses...........20       Tenant's Taxes........................24
Environmental Requirements.....19       Tenant's Temporary Extension Notice...40
Event of Default...............36       Term...................................7
Expiration Date.................7       Trade Fixtures........................22
Fees...........................43       Transfer..............................33
Final Rent Commencement Date....7       Transferee............................33
First Level Office Space........6       Uninsured Casualty Costs..............11
Handled by Tenant..............19       Visitors..............................20
Handling by Tenant.............19       West Office Building...................6
Hazardous Materials............19
HVAC...........................19
Interest Rate..................38
Landlord........................6
Laws............................9
Lease...........................6
Mortgagee......................42
Multi-Tenant Provisions.........8
Newly Enacted Laws..............9
Operating Costs.................9
Parking Facility................6
Partial Rent Commencement Date..7
Permitted Hazardous Materials..20

                                        BASIC LEASE INFORMATION

LEASE DATE:                             For identification purposes only, the date of this Lease is March 10, 2000

LANDLORD:                               PARKSIDE TOWERS CO-TENANCY, a tenancy in common between:
                                        Gateway Phoenix Associates, L.P., a California limited partnership, and
                                        5990 Sepulveda Associates, L. P., a California limited partnership

TENANT:                                 INKTOMI CORPORATION, a Delaware corporation

PROJECT:                                A project called Parkside Towers, consisting of two mid-rise office buildings (levels 4 through 8), first floor office space, a three level parking garage and surface parking, a landscaped park, and other common areas on the Land (as hereinafter defined) located at the intersection of East Hillsdale Boulevard and Shell Boulevard in
                                        Foster City, California

PROJECT ADDRESS:                        1001 East Hillsdale Boulevard, Foster City, California 94404

THE PREMISES:                           The Premises consists of the East Office Building, the West Office Building and
                                        the First Level Office Space (all as hereinafter defined)

RENTABLE AREA OF
OFFICE SPACE IN
THE WEST OFFICE BUILDING:               Approximately 164,876 rentable square feet of office space

RENTABLE AREA OF
OFFICE SPACE IN
THE EAST OFFICE BUILDING:               Approximately 216,174 rentable square feet of office space

RENTABLE AREA OF FIRST
LEVEL OFFICE SPACE IN
THE PROJECT:                            Approximately 17,410 rentable square feet of office space

TOTAL RENTABLE AREA
IN THE PREMISES:                        Approximately 398,460 rentable square feet of office space in the
                                        East Office Building, the West Office Building and the First Level
                                        Office Space; provided, however, the rentable square feet in the
                                        Premises is subject to reduction (i) for a management office to manage the Project, as provided in Section 44 of this Lease, and
                                        (ii) due to Landlord not changing the use of the First Level Space,

                                        as provided in Section 43 of this Lease.



WEST OFFICE BUILDING:                                              APPROXIMATE RENTABLE
                                                                   --------------------
                                                 FLOOR:            SQUARE FEET:
                                                 -----             -----------

                                                 4th                 39,463 sf
                                                 5th                 33,943 sf
                                                 6th                 33,854 sf
                                                 7th                 29,537 sf
                                                 8th                 28,079 sf
                                                                     -------
                                        Total Square Feet:         164,876 sf

EAST OFFICE BUILDING:                                              APPROXIMATE RENTABLE
                                                                   --------------------
                                                 FLOOR:            SQUARE FEET:
                                                 -----             -----------

                                                 4th                 60,515 sf
                                                 5th                 41,708 sf
                                                 6th                 41,631 sf
                                                 7th                 36,885 sf
                                                 8th                 35,435 sf
                                                                     -------
                                        Total Square Feet:         216,174 sf

TERM FOR WEST OFFICE
BUILDING:                               156 full calendar months following the Lease Rent
                                        Commencement Date (plus any first partial month following the
                                        Final Rent Commencement Date)

TERM FOR EAST OFFICE
BUILDING AND FIRST
LEVEL OFFICE SPACE:                     180 full calendar months following the Final Rent Commencement
                                        Date (plus any first partial month following the Final Rent
                                        Commencement Date)

COMMENCEMENT DATE:                      The date Landlord delivers to Tenant a fully executed copy of this Lease

SCHEDULED FINAL RENT COMMENCEMENT
DATE:                                   November 1, 2001

EXPIRATION DATE FOR WEST OFFICE         The last day of the 156th full calendar month following the Final Rent
BUILDING:                               Commencement Date

EXPIRATION DATE FOR EAST OFFICE
BUILDING AND FIRST LEVEL OFFICE

SPACE:                                  The last day of the 180th full calendar month following the Final Rent
                                        Commencement Date

BASE RENT FOR WEST

OFFICE BUILDING:                        Months 01 - 12:   $3.35 per rentable square foot per month
                                        Months 13 - 24:   $3.45 per rentable square foot per month
                                        Months 25 - 36:   $3.55 per rentable square foot per month
                                        Months 37 - 48:   $3.66 per rentable square foot per month
                                        Months 49 - 60:   $3.77 per rentable square foot per month
                                        Months 61 - 72:   $3.88 per rentable square foot per month
                                        Months 73 - 84:   $4.00 per rentable square foot per month
                                        Months 85 - 96:   $4.12 per rentable square foot per month
                                        Months 97 - 108:  $4.24 per rentable square foot per month
                                        Months 109 - 120: $4.37 per rentable square foot per month
                                        Months 121 - 132: $4.50 per rentable square foot per month
                                        Months 133 - 144: $4.64 per rentable square foot per month
                                        Months 145 - 156: $4.78 per rentable square foot per month

BASE RENT FOR EAST OFFICE BUILDING      Months 01 - 12:   $4.15 per rentable square foot per month
AND FIRST LEVEL OFFICE SPACE:           Months 13 - 24:   $4.40 per rentable square foot per month
                                        Months 25 - 36:   $4.66 per rentable square foot per month
                                        Months 37 - 48:   $4.90 per rentable square foot per month
                                        Months 49 - 60:   $5.14 per rentable square foot per month
                                        Months 61 - 72:   $5.40 per rentable square foot per month
                                        Months 73 - 84:   $5.56 per rentable square foot per month
                                        Months 85 - 96:   $5.73 per rentable square foot per month
                                        Months 97 - 108:  $5.90 per rentable square foot per month
                                        Months 109 - 120: $6.08 per rentable square foot per month
                                        Months 121 - 132: $6.26 per rentable square foot per month
                                        Months 133 - 144: $6.45 per rentable square foot per month
                                        Months 145 - 156: $6.64 per rentable square foot per month
                                        Months 157 - 168: $6.84 per rentable square foot per month
                                        Months 169 - 180: $7.04 per rentable square foot per month

MAINTENANCE, OPERATING COSTS AND
TAXES:                                  This is a "triple net lease" where Tenant is responsible for
                                        "Tenant's Operating Costs Share" of maintenance, repairs, and operating costs of the Project, and "Tenant's Tax Share" of the costs and taxes of the Project, all as more specifically set forth in the applicable provisions of the Lease.

TENANT'S OPERATING COSTS SHARE:         100%


TENANT'S TAX SHARE:                     100%

SECURITY DEPOSIT:                       A total of $18,000,000.00. The total Security
                                        Deposit of $18,000,000.00 may be, at Tenant's option, wholly or partly in cash and wholly or partly in the form of a Letter of Credit, provided that Tenant shall deposit with Landlord a cash Security
                                        Deposit of $1,521,709.00 concurrent with Tenant's delivery to

                                        Landlord of copies of this Lease signed by Tenant.

                                        The Security Deposit shall be held by Landlord subject to, and in accordance with, the provisions of Sections 4 and 36 of this Lease.

LANDLORD'S ADDRESS FOR PAYMENT OF       Parkside Towers Co-Tenancy
RENT:                                   2929 Campus Drive, Suite 145
                                        San Mateo, CA 94403-2590

BUSINESS HOURS:                         8:00 am to 6:00 pm Monday through Friday (except Holidays)

LANDLORD'S ADDRESS
FOR NOTICES:                            Parkside Towers Co-Tenancy
                                        2929 Campus Drive, Suite 145
                                        San Mateo, CA 94403
                                        Attention:  Property Management

                                        with a copy to:

                                        Parkside Towers Co-Tenancy
                                        2929 Campus Drive, Suite 450
                                        San Mateo, CA 94403
                                        Attention:  General Counsel
TENANT'S ADDRESS
FOR NOTICES:                            Inktomi Corporation
                                        4100 East Third Avenue
                                        Foster City, CA 94404
                                        Attn:  Director of Operations

                                        with a copy to:

                                        Inktomi Corporation
                                        4100 East Third Avenue
                                        Foster City, CA 94404
                                        Attn: General Counsel

ACCESS CARD FEE:                        $20.00 per card in excess of 1,332 access cards
                                        (the first 1,332 access cards being provided at no cost to Tenant)

BROKER(S):                              BT Commercial Real Estate Services

GUARANTOR(S):                           (none)

PROPERTY MANAGER:                       Cornerstone Properties Limited Partnership
                                        dba Wilson Cornerstone Properties Limited Partnership


ADDITIONAL PROVISIONS:                  36.      Cash and/or Letter of Credit
                                        37.      Parking
                                        38.      Extension Option
                                        39.      Right of Offer to Purchase Project
                                        40.      Possible Exterior Building Signs
                                        41.      Tenant's Generator(s)
                                        42.      Antenna License
                                        43.      Possible Reduction of Area in First Level Office Space
                                        44.      Reduction in Rentable Area for a Management Office



EXHIBITS:
--------
Exhibit A:         The Premises
Exhibit B:         Construction Rider
Exhibit C:         Building Rules
Exhibit D:         Additional Provisions
Exhibit E:         Form of Letter of Credit
Exhibit F:         Janitorial Specifications
Exhibit G:         Antenna License
Exhibit H:         Index of Base Building Plans
Exhibit I:         Broker's Commission


     The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

     THIS FIRST AMENDED AND RESTATED LEASE AGREEMENT (the "LEASE") is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information ("LANDLORD"), and the Tenant identified in the Basic Lease Information ("TENANT"). This Lease amends and restates that certain Lease Agreement dated February 22, 2000 (the "PRIOR LEASE"). Upon complete execution of this Lease by Landlord and Tenant, the Prior Lease shall be merged into this Lease, and the terms of the Prior Lease shall be of no further force and effect. Landlord and Tenant hereby agree as follows:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, and subject to the covenants, conditions and restrictions recorded in the real estate records in the county in which the Project is located (including an easement to be recorded granting the public access to the landscaped park during certain hours), the office space identified in the Basic Lease Information as the Premises (the "PREMISES"), in the office buildings located at the address specified in the Basic Lease Information, which office buildings consist of the West Office Building (the "WEST OFFICE BUILDING"), the East Office Building (the "EAST OFFICE BUILDING"), and the First Level Office Space (the "FIRST LEVEL OFFICE SPACE"), and which three (3) buildings are individually called the Building (the "BUILDING") and are collectively called the Buildings (the "BUILDINGS"). The approximate configuration and location of the Premises is shown on EXHIBIT A. Landlord and Tenant agree that the rentable area of the Premises, the West Office Building, the East Office Building, the First Level Office Space, and the Project for all purposes under this Lease shall be based on measurement by the architect selected by Landlord to design the Building (the "BUILDING ARCHITECT") based on the final construction drawings for the Building and a BOMA Standard ANSI/BOMA Z65.1-1996. The Buildings, together with the parking facilities serving the Buildings (the "PARKING FACILITY"), and the parcel(s) of land on which the Buildings and the Parking Facility are situated are collectively herein called the "PROJECT". Therefore, the Project consists of
(a) the Buildings, (b) the Parking Facility serving the Buildings, (c) the Land, and (d) the common facilities on the Land.

     The First Level Office Space has been designed as retail space (and to the extent not reclassified to use as office space pursuant to the provisions of
Section 43 of this Lease such retail space is herein called the "RETAIL SPACE"), and contains no "load" to go from usable area to rentable area. In addition, the Base Building Work (as defined in the Construction Rider attached hereto as Exhibit B) for the First Level Office Space (i) is not connected to the Building's rooftop HVAC equipment, but is designed to be serviced by separate package air-conditioning systems installed as part of Tenant Improvements, (ii) does not include any restroom facilities, but includes underground water supply and sanitary sewer lines for connection under Tenant Improvement work.

2.   TERM; POSSESSION.

     2.1 TERM. The term of this Lease (the "TERM") shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the "EXPIRATION DATE") The "COMMENCEMENT DATE" shall be the date Landlord delivers to Tenant a fully executed copy of this Lease.

     2.2 RENT COMMENCEMENT DATE. The "PARTIAL RENT COMMENCEMENT DATE" shall be, with respect to any floor in the Premises, the earlier of (a), the date on which Landlord tenders possession of such floor of the Premises to Tenant, with all of Landlord's construction obligations, if any, "SUBSTANTIALLY COMPLETED" for such floor, as provided in the Construction Rider attached as EXHIBIT B (the "CONSTRUCTION RIDER") or, in the event of any "TENANT DELAY," as defined in the Construction Rider, the date on which Landlord could have done so had there been no such Tenant Delay; or (b) the date upon which Tenant, with Landlord's written permission, actually occupies and conducts business in any portion of such floor in the Premises (it being intended that the parties contemplate there will be a different Partial Rent Commencement Date for each floor in the Premises). The last Partial Rent Commencement Date shall be used as the Final Rent Commencement Date ("FINAL RENT COMMENCEMENT DATE") of this Lease for the purposes of determining (x) the dates when Base Rent increases, and (y) the Expiration Date. The parties anticipate that the Final Rent Commencement Date will occur on or about the Scheduled Final Rent Commencement Date set forth in the Basic Lease Information (the "SCHEDULED FINAL RENT COMMENCEMENT DATE"); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Premises are not ready for occupancy by the Scheduled Final Rent Commencement Date. When each Partial Rent Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm such Partial Rent Commencement Date in writing. When the Final Rent Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Final Rent Commencement Date and Expiration Date in writing.

     After the Partial Rent Commencement Date for each floor in the Premises, Tenant (and such employees of Tenant who maintain offices primarily in the Premises, and to whom Landlord has given access keys or cards pursuant to the provisions of this Lease) shall have access 24 hours per day, 365 days per year to such floor of the Premises for which the Partial Rent Commencement Date has occurred, subject to (a) security controls, such as having keys and access cards to the Building and the Premises, (b) limitations and denial of access due to emergencies and Landlord's scheduled maintenance of Building Systems, and (c) limitations and denial of access due to reasons beyond the control of Landlord, such as actions by governmental authorities.

     2.3 SINGLE TENANT/MULTI-TENANT OCCUPANCY OF PROJECT. The Prior Lease demised to Tenant only that portion of the Premises located in the West Tower Building. The Prior Lease contemplated that the remainder of the Project would be leased to tenants other than Tenant. Therefore, the Prior Lease included various provisions which, whether expressly or by necessary inference, referred to occupancy of the Project by Tenant and tenants other than Tenant (which provisions are collectively herein called the "MULTI-TENANT PROVISIONS"). Although this Lease now demises to Tenant the entire rentable area of the Project, Landlord and Tenant have retained the Multi-Tenant Provisions in this Lease in contemplation of the possibility that during the Term, Tenant may not always be the only tenant of the Project for one or more of the following reasons: (a) if Landlord is unable to secure the necessary government consents and approval of use of the First Level Space for general office use as contemplated under this Lease, then in accordance with the provisions of Section 43 of this Lease, the First Level Space may be deleted, in whole or in part, from the Premises; (b) under the Basic Lease Information and Section 2.1 of this Lease, the Term as to the West Office Building is scheduled to expire before the Term as to the East Office Building; and (c) under Section 14.7 of this Lease Landlord reserves the right to terminate this Lease as to a portion of the Premises. There may be situations other than those which are described above under which Tenant will not be leasing the entire rentable area in the Project. During such period or periods during the Term as Tenant is the only tenant in the Project, (i) the Multi-Tenant Provisions shall be disregarded or interpreted in such fashion as to recognize Tenant's right to exclusive occupancy of the Project; (ii) Tenant shall have exclusive use of those common areas of the Project which would otherwise be available for common use by tenants in a multi-tenant project (such as lobby areas of a building), subject to public access to thee landscaped park during certain hours; (iii) Tenant may establish and change the Business Hours for the Project; (iv) Tenant may restrict access to the Project (other than access by (x-a) Landlord as contemplated by this Lease, (x-b) the City in connection with the City's antenna or antennae, (x-c) the Parking Facility, as required by the City, during certain public events), and (x-d) access by the public to the landscaped park during certain hours; (v) Tenant shall have the exclusive right to all interior and exterior tenant identification signs in the Project (subject to (y-a) any requirements by the City for approval of any such signs, (y-b) Landlord's right to design and construct any monument sign, (y-c) Landlord's design and construction of core and shell room identification signs, and (y-d) the provisions of Section 40 of this Lease concerning approval by Landlord of Tenant's exterior signs and Tenant's payment of rent for exterior signs); and (vi) Tenant shall have the exclusive right to use the rooftop of the Building and the Communications Spaces for communications purposes, subject only to (z-a) the rights of the City to install one or more antennae in accordance with the City's condition for approval of the Project, (z-b) Tenant's payment of the License Fee(s) as contemplated in Exhibit G, (z-c) Landlord's rights to use the rooftop of the Building and the Communications Spaces pursuant to the provisions of Exhibit G.

3.   RENT.

     3.1 BASE RENT. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term commencing on the respective Partial Rent Commencement Dates for each floor in the Premises, except that Base Rent for any first partial month with respect to each floor in the Premises shall be paid on the Partial Rent Commencement Date applicable to such floor. Base Rent for any partial month following each Partial Rent Commencement Date or at the end of the Term shall be prorated based on the actual number of days in the month.

     If the Basic Lease Information provides for any change in Base Rent by reference to years or months (without specifying particular dates), the change will take effect on the applicable annual or monthly anniversary of the Final Rent Commencement Date (which won't necessarily be the first day of a calendar month).

     Promptly after the Final Rent Commencement Date, Landlord shall give Tenant a written schedule of the Base Rent payable by Tenant during the initial Term, with dates of each increase in Base Rent, for approval by Tenant, which approval shall not be unreasonably withheld.

      3.2   ADDITIONAL RENT: OPERATING COSTS AND TAXES.

            (a)   DEFINITIONS.

                  (1) "OPERATING COSTS" means all costs of managing, operating, maintaining and repairing the applicable Building, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of such Building (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons (at or below the level equivalent to senior property manager or senior engineering manager) who perform duties in connection with the operation, management, maintenance and repair of such Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to such Building; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Building, and expenditures for deductible amounts paid under such insurance; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively "LAWS") either
(i) not in effect as of the Final Rent Commencement Date or (ii) as any Laws in effect as of the Final Rent Commencement Date may be amended, changed, added to, interpreted or re-interpreted by applicable governmental authority or court decision, or administrative ruling subsequent to the Final Rent Commencement Date (such [i] and [ii] being herein called "NEWLY ENACTED Laws"; (G) amortization of (i) capital improvements (a) required to comply with Newly Enacted Laws, or (b) which are intended to reduce Operating Costs to the extent such capital improvements reduce Operating Costs, or (c) which improve the utility, efficiency or capacity of any Building System, or (d) which improve the general health or safety of tenants' employees in the Building, and (ii) capital replacements or repairs (excluding in all instances the initial construction of the Building), with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements, repairs or replacements (or, if Landlord finances such improvements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine; (H) an office for the management of the Project, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees; (J) accounting, legal and other professional services incurred in connection with the operation of such Building and the calculation of Operating Costs and Taxes; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain such Building and on other personal property owned by Landlord in such Building (including window coverings and carpeting in common areas); (L) contesting the validity or applicability of any Laws that may affect the Project; (M) the Building's share of any Project Costs (as hereinafter defined), including shared or common area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Parking Facility, and the common areas of the Project and any fitness center or conference center in the Project, and the off-site costs and expenses for any transportation for employees in the Project or for traffic control for the use of the Project); and (N) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Building. The variable components of Operating Costs for any calendar year during which average occupancy of a Building is less than one hundred percent (100%) shall be adjusted to establish the amount of Operating Costs that would have been incurred if such Building had an average occupancy of one hundred percent (100%) during the entire calendar year. For the purpose of this paragraph, "variable components" shall include only those component costs and expenses that are affected by variations in occupancy levels.

      Operating Costs shall not include:

     1) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made;

     2) interest and principal payments, bad debt expenses, late fees, prepayment fees or other charges on loans or indebtedness secured by a Building, or rental payments under any ground or underlying lease or leases, or any costs associated with any sale, financing or refinancing of the Project;

     3)   costs of improvements for Tenant or other tenants of a Building;

     4) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of such Building other than through payment of tenants' shares of Operating Costs and Taxes;

     5) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above;

     6) costs, fines or penalties incurred due to Landlord's violation of any Law;

     7) repairs or other work occasioned by fire, windstorm, earthquake, or other casualty or hazard to the extent Landlord receives insurance proceeds, subject to the following limitations: (x) in the year in which Landlord pays the costs of any uninsured portion of the costs of repairs or other work occasioned by fire, windstorm, earthquake or other casualty (the "UNINSURED CASUALTY COSTS"), Tenant's Operating Costs Share (as hereinafter defined) of such Uninsured Casualty Costs shall be limited to One Dollar ($1.00) per rentable square foot in the Premises, and (y) in subsequent calendar years, Tenant's Operating Costs Share of the Uninsured Casualty Costs in excess of One Dollar ($1.00) per rentable square foot in the Premises under (x) shall be amortized straight-line, with interest at ten percent (10%) per annum, over a period of ten (10) years commencing in the calendar year following the year in which Landlord pays the Uninsured Casualty Costs, provided that Tenant's Operating Costs Share of the Uninsured Casualty Costs shall not exceed One Dollar ($1.00) per rentable square foot in the Premises in any calendar year; provided further, if Landlord pays the Uninsured Casualty Costs in one calendar year and receives insurance proceeds for such fire, windstorm, earthquake or other casualty or hazard in a subsequent calendar year, Tenant shall receive a credit against any Uninsured Casualty Costs to the extent Landlord receives insurance proceeds related to such specific Uninsured Casualty Costs;

     8) repairs or rebuilding necessitated by condemnation to the extent Landlord receives proceeds from the applicable condemning authority, subject to the following limitations: (x) in the year in which Landlord pays the costs of any portion of the costs of repairs or other work resulting from condemnation for which Landlord does not receive proceeds from the condemning authority (the "CONDEMNATION PROCEEDS DEFICIT"), Tenant's Operating Costs Share (as hereinafter defined) of such Condemnation Proceeds Deficit shall be limited to One Dollar ($1.00) per rentable square foot in the Premises, and (y) in subsequent calendar years, Tenant's Operating Costs Share of the Condemnation Proceeds Deficit in excess of One Dollar ($1.00) per rentable square foot in the Premises under (x) shall be amortized over a period of ten (10) years commencing in the calendar year following the year in which Landlord pays the Condemnation Proceeds Deficit, provided that Tenant's Operating Costs Share of the Condemnation Proceeds Deficit shall not exceed One Dollar ($1.00) per rentable square foot in the Premises in any calendar year, provided further, if Landlord pays the Condemnation Proceeds Deficit in one calendar year and receives condemnation proceeds for such condemnation in a subsequent calendar year, Tenant shall receive a credit against any Condemnation Proceeds Deficit to the extent Landlord receives condemnation proceeds related to such specific Condemnation Proceeds Deficit;

     9) marketing costs, leasing commissions, finders' fees, attorney's fees, costs, and disbursements and other expenses incurred in connection with leasing space in the Project or disputes with tenants, other occupants, or prospective tenants, or in enforcing leases, or legal fees incurred in connection with negotiating this Lease or any other lease;

     10) expenses incurred in tenant buildout or renovations or otherwise improving or decorating, painting or redecorating space for tenants or other occupants of space, including permits, license, design, space planning, and inspection costs associated therewith;

     11) Landlord's costs of electricity and other services sold or provided to tenants in the applicable Building and for which Landlord is entitled to be reimbursed, whether or not collected, by such tenants as a separate additional charge or rental over and above the basic rent or escalation payment payable under the Lease with such tenant;

     12) expenses in connection with non-Building standard services or benefits of a type which are not provided to Tenant but which are provided to other tenants or occupants of such Building, or for which Tenant is charged directly but which are provided to another tenant or occupant of the applicable Building without direct charge;

     13) costs incurred due to violation by Landlord or any tenant or other occupant of the terms and conditions of any lease or other rental arrangement covering space in the Project;

     14) costs directly resulting from the negligence or willful misconduct of Landlord, its agents or employees;

     15)  costs to correct defects in original construction;

     16) costs of operating commercial concessions or facilities (such as health club or similar activities) to the extent reimbursed by users;

     17) amounts paid to subsidiaries or other affiliates of Landlord (i.e., persons or companies controlled by, under common control with, or which control, Landlord, directly or indirectly) for services on or to the Project (or any portion thereof), to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or other affiliate of Landlord;

     18)  all items and services for which Tenant pays third parties directly;

     19)  charitable or political contributions;

     20) costs associated with the operation of the business of the partnership or entity which constitutes Landlord, or the operation of any parent, subsidiary or affiliate of Landlord, as the same are distinguished from the costs of operation of the Buildings or the Project, including without limitation partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, and costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project;

     21) costs of signs in or on the Project (other than the Building directory in the lobby of a Building) identifying other tenants of such Building or their employees, divisions, subsidiaries, subtenants or assignees;

     22)  any costs for which Landlord has been reimbursed or receives a refund;

     23) any costs for which Landlord has received a credit or discount, but only to the extent of such credit or refund; and,

     24) any costs of cleanup, removal and/or remediation of any Hazardous Materials (as such term is defined in Section 5.2 of this Lease) in, on or under the Project required to comply with applicable Environmental Laws and which are the result of (A) the introduction by Landlord or any tenant (other than Tenant, whose responsibility for costs shall be established with the provisions of Section 5.2 of this Lease) in effect at the time of such introduction, or (B) as a result of the presence of Hazardous Materials in, on or under the Project as of the Commencement Date, but only to the extent such Hazardous Materials are in violation of Environmental Laws in effect, and interpreted, as of the Commencement Date.

     Operating Costs shall be computed in accordance with the following general principles:

     (i) Landlord agrees that Landlord will not collect or be entitled to collect Operating Costs from all tenants in the Project in an amount which exceeds one hundred percent (100%) of the Operating Costs (including the management fee contained above, and any interest, whether actual or imputed, as provided above in this Section 3.2) actually incurred or paid by Landlord in the operation of the Project, and

     (ii) Landlord shall make no profit from the collection of Operating Costs (other than the management fee) from tenants in the Project.

     The parties acknowledge that each Building is part of the multi-building Project, consisting of the East Office Building, the West Office Building, the First Level Office Space and the Parking Facility. If at any time Tenant does not lease the entire rentable area in the Project, then the costs and expenses (the "PROJECT COSTS") incurred in connection with the Project (such as, for example, costs and expenses attributable to the Parking Facility, the Land, the common grounds and any park, as distinguished from the costs and expenses which are attributable solely to a Building) shall be allocated by Landlord on an equitable basis between the East Office Building, the West Office Building and the First Level Office Space. Project Costs shall not include those costs and expenses which are attributable solely to the West Office Building, the East Office Building and the First Level Office Space. Accordingly, Project Costs shall be calculated in accordance with this Subsection 3.2 (a) (i), and shall be allocated by Landlord on an equitable basis between the East Office Building, the West Office Building and the First Level Office Space.

     The Operating Costs payable by Tenant shall include (x) all Operating Costs which are attributable solely to all Buildings included in the Premises (such as, for example, maintenance and repair, utilities, and janitorial for each such Building) and (y) that portion of the Project Costs allocated to each such Building as provided above. If Tenant is not leasing a Building, the Operating Costs payable by Tenant shall not include (x) those Operating Costs which are attributable solely to such Building (such as, for example, maintenance and repair, utilities, and janitorial for the Building which Tenant is not leasing) and (y) that portion of the Project Costs allocated to the Building which Tenant is not leasing, as provided above.

                  (2) "TAXES" means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Project; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Project; personal property taxes assessed on the personal property of Landlord used in the operation of the Project; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Project or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. Notwithstanding the foregoing, Taxes shall not include any exaction which is a part of the entitlements. To the extent payable by Tenant or other tenants as "Tenant's Taxes" (as defined in Section 8 - TENANT'S TAXES), "Tenant's Taxes" shall be excluded from Taxes.

                  (3) "TENANT'S OPERATING COSTS SHARE" means the Rentable Area of the Premises divided by the total Rentable Area of the Buildings which are included in the Premises, as set forth in the Basic Lease Information; provided however, in calculating Tenant's Operating Costs Share, the total Rentable Area of any Retail Space in the Project shall not be included in the Rentable Area of the Buildings. If the Rentable Area of the Buildings (exclusive of the Rentable Area of any Retail Space in the Project) is changed or the Rentable Area of the Premises is changed by Tenant's leasing of more or less space hereunder or for any other reason, Tenant's Operating Costs Share shall be adjusted accordingly.

     "TENANT'S TAX SHARE" means the Rentable Area of the Premises divided by the total Rentable Area of the Project, as set forth in the Basic Lease Information. If the Rentable Area of the Project is changed or the Rentable Area of the Premises is changed by Tenant's leasing of additional space hereunder or for any other reason, Tenant's Tax Share shall be adjusted accordingly.

            (b)   ADDITIONAL RENT.

                  (1) Tenant shall pay Landlord as "ADDITIONAL RENT" for each calendar year or portion thereof during the Term, the sum of (x) Tenant's Operating Costs Share of the amount of Operating Costs, and (y) the Tenant's Tax Share of the amount of Taxes for such period.

                  (2) Prior to the Scheduled Final Rent Commencement Date Landlord shall notify Tenant of Landlord's estimate of Operating Costs, Taxes and Tenant's Additional Rent for the first calendar year in which the Scheduled Final Rent Commencement Date; and prior to each calendar year thereafter, Landlord shall notify Tenant of Landlord's estimate of Operating Costs, Taxes and Tenant's Additional Rent for such following calendar year. Commencing on each Partial Rent Commencement Date, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated annual Additional Rent with respect to each such floor of the Premises (it being agreed that Additional Rent payable by Tenant shall commence independently following each Partial Rent Commencement Date), and continuing through the end of the first partial calendar year. For calendar years following the first partial year, commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated annual Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord's prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

                  (3) As soon as reasonably practicable after the end of each calendar year, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs,

Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord's statement within one hundred eighty (180) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of Tenant's obligation to pay any amounts due Landlord based on Landlord's statement.

                  (4) If Tenant's Additional Rent as finally established for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant on account thereof exceed Tenant's Additional Rent as finally established for such year, Tenant's excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant's Operating Costs Share of the Operating Costs and Tenant's Tax Share of the Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within thirty (30) days after Tenant's receipt of Landlord's final statement for the calendar year in which this Lease terminates, the difference between Tenant's Additional Rent for that year, as finally established by Landlord, and the total amount previously paid by Tenant on account thereof.

If for any reason Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant's Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Project being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of calculating Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term.

            (c)   TENANT'S AUDIT RIGHTS.

                  Tenant, at its expense, shall have the right upon fifteen (15) days prior written notice to Landlord ( "Tenant's Audit Notice") to be given only within one hundred eighty (180) days after Tenant receives the annual statement of Additional Rent to audit Landlord's books and records relating to such statement for such immediately preceding calendar year, subject to the following terms and conditions: (a) No audit shall be conducted at any time that Tenant is in monetary or material non-monetary default under this Lease (after expiration of any applicable notice and cure period); (b) any audit shall be conducted only by independent certified public accountants practicing for an accounting firm of national prominence, employed by Tenant on an hourly or fixed fee basis, and not on a contingency fee basis; and (c) Tenant shall not audit Landlord's books and records more than one (1) time for any calendar year. Tenant acknowledges that Tenant's right to inspect Landlord's books and records with respect to Additional Rent for the preceding calendar year is for the exclusive purpose of determining whether Landlord has complied with the terms of the Lease with respect to Additional Rent. Tenant shall have ninety (90) days after Tenant's Audit Notice to complete Tenant's inspection of Landlord's books and records concerning Additional Rent at Landlord's accounting office. During its inspection Tenant agrees to request, in writing, all pertinent documents relating to the inspection. If in Landlord's possession or control, Landlord will provide such documents to Tenant within ten
(10) days from Landlord's receipt of the request and Tenant shall not remove such records from Landlord's accounting office, but Tenant shall have the right to make copies of the relevant documents at Tenant's expense. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant. The nature and content of any audit are strictly confidential. Tenant, on behalf of its accountant, employees and agents shall not disclose the information obtained from the audit to any other person or entity, including, without limitation, any other tenant in the Building, or any agent, employee, officer, shareholder, partner, accountant or attorney of such tenant in the Building; provided, however, Tenant shall have the right to disclose the results of any such audit in actions to enforce the provisions of this Lease. A breach of this confidentiality agreement shall constitute an Event of Default under this Lease. Any such Event of Default for breach of this confidentiality agreement shall not give rise to a right of termination of the Lease, but Tenant agrees to pay to Landlord on demand, as liquidated damages therefor and not as a penalty, for each such Event of Default arising from the breach of this confidentiality agreement the sum of Two Hundred Fifty Thousand Dollars ($250,000.00). Landlord and Tenant agree that any breach of this confidentiality agreement will cause great harm to Landlord, that it is difficult to specify exactly the amount of damages resulting therefrom and that the liquidated damages provided for above is a reasonable amount. No assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. If Tenant's audit shows that Operating Costs are overstated by more than five percent (5%), then Landlord agrees to pay the reasonable costs of such audit, not to exceed Five Thousand and 00/100 Dollars ($5,000.00) per audit. Tenant shall not be entitled under this provision to reimbursement from Landlord for audit expenses in excess of $5,000 without giving Landlord prior notice that the expenses are expected to exceed $5,000.

     3.3 PAYMENT OF RENT. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, "RENT"), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord's Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4. SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the cash portion of the Security Deposit and Tenant shall deposit the letter of credit identified in Section 36 below, at the time specified in Section 36 below, which cash and letter of credit is deposited as the Security Deposit (collectively, the "SECURITY DEPOSIT", which term shall include amounts drawn on the letter of credit), as security for the performance of Tenant's obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under this Lease, to fulfill any of Tenant's obligations under the Lease, or to compensate Landlord for any damage it incurs as a result of Tenant's failure to perform any of Tenant's obligations hereunder. In such event, Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit to the full amount of the cash specified in the Basic Lease Information and the applicable Face Amount (defined in Section 36 below) of the letter of credit. If at the expiration or termination of this Lease, Tenant is not in default, has otherwise fully performed all of Tenant's obligations under this Lease, and there are no outstanding Claims (defined in Section 10.1 below, and including all existing and potential Claims) for which Tenant is responsible, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Tenant acknowledges that Landlord has agreed to accept a letter of credit in lieu of an additional cash deposit as an accommodation to Tenant and Tenant agrees that the letter of credit and all amounts drawn thereunder shall be treated for all purposes under this Lease as if a cash deposit had been tendered to Landlord upon the execution of this Lease.

Landlord shall deposit the cash portion of the Security Deposit in a separate, interest bearing account (the "Account") in Landlord's own name at Bank of America, or such other national bank as Landlord reasonably selects (the "Bank"). The type of Account may be selected by Tenant, including a money market account or a time account (including one or more certificates of deposit); provided, however, Landlord shall not be liable for any penalty or fee for early withdrawal from the Account due to Landlord withdrawing funds from any time account or certificate of deposit to be used or applied by Landlord pursuant to the provisions of this Section 4. Tenant shall not pledge, hypothecate or place any lien of any form on the Security Deposit, or use the Security Deposit as collateral or security for any purpose other than as security for the performance of Tenant's obligations under this Lease in accordance with the provisions of this Section 4; and Tenant shall have no rights to the money in the Account, except for (i) the return rights specified herein and (ii) the right to receive interest on the Account, as specified herein. Landlord agrees to place on the signature card for the Account the following language: "[name of Landlord] is holding the funds in the Account in accordance with a lease dated [date of Lease] between [name of Landlord] and Inktomi Corporation. The rights of [name of Landlord] and Inktomi Corporation are subject to the terms of such lease." Within ten (10) Business Days after Landlord signs the signature card (or any replacement signature card) on the Account Landlord agrees to provide Tenant a copy of the signature card for the Account. Landlord agrees to request the Bank to pay interest on such Account directly to Tenant on a quarterly basis, and to report to the appropriate taxing authorities that such interest has been paid to Tenant; provided, however, if despite Landlord's request, the Bank cannot or will not pay the interest directly to Tenant, then (x) the Bank shall pay interest on the Account directly to Landlord, in which case, within ten (10) Business Days after Landlord receives any such payment of interest, Landlord shall pay to Tenant the interest Landlord receives from the Bank on the Account, and (y) Landlord shall have the right to report to the appropriate state and federal taxing authorities that such income is the income of Tenant. Tenant represents to Landlord that Tenant's Federal Taxpayer Identification Number is 943238130.

5.   USE AND COMPLIANCE WITH LAWS.

     5.1 USE. The Premises shall be used and occupied for general business office purposes and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant's use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the "Building Rules" (as defined in Section 27
- RULES AND REGULATIONS) except that repairs or alterations required to comply with Laws either (x) caused by Tenant's particular use or activities or by any Alterations made by Tenant (or which Landlord makes on behalf of Tenant because of such particular use, activity or Alteration), shall be made by Landlord at Tenant's cost and expense, to be paid by Tenant to Landlord upon demand following completion of any such repairs or alterations, or (y) generally applicable to the condition of the Premises for use as office space, and not required or caused by Tenant's particular use or activities or by any Alterations made by Tenant (or which Landlord makes on behalf of Tenant because of such particular use, activity or Alteration), shall be made by Landlord (and the cost thereof shall be included in or excluded from Operating Costs as provided in Section 3.2(a)(3) above). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Project or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Project. Without limiting the foregoing, the Premises shall not be used for educational activities (except for education of Tenant's employees and occasional training, seminars and similar events for Tenant's customers, subject to the provisions of this Lease, including, without limitation, Sections 9.2 and
37), practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office, studios for radio, television or other media, travel agency or reservation center operations or uses. Tenant shall not, without the prior consent of Landlord, (i) bring into the Project or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or any Building or any of the heating, ventilating and air-conditioning ("HVAC"), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building and the Project ("BUILDING SYSTEMS"), or jeopardize the structural integrity of such Building or any part thereof; (ii) connect to the utility systems of such Building any apparatus, machinery or other equipment other than typical office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

     5.2  HAZARDOUS MATERIALS.

            (a)   DEFINITIONS.

                  (1) "HAZARDOUS MATERIALS" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 ET SEQ., and the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 ET SEQ., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

                  (2) "ENVIRONMENTAL REQUIREMENTS" shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

                  (3) "HANDLED BY TENANT" and "HANDLING BY TENANT" shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, "REPRESENTATIVES") or its guests, customers, invitees, or authorized visitors (collectively, "VISITORS"), at or about the Premises in connection with or involving Hazardous Materials.

                  (4) "ENVIRONMENTAL LOSSES" shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Project.

            (b) TENANT'S COVENANTS. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Project without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies ("PERMITTED HAZARDOUS MATERIALS"), may be used and stored at the Premises without Landlord's prior written consent, provided that Tenant's activities at or about the Premises and Project and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Project all Hazardous Materials Handled by Tenant at the Premises or the Project. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant's Representatives and Visitors, and all of Tenant's obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

            (c) COMPLIANCE. Tenant shall at Tenant's expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Project, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous

Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Project or Landlord's use, operation, leasing and sale of the Project. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Project. If any lien attaches to the Premises or the Project in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand.

            (d) LANDLORD'S RIGHTS. Upon reasonable oral or written notice to Tenant (and without notice in emergencies) Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant's compliance with the provisions of this Section 5.2, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

            (e) TENANT'S INDEMNIFICATION. Tenant agrees to indemnify, defend, protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Project or Tenant's failure to comply in full with all Environmental Requirements with respect to the Premises.

6.   TENANT IMPROVEMENTS & ALTERATIONS.

     6.1 Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the "TENANT IMPROVEMENTS"), as provided in the Construction Rider. Except for any Tenant Improvements to be constructed by Tenant as provided in the Construction Rider, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring, ("ALTERATIONS"), without Landlord's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding any other provision contained herein, Tenant shall not be required to obtain Landlord's prior consent for minor, non-structural Alterations that (a) do not affect any of the Building Systems, (b) are not visible from the exterior of the Premises, and (c) cost less than Fifty Thousand Dollars ($50,000) per floor with respect to any given floor which Tenant is then leasing in a Building, so long as Tenant gives Landlord notice of the proposed Alterations at least ten (10) days prior to commencing the Alterations and complies with all of the following provisions (except that Tenant shall not be required to obtain Landlord's approval of any plans or specifications therefor). In addition, Tenant shall have the right to add or change carpets and paint in the Premises without Landlord's consent. Any such Alterations shall be completed by Tenant at Tenant's sole cost and expense:
(i) with due diligence, in a good and workmanlike manner, using new materials;
(ii) in compliance with plans and specifications reasonably approved by Landlord; (iii) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant's work); and (v) subject to all conditions which Landlord may in Landlord's discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant's contractors, subcontractors or design professionals); (ii) use contractors or subcontractors designated by Landlord; and (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant's work, such work shall be performed at Tenant's expense by contractors designated by Landlord. Landlord's right to review and approve (or withhold approval of) Tenant's plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Project and Landlord's interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord's consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

     6.2 Before making any Alterations, Tenant shall submit to Landlord for Landlord's reasonable prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor's license. Tenant shall reimburse Landlord upon demand for any expenses reasonably incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the applicable Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

     6.3 Tenant shall keep the Premises and the Project free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Project, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by

Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - INTEREST). Tenant shall give Landlord at least ten (10) days' notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

     6.4 Subject to the provisions of Section 5 - USE AND COMPLIANCE WITH LAWS and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures ("TRADE FIXTURES") in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Applicable Building. Tenant shall promptly repair any damage to the Premises or the Project caused by any installation or removal of such Trade Fixtures.

7.   MAINTENANCE AND REPAIRS.

     7.1 By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition, subject to (a) any latent defects of which Tenant notifies Landlord in writing within one (1) year after the Final Rent Commencement Date, and (b) completion of any "punchlist" items pursuant to the provisions of Exhibit B attached hereto. During the Term, Tenant at Tenant's expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a reasonably good condition, and keep the Premises in a clean, safe and orderly condition.

     7.2 Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of each Building contained in the Premises , the Building Systems, the Parking Facility, the public and common areas of such Building or Buildings, such as elevators, stairs, corridors and restrooms, and the public and common areas of the Project, the costs of which items contained in this Section 7.2 shall be included as a part of Operating Costs, subject to the terms, conditions, exclusions and limitations contained in Section 3.2 of this Lease; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant's use of the Premises or the Project or any act or omission of Tenant or Tenant's Representatives or Visitors, to the extent (if any) not covered by Landlord's property insurance. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord's expense.

     7.3 Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this
Lease:

            (a) To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of a Building or the Project, the fixtures and equipment therein, and the Building Systems (except that Landlord shall not have any right under this provision to materially reduce the size of the Premises, or to permanently, materially and adversely affect Tenant's access to and use of the Premises, except only as may be required to comply with Laws or as a result of any fire or other casualty or Condemnation);

            (b)   To change the Project's name or street address;

            (c) To install and maintain any and all signs on the exterior and interior of the Building;s

            (d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas (including the Parking Facility) and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of common areas; and

            (e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Project relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Project (collectively "CONTROLS"), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Project related thereto.

            (f) In exercising its rights under this Section 7.3, Landlord agrees to use reasonable efforts to minimize any interruption to or disruption of Tenant's use of the Premises.

8. TENANT'S TAXES. "TENANT'S TAXES" shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant's personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Project, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord's receipt of any rent payable by Tenant pursuant to the terms of this Lease ("RENTAL TAX"), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant's personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant's Taxes before delinquency (and, at Landlord's request, shall furnish Landlord reasonably satisfactory evidence thereof). If Landlord pays Tenant's Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord's payment to the date of Tenant's reimbursement.

9.   UTILITIES AND SERVICES.

     9.1 DESCRIPTION OF SERVICES. Landlord shall furnish to the Premises: reasonable amounts of heat, ventilation and air-conditioning during the Business Hours specified in the Basic Lease Information ("BUSINESS HOURS") on weekdays except public holidays ("BUSINESS DAYS"); reasonable amounts of electricity; and janitorial services on Business Days (except public holidays). Landlord shall also provide each Building included in the Premises with normal fluorescent tube replacement, window washing, elevator service, and common area toilet room supplies. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building Standard lighting fixtures) shall be at Tenant's sole expense. Janitorial specifications are attached hereto as Exhibit F.

     9.2  PAYMENT FOR ADDITIONAL UTILITIES AND SERVICES.

            (a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the applicable Building by Landlord based on Landlord's actual costs for furnishing HVAC service at times other than Business Hours on Business Days, including utility costs, labor costs, maintenance and repair costs and depreciation of the HVAC System.

            (b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of a Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 150 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

            (c) If Tenant's usage of electricity, water or any other utility service exceeds the use of such utility Landlord reasonably determines to be typical, normal and customary for the particular Building, Landlord may reasonably determine the amount of such excess use by any reasonable means (including the installation at Landlord's request but at Tenant's expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant's business (including hours of operation).

     9.3 INTERRUPTION OF SERVICES. In the event of an interruption in, or failure or inability to provide any of the services or utilities described in
Section 9.1 - "Description of Services" (a "SERVICE FAILURE"), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant or, except as provided herein, entitle Tenant to an abatement of rent or to terminate this Lease.

            (a) If any Service Failure not caused by Tenant or its Representatives prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure in the following circumstances: (i) if Landlord fails to commence reasonable efforts to remedy the Service Failure within five (5) Business Days following the occurrence of the Service Failure, or after commencing such reasonable efforts to remedy the Service Failure, Landlord fails diligently to pursue efforts to remedy such Service Failure, and such failure has persisted and continuously prevented Tenant from using a material portion of the Premises during that period, the abatement of rent shall commence on the sixth (6th) Business Day following the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises; and (ii) if the Service Failure in all events is not remedied within thirty (30) days following the occurrence of the Service Failure and Tenant in fact does not use such portion of the Premises for an uninterrupted period of thirty (30) days or more by reason of such Service Failure, the abatement of rent shall commence no later than the thirty-first (31st) day following the occurrence of the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises.

            (b) If a Service Failure is caused by Tenant or its Representatives, Landlord shall nonetheless remedy the Service Failure, at the expense of Tenant, pursuant to Landlord's maintenance and repair obligations under Section 7 - "Maintenance and Repair" or Section 12.1 - "Landlord's Duty to Repair," as the case may be, but Tenant shall not be entitled to an abatement of rent or to terminate this Lease as a result of any such Service Failure.

            (c) Notwithstanding Tenant's entitlement to rent abatement under the preceding provisions, Tenant shall continue to pay Tenant's then current rent until such time as Landlord and Tenant agree on the amount of the rent abatement. If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 ET SEQ. of the California Code of Civil Procedure.

            (d) In addition to the foregoing provisions, if there is a Service Failure not caused by Tenant or its Representatives and such Service Failure prevents Tenant from conducting its business in the Premises in the manner in which Tenant intends to conduct such business, and (i) Landlord fails to commence reasonable efforts to remedy the Service Failure within sixty (60) days following the occurrence of the Service Failure, or after commencing such reasonable efforts to remedy the Service Failure, Landlord fails diligently to pursue efforts to remedy such Service Failure, or (ii) the Service Failure in all events is not remedied within one (1) year following its occurrence and Tenant in fact does not conduct any business in the Premises for an uninterrupted period of one (1) year or more, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within ten (10) Business Days following the event described in clauses (i) or (ii) above giving rise to the right to terminate.

            (e) Where the cause of a Service Failure is within the control of a public utility or other public or quasi-public entity outside Landlord's control, notification to such utility or entity of the Service Failure and request to remedy the failure shall constitute "reasonable efforts" by Landlord to remedy the Service Failure.

            (f)   Tenant hereby waives the provisions of California Civil Code
Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

10.  EXCULPATION AND INDEMNIFICATION.

     10.1 LANDLORD'S INDEMNIFICATION OF TENANT. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same ("CLAIMS") asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

     10.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall indemnify, protect, defend and hold Landlord and Landlord's authorized representatives harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant's Representatives or Visitors in or about the Project, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (c) to the extent they are caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

     10.3 DAMAGE TO TENANT AND TENANT'S PROPERTY. Except for any willful or unlawful injury by Landlord to Tenant's property, Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant's property in or about the Premises or the Project from any cause (including defects in the Project or in any equipment in the Project; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Project; or acts of other tenants in the Project). Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord's negligence (active or passive) or misconduct. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

     10.4 SURVIVAL. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11.  INSURANCE.

     11.1  TENANT'S INSURANCE.

            (a) LIABILITY INSURANCE. Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Project; (v) extend coverage to cover liability for the actions of Tenant's Representatives and Visitors; and (vi) designate separate limits for the Project. Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage;
(iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord, its partners, the Property Manager identified in the Basic Lease Information (the "PROPERTY MANAGER"), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 01 96 promulgated by the Insurance Services Office.

            (b) PROPERTY INSURANCE. Tenant shall at all times maintain in effect with respect to any Alterations and Tenant's Trade Fixtures and personal property, commercial property insurance providing coverage, on an "all risk" or "special form" basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant's Trade Fixtures or personal property.

            (c) REQUIREMENTS FOR ALL POLICIES. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord,

ii) be maintained at Tenant's sole cost and expense, and (iii) require at least ten (10) days' written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "VII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Project is located. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

            (d) UPDATING COVERAGE. Tenant shall increase the amounts of insurance as reasonably required by any Mortgagee, and, not more frequently than once every three (3) years, as reasonably recommended by Landlord's insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

            (e) CERTIFICATES OF INSURANCE. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds in substance and form reasonably satisfactory to Landlord. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord's request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

     11.2 LANDLORD'S INSURANCE. During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Project with responsible insurers, on an "all risk" or "special form" basis, insuring the Project and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

     11.3 MUTUAL WAIVER OF RIGHT OF RECOVERY & WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Project or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Project does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.   DAMAGE OR DESTRUCTION.

     12.1   LANDLORD'S DUTY TO REPAIR.

            (a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Project from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - LANDLORD'S RIGHT TO Terminate and 12.3 - TENANT'S RIGHT TO TERMINATE, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Project, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant's personal property, Trade Fixtures or Alterations.

            (b) If Landlord is required or elects to repair damage to the Premises and/or the Project, this Lease shall continue in effect, but Tenant's Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord's repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Project necessitated by such casualty.

     12.2 LANDLORD'S RIGHT TO TERMINATE. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

            (a) If, in the reasonable judgment of Landlord, the Premises and the Project cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

            (b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs;

            (c) If the Project is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Project would exceed forty percent (40%) of the full replacement cost of the Project, whether or not the Premises are at all damaged or destroyed; or

            (d) If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within one hundred and twenty (120) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease.

     12.3 TENANT'S RIGHT TO TERMINATE. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Project from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease is greater than one (1) year, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord's notice to Tenant pursuant to
Section 12.2 - LANDLORD'S RIGHT TO TERMINATE.

     12.4 WAIVER. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - LANDLORD'S RIGHT TO TERMINATE and 12.3 - TENANT'S RIGHT TO TERMINATE.

13.  CONDEMNATION.

     13.1 DEFINITIONS.

            (a) "AWARD" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

            (b) "CONDEMNATION" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power ("CONDEMNOR"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

            (c) "DATE OF CONDEMNATION" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

     13.2 EFFECT ON LEASE.

            (a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

            (b) If twenty-five percent (25%) or more of the Project or of the parcel(s) of land on which the Project is situated or of the Parking Facility or of the floor area in the Project is taken by Condemnation, or if as a result of any Condemnation the Project is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

            (c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

     13.3 RESTORATION. If this Lease is not terminated as provided in Section
13.2 - EFFECT ON LEASE, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Project to an architecturally complete office building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant's personal property, Trade Fixtures, or Alterations.

     13.4 ABATEMENT AND REDUCTION OF RENT. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

     13.5 AWARDS. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

     13.6 WAIVER. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Project.

14.  ASSIGNMENT AND SUBLETTING.

     14.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant's interest under this Lease (each and all a "TRANSFER" and the transferee in any transfer is referred to herein as a "TRANSFEREE"), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant's interest under this Lease. The term "Transfer" shall include any direct or indirect transfer of ownership interest of the entity, whether in one transaction or in a series of related transactions, that results in any person or entity (or group of related persons or entities) becoming the owners of fifty percent (50%) or more of the ownership interests of the entity (a "CHANGE OF CONTROL"); provided, however, that none of the following shall constitute a Transfer, or be considered in determining whether or not a Change of Control has occurred: (i) any transfer of the publicly held portion of Tenant's stock, if Tenant is a corporation and the stock of such corporation is publicly held and traded through an exchange or over the counter; (ii) if Tenant is a corporation, any public or private placements or offerings of Tenant's stock; and (iii) the issuance of warrants or stock options to purchase Tenant's stock, and the exercise of purchase rights under any such warrants or stock options.

     14.2 REASONABLE CONSENT.

            (a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a "PROPOSED TRANSFEREE"); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under
Section 14.7 - LANDLORD'S RIGHT TO SPACE.

            (b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (iv) the proposed Transfer would violate any "exclusive" rights of any tenants in the Project, (v) Landlord or Landlord's agent has shown space in the Project to the Proposed Transferee or responded to any inquiries from the Proposed Transferee or the Proposed Transferee's agent concerning availability of space in the Project, at any time within the preceding nine months, or (vi) Landlord otherwise reasonably determines that the proposed Transfer would have the effect of decreasing the value of the Project or increasing the expenses associated with operating, maintaining and repairing the Project. In no event may Tenant publicly advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project.

     14.3 EXCESS CONSIDERATION. If Landlord consents to the Transfer, Landlord shall be entitled to receive as Additional Rent hereunder, fifty percent (50%) of all "Sublease Profits" (as defined below). "Sublease Profits" shall mean any consideration paid by the Transferee for the assignment or sublease and, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, less any and all direct, out-of-pocket expenses and cash concessions, including costs for necessary Alterations and brokerage commission, paid by Tenant to procure the assignee or subtenant. Tenant shall pay to Landlord as additional rent, within ten (10) days after receipt by Tenant, any such excess consideration paid by any transferee for the Transfer provided any capital expenditures and brokerage commissions in connection with any sublease shall be amortized straight-line, with interest at the rate of ten percent (10%) over the term of the sublease.

     14.4 NO RELEASE OF TENANT. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

     14.5 EXPENSES AND ATTORNEYS' FEES. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys' fees) reasonably incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord's rights in connection with, any security interest in any of Tenant's property at the Premises). Landlord shall not be entitled under this provision to reimbursement from Tenant for expenses in excess of $2,000 without giving Tenant prior notice that the expenses are expected to exceed $2,000.

     14.6 EFFECTIVENESS OF TRANSFER. Prior to the date on which any permitted Transfer (whether or not requiring Landlord's consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord's standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

     14.7 LANDLORD'S RIGHT TO SPACE. Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (x) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (y) in the case of a sublease of less than the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. Notwithstanding the foregoing, subject to Landlord's approval rights and the other provisions of this Section 14, Landlord shall not have the right to partially terminate this Lease with respect to any sublease whenever (i) such sublease does not result in Tenant subleasing more than thirty percent (30%) of the rentable square feet in the Premises at any given time, and
(ii) after the commencement date of any sublease, the term of any such sublease (including any renewal option or options) is less than fifty percent (50%) of the remaining Term of this Lease, and (iii) the term of any such sublease does not expire within the last three (3) years of the Term of this Lease. If Landlord elects to terminate this Lease (whether partially, or in its entirety) pursuant to the provisions of this Section 14.7, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant's Operating Costs Share and Tenant's Tax Share under this Lease shall be proportionately reduced) on the earlier of sixty
(60) days after the date of Landlord's notice to Tenant making the election set forth in this Section 14.7 or the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

     14.8 ASSIGNMENT OF SUBLEASE RENTS. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

     14.9 TRANSFER TO AFFILIATE. Notwithstanding any provision contained in the
Section 14 to the contrary, Tenant shall have the right, without the consent of Landlord, upon ten (10) days prior written notice to Landlord, to transfer Tenant's interest in this Lease to an "Affiliate" of Tenant, and the provisions of Sections 14.2, 14.3 and 14.7 shall not apply with respect to the transfer to the Affiliate, but the transfer to the Affiliate shall be subject to all other terms and conditions of this Lease, including the provisions of this Section
14.9. Tenant shall remain liable under this Lease after any such transfer. For the purposes of this Article 14, the term "Affiliate" of Tenant shall mean and refer to any entity controlling, controlled by or under common control with Tenant or Tenant's parent, as the case may be. "Control" as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity; and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in any entity. Notwithstanding Tenant's right to Transfer to an Affiliate pursuant to the provisions of this Section 14.9, Tenant may not, through use of its rights under this Article 14 in two or more transactions (whether separate transactions or steps or phases of a single transaction), at one time or over time, whether by first assigning this Lease to a subsidiary and then merging the subsidiary into another entity or selling the stock of the subsidiary or by other means, assign or sublease the Premises, or transfer control of Tenant, to any person or entity which is not a subsidiary, affiliate or controlling corporation of the original Tenant, as then constituted, existing prior to the commencement of such transactions, without first obtaining Landlord's prior written consent pursuant to the provisions of Section 14.2.

15.  DEFAULT AND REMEDIES.

     15.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" by Tenant:

            (a) Tenant fails to make any payment of rent when due, or any amount required to replenish the security deposit as provided in Section 4 above if payment in full is not received by Landlord within three (3) days after written notice that it is due.

            (b)   Tenant abandons the Premises.

            (c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 - ENCUMBRANCES - and 21 - ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS - below.

            (d)   Tenant violates the restrictions on Transfer set forth in
Section 14 - ASSIGNMENT AND SUBLETTING.

            (e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets.

            (f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated.

            (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within fifteen (15) days after notice to Tenant or, if such failure cannot be cured within such fifteen (15)-day period, Tenant fails within such fifteen (15)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in Landlord's reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

     15.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

            (a) Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant's account, storage of Tenant's personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

            (b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

            (c) Landlord may cure the Event of Default at Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

            (d) Landlord may remove all Tenant's property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant's property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord.

Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

16.  LATE CHARGE AND INTEREST.

     16.1 LATE CHARGE. If any payment of rent is not received by Landlord when due, Tenant shall pay to Landlord on demand as a late charge ("Late Charge") an additional amount equal to four percent (4%) of the overdue payment. Notwithstanding the foregoing, Tenant shall not be obligated to pay a Late Charge on the first payment of rent not received by Landlord when due in any consecutive twelve (12) month period unless Tenant does not pay such rent within five (5) days after written notice from Landlord (the "Past Due Notice") that such payment of rent is past due. Tenant shall pay the Late Charge to Landlord on demand commencing with the second (2nd) past due payment in any twelve (12) month period, and continuing with each past due payment thereafter in such twelve (12) month period. A Late Charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a Late Charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

     16.2 INTEREST. In addition to the late charges referred to above, which are intended to defray Landlord's costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord's option bear interest from the date due until paid to Landlord by Tenant at the rate of fifteen percent (15%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the "INTEREST RATE"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by either party unless such waiver is in a writing signed by the waiving party. The waiver by either party of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of either party upon any default by the other party shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or on any letter accompanying any check or payment shall be deemed an accord and satisfaction. The consent to or approval by either party of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the consenting or approving party's consent to or approval of any subsequent act by the other party.

18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Project that Landlord has the right or obligation to perform,
(d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Project. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Project without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

19.  SURRENDER AND HOLDING OVER.

     19.1 SURRENDER. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the applicable Building by Tenant and remove from the Premises all Tenant's personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - TENANT IMPROVEMENTS & ALTERATIONS, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord's notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant's possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the applicable Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

     19.2 HOLDING OVER. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this

Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant's holdover tenancy at any time upon seven (7) days written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant's holding over shall be twice the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

     Notwithstanding anything set forth in this Section 19.2 to the contrary, Tenant shall have the one-time right (the "TEMPORARY EXTENSION OPTION") with respect to each Building included in the Premises to extend the initial Term of this Lease (but not the Extension Period contained in Section 38 of this Lease) for a period of up to six (6) months after the Expiration Date (the "TEMPORARY EXTENSION TERM") by delivering written notice of the exercise of such right ("TENANT'S TEMPORARY EXTENSION NOTICE") at least one (1) year prior to the Expiration Date of the initial Term of this Lease with respect to such Building. Tenant's Temporary Extension Notice shall specify the exact period that Tenant selects for the Temporary Extension Term (which period shall be not less than one (1) month nor more than six (6) months). Tenant shall have the right to exercise the Temporary Extension Option, if at all, only if all of the following conditions are satisfied: (A) Tenant shall not have exercised its renewal rights under the Extension Option contained in Section 38 of this Lease; (B) at Landlord's option, in addition to all remedies available to Landlord under this Lease, at law or in equity, Tenant is not in monetary or material non-monetary default under this Lease (after expiration of any applicable notice and cure period) as of the date Tenant delivers Tenant's Temporary Extension Notice to Landlord or the commencement of the Temporary Extension Term; and (C) such renewal right is personal to the Original Tenant and any Affiliate to which Tenant's entire interest in this Lease has been assigned pursuant to Section
14.9 above, and may only be exercised by the Original Tenant or such Affiliate assignee (and not by any sublessee or other transferee of Tenant's interest in this Lease). If Tenant timely exercises such Temporary Extension Option, all of the terms and conditions of this Lease shall apply during the Temporary Extension Term, except that the monthly Base Rent payable by Tenant during the Temporary Extension Term shall be equal to the greater of (1) the Fair Market Base Rental (as such term is defined in the Extension Option contained in Section 38 of this Lease) for the Premises as of the commencement of the Temporary Extension Term (but such Fair Market Base Rental for the Temporary Extension Term shall be calculated without regard to any economic concessions or inducements, including tenant improvement allowances, and Landlord shall not be obligated to provide any such concessions or inducements to Tenant for such Temporary Extension Term); or (2) one hundred fifty percent (150%) of the monthly Base Rent applicable during the last rental period of the initial Term of this Lease.

20.  ENCUMBRANCES.

     20.1 SUBORDINATION. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Projcect or any interest of Landlord therein which is now existing or hereafter executed or recorded ("ENCUMBRANCE"); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance. If the interest of Landlord in the Project is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance (including, without limitation, any judicial foreclosure or foreclosure by a power of sale in a deed of trust), Tenant shall, at the request of the new owner, immediately attorn to, and become the tenant of, the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner's request, shall execute a new lease confirming the lease terms of this Lease. In furtherance of the foregoing, any such successor to the Landlord shall not be liable for any offsets, defenses, claims, counterclaims, liabilities or obligations of the "landlord" under the Lease accruing prior to the date that such new owner exercises its rights pursuant to the preceding sentence. As of the date of this Lease Landlord represents to Tenant that there is no loan secured by the Project.

     20.2 MORTGAGEE PROTECTION. Tenant agrees to give any holder of any Encumbrance covering any part of the Project ("MORTGAGEE"), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

     21.1 ESTOPPEL CERTIFICATES. Within ten (10) days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or reasonably satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the

Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Tenant irrevocably constitutes, appoints and authorizes Landlord as Tenant's special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Tenant fails timely to execute and deliver such certificate as provided above. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Project shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord's second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Project or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificate.

     21.2 FINANCIAL STATEMENTS. Within ten (10) days after written request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each guarantor of Tenant's obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee; provided, however, that so long as Tenant is a publicly traded company, the requirements of this Section 21.2 shall be satisfied by delivery of Tenant's most recent publicly available annual report.

22. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23. ATTORNEYS' FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, "FEES"). The "prevailing party" shall be determined based upon an assessment of which party's major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party's major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an "actual pecuniary loss" within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be "obligations of the debtor" as that phrase is used in Bankruptcy Code Section 365(d)(3).

24. QUIET POSSESSION. Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to the terms of this Lease, including Section 20 - ENCUMBRANCES, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Project, such as the registration or search of all persons entering or leaving any Building, requiring identification for access to the Project, evacuation of any Building or Buildings for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for access to a Building or access to an elevator and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the applicable Building unreasonably and provided further, during such time that Tenant is the only tenant in the Project, such measures shall be subject to Tenant's prior approval, which approval shall not be unreasonably withheld. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord for each after-hours Building access card issued to Tenant in excess of the initial free access cards, in the amount specified in the Basic Lease Information. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant's Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant's use or enjoyment of the Premises.

26. FORCE MAJEURE. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as EXHIBIT C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of a Building, upon notice to Tenant thereof (collectively, the "BUILDING RULES"). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD'S LIABILITY. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the particular Building at the time in question. In the event of any conveyance of title to such Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Building or Buildings which are contained in the Premises, as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord's obligations or actions under this Lease.

29.  CONSENTS AND APPROVALS.

     29.1 DETERMINATION IN GOOD FAITH. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

     29.2 NO LIABILITY IMPOSED ON LANDLORD. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Project, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. WAIVER OF RIGHT TO JURY TRIAL. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

31. BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the "BROKER") in accordance with the provisions contained in Exhibit I attached hereto. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives.

32.  RELOCATION OF PREMISES.  [Intentionally Deleted].

33. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Project, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, any Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

34. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - ASSIGNMENT AND SUBLETTING and Section 28 - LANDLORD'S LIABILITY, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Project is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

35. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:

INKTOMI CORPORATION,
a Delaware corporation

By:
     -------------
Name:
     -------------
Title:
     -------------


By:
     -------------
Name:
     -------------
Title:
     -------------

LANDLORD:

PARKSIDE TOWERS CO-TENANCY, a tenancy in common:

5990 SEPULVEDA ASSOCIATES, L.P.,        GATEWAY PHOENIX ASSOCIATES, L.P.,
a California limited partnership         a California limited partnership

By: Cornerstone Holdings, LLC           By: Cornerstone Holdings, LLC,
    a Delaware limited liability company    a Delaware limited liability company
    General Partner                         General Partner

    By:   _____________________             By:   ___________________
    Name: ___________________               Name: ___________________
    Title:Authorized Signatory              Title:Authorized Signatory

     (CO-OWNER)                              (CO-OWNER)

(For corporate entities, signature by TWO corporate officers is required: one by (x) the chairman of the board, the president, or any vice president; AND the other by (y) the secretary, any assistant secretary, the chief financial officer, or any assistant treasurer.)

                                    EXHIBIT A

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                    PARKSIDE TOWERS CO-TENANCY, AS LANDLORD,
                                       AND
                    INKTOMI CORPORATION, AS TENANT ("LEASE")


                                  THE PREMISES

                          [FLOOR PLAN SHOWING LOCATION
                          AND CONFIGURATION OF PREMISES
                                TO BE INSERTED.]




                                                                 INITIALS:

                                                                 Landlord ______
                                                                 Tenant   ______

                               Exhibit A, Page 1

                                    EXHIBIT B

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                    PARKSIDE TOWERS CO-TENANCY, AS LANDLORD,
                                       AND
                    INKTOMI CORPORATION, AS TENANT ("LEASE")


                               CONSTRUCTION RIDER

     1. COMPLETION OF BUILDINGS. Landlord shall proceed with reasonable diligence to construct and complete the Buildings and other facilities in the Project. Landlord shall be responsible for the completion, at its expense, in accordance with the building permit issued therefor, of the work described as "Base Building Work" in Schedule 1 attached to this Construction Rider ("Base Building Work"). The construction plans for the Base Building Work are herein called the "Base Building Plans." To the extent any work is not described in such Schedule 1, but is shown on the Base Building Plans, such work shall be included in Base Building Work. The Base Building Plans have been prepared by Robinson, Mills and Williams ("Building Architect"). The Building Architect has submitted the Base Building Plans to the City of Foster City, California (the "City") for design approval. The City has approved the design of the Base Building Plans. Tenant has reviewed the Base Building Plans and has approved the Base Building Plans. The index of Base Building Plans is attached to this Lease as Exhibit H. Landlord agrees that any additional material changes to the design of the Base Building Plans will be subject to Tenant's approval, which approval shall not be unreasonably withheld, provided that any such changes do not materially adversely (a) affect the design, use, or operation of the Premises or Tenant Improvements, (b) increase the operating costs thereof, or (c) delay Substantial Completion of the Tenant Improvements. Provided that this Lease is fully executed by March 8, 2000, Landlord anticipates that Landlord can commence construction of the Base Building Work on or about March 24, 2000.

     The Base Building Work for a Building shall be deemed to be "Substantially Complete" when (a) the applicable Building shell, the applicable Building lobby, the entrances, stairways and access ways for access to the Premises, and the Base Building Work on the floor or floors on which the Premises are located have been completed except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list"; (b) all utilities systems serving the Premises, Building life safety support systems, including fire sprinklers and safety auditory systems, all heating, ventilating and air conditioning systems serving the Premises, except to the extent such items may be included in Tenant's "Tenant Improvements," as defined below, and Building elevators for such Building have been installed and are operating; (c) the applicable Building is in such a state of completion that, upon completion of the Tenant Improvements, the requirements necessary to obtain

                               Exhibit B, Page 1
approval for the Premises from applicable governmental authorities (including approval from the Building Department and Fire Department of the City of Foster City for Tenant to occupy the Premises) have been satisfied; (d) subject to minor finishing which does not materially affect its usability, the Parking Facility serving the Buildings is sufficiently complete to be usable by Tenant's employees and customers and; and (e) the construction of all other items described in the approved final Base Building Plans has been completed. Landlord's sole obligation with respect to Base Building Work shall be to perform the work specifically described above and/or described in Schedule 1 attached to this Construction Rider; and all other work required or desired by Tenant shall be part of Tenant Improvements.

     2. TENANT IMPROVEMENTS. Landlord shall with reasonable diligence construct and install in the Premises the improvements and fixtures provided for in this Construction Rider ("Tenant Improvements") using WCP Services, Inc. dba Commercial Interior Contractors ("CIC"). Tenant recognizes and agrees that CIC is an affiliate of Landlord. Improvements consisting of the type and amount of work and materials described on Schedule 2 attached to this Construction Rider are referred to herein as "Building Standard Tenant Improvements". Subject to Landlord's prior written approval, which approval shall not be unreasonably withheld so long as the marketability of the Premises is not adversely affected, Tenant shall have the right, in showing the Tenant Improvements on the Working Drawings and Specifications (as hereinafter defined), to substitute improvements for the Building Standard Improvements. All Tenant Improvements in addition to or modification of the Building Standard Tenant Improvements are referred to herein as "Above-Standard Tenant Improvements".

     Tenant agrees that in order to complete the Tenant Improvements in time for the Scheduled Rent Commencement Date, CIC will commence construction of Tenant Improvements before the Base Building Work has been Substantially Completed, provided that CIC shall not be required to commence construction of Tenant Improvements until the Base Building Work is sufficiently completed to the extent that it is practicable for CIC to commence construction of Tenant Improvements without additional cost or delay. Tenant agrees that the contractor constructing the Base Building Work ("Landlord's Contractor") and CIC will be performing some work simultaneously in the Premises and that CIC will be asked to coordinate work with Landlord's Contractor, and may need to schedule a portion of the work to meet the schedule of Landlord's Contractor. However, the cost of Tenant Improvements shall not include any added expense attributable to such coordination of work.

     2.1. PLANS. On or before March 31, 2000 Tenant will select and retain a licensed architect ("Space Planner") to provide interior space planning, programming, construction documentation, obtaining a building permit and all other approvals from applicable governmental authorities for the construction of Tenant Improvements, and construction administration services. The Space Planner is subject to Landlord's approval, which approval shall not be unreasonably withheld. Upon Tenant's selection of the Space Planner, Tenant shall submit to Landlord the name of the Space Planner for Landlord's approval. Within five (5) Business Days after Landlord is notified of the name of the Space Planner, Landlord shall either approve the Space Planner, or notify Tenant of Landlord's disapproval of such Space Planner. Landlord hereby approves either Interior Architects or Dollar Grumman as the Space Planner.

                               Exhibit B, Page 2

Tenant shall cause the Space Planner to prepare a conceptual space plan ("Space Plan") for the Premises utilizing Building Standard Tenant Improvements. Tenant shall devote such consultation time with Landlord and the Space Planner, and shall furnish the Space Planner such information, as may be necessary to finalize the Space Plan, including but not limited to:

     (a)  Any requirements of Tenant for Above-Standard Tenant Improvements.

     (b) Special loading and floor requirements, such as the location of cabinets, safes, file systems or special equipment.

     (c)  Openings in the walls or floors.

     (d) Special electrical, HVAC, plumbing work, fire suppression systems, or UPS/PDU systems.

     (e)  Location and type of partitions, including doors and hardware.

     (f)  Special cabinet work or other millwork or millwork-related items.

     (g)  Variations from standard ceiling heights.

     (h)  any areas for uses other than standard office use.

     (i) Selection of floor coverings and any special wall or interior window coverings; provided, however, that Building Standard window coverings shall be used on all exterior windows.

     (j)  Elevator Lobby finishes on all floors above the ground floor.

     Tenant shall cause the Space Planner to deliver Tenant's Space Plan to Landlord on or before June 30, 2000. Within ten (10) Business Days after receipt of Tenant's Space Plan, Landlord shall either (i) approve Tenant's Space Plan, which approval shall not be unreasonably withheld, or (ii) notify Tenant in writing of specific requests for changes and corrections as may be necessary to ensure compatibility with the Base Building Plans and the Building Standard Tenant Improvements and to receive approval from Landlord. If Landlord has requested changes or corrections, Tenant shall revise the proposed Space Plan accordingly and deliver Tenant's revised Space Plan to Landlord within five (5) Business Days after receipt of Landlord's request. Within three (3) Business Days after receipt of Tenant's revised Space Plan, Landlord shall either approve the revised Space Plan or specify needed changes or corrections as described above (and the process shall continue as needed to obtain Landlord's approval); provided, however, Tenant shall make such changes as requested by Landlord, as provided above, and use commercially reasonable efforts to cause the Space Plan to be approved by Landlord on or before July 31, 2000.

                               Exhibit B, Page 3

     Within sixty (60) days after Landlord's approval of the final Space Plan, Tenant shall cause the Space Planner to prepare and deliver to Landlord detailed plans and specifications ("Working Drawings and Specifications") in conformance with the Space Plan approved by Landlord and in form and substance sufficient to satisfy all applicable requirements for issuance of all requisite governmental approvals and permits and sufficient to permit CIC to begin construction of Tenant Improvements. Within ten (10) Business Days after receipt of the Working Drawings and Specifications, Landlord shall either (i) approve the Working Drawings and Specifications, which approval shall not be unreasonably withheld, or (ii) notify Tenant in writing of the changes or corrections needed to ensure compatibility with the Base Building and the Building Standard Tenant Improvements and to receive approval from Landlord. If Landlord has requested changes or corrections, Tenant shall cause the Space Planner to revise the Working Drawings and Specifications accordingly and deliver Tenant's revised Working Drawings and Specifications to Landlord within five (5) Business Days after receipt of Landlord's request. Within five (5) Business Days after receipt of Tenant's revised Working Drawings and Specifications, Landlord shall either approve the revised Working Drawings and Specifications or specify needed changes or corrections as described above (and the process shall continue as needed to obtain Landlord's approval); provided, however, Tenant shall make such changes as requested by Landlord, as provided above, to cause the Working Drawings and Specifications to be approved by Landlord on or before November 30, 2000, so that Tenant can immediately thereafter cause such Working Drawings and Specifications to be submitted to the City for an application for a permit. The revised Working Drawings and Specifications, as approved by Tenant and Landlord, are hereinafter referred to as the "Final Working Drawings and Specifications".

     Tenant's Space Planner shall apply, in time to avoid delays in construction of Tenant Improvements, to (a) the City for a building permit, and (b) any other applicable governmental authority having jurisdiction over approval over construction of Tenant Improvements, to construct the Tenant Improvements in accordance with the Final Working Drawings and Specifications. CIC will cooperate with Tenant's Space Planner in the application for the building permit, and in the administration of the contract.

     Upon receipt of the Final Working Drawings and Specifications, CIC will contact subcontractors to bid on the work contained in the Final Working Drawings and Specifications using bid packages prepared by Tenant's Space Planner. CIC will competitively bid subcontracts using three (3) subcontractors for each trade (except that for each of the following systems Landlord may select one [1] subcontractor to bid: heating, ventilating and air-conditioning; electrical; plumbing; and life safety). Tenant may add names to the subcontractor bid list prior to such subcontracts being put to bid, subject to the reasonable right of CIC and Landlord to review and reasonably approve subcontractors based on their qualifications, including quality of work, creditworthiness, and experience. Tenant shall have the right to review the subcontractors' written bids. CIC shall construct the Tenant Improvements on an open book basis, under a guaranteed maximum price contract, with a fee not to exceed four percent (4%) of the cost of the work, and a charge for general conditions not to exceed eight percent (8%) of the cost of the work. Other than the fees and charges payable to CIC in accordance with the immediately

                               Exhibit B, Page 4
preceding sentence, Landlord shall not be entitled to any separate or additional fee for supervising construction of the Tenant Improvements.

     After CIC has sent to Tenant the bids from all subcontractors for all work put out to subcontractors for bid, CIC will provide Tenant and Landlord with a bid for the work shown in the Final Working Drawings and Specifications. Tenant shall approve or disapprove the bid within five (5) Business Days after receipt; provided, however, that Tenant may only disapprove such cost estimate if Tenant delivers to CIC and Landlord, within such five (5) Business Day period, specific changes proposed by Tenant that are consistent with the Space Plan and do not constitute changes that would result in any of the circumstances described in items (i) through (iv) in the next succeeding paragraph. The revised cost estimate, as approved by Tenant and Landlord, is hereinafter referred to as the "Final Cost Estimate".

     Once the Final Working Drawings and Specifications have been approved by Landlord and Tenant, Tenant shall make no changes or modifications thereto without the prior written consent of Landlord, which consent shall be based upon the following criteria. Landlord may withhold consent to any change or modification to the Final Working Drawings and Specifications if (x) in Landlord's sole discretion such change or modification would result in any of the circumstances described in items (iii) or (iv) below, or (y) in Landlord's reasonable discretion such change or modification would result in any of the circumstances described in items (i) or (ii) below. Any change requested by Tenant to the Final Working Drawings and Specifications and approved by Landlord is hereby defined as "Change Order," and collectively called "Change Orders." The items referenced above are as follows:

     (i) directly or indirectly delay having the Premises (or any portion thereof) Substantially Complete (provided, however, before consenting to any such changes, Landlord may require Tenant to acknowledge in writing the number of days of Tenant Delay that Landlord estimates will result from having such changes made);

     (ii) increase the cost of designing or constructing the Tenant Improvements above the cost of the Tenant Improvements depicted on the Space Plan (unless within five (5) Business Days after receipt thereof Tenant agrees in writing to pay any such increase in the cost of designing and constructing Tenant Improvements);

     (iii) be of lower quality than the quality of the Building Standard Improvements; and/or

     (iv) require any changes to the applicable Building's shell or core.

     All Change Orders shall be signed by Landlord, Tenant, and CIC.

     The Building Architect will measure the Premises based on the Final Working Drawings and Specifications, and Landlord and Tenant will confirm the exact area of the Premises, including usable and rentable square footage, in writing prior to the Rent Commencement Date.

                               Exhibit B, Page 5

     If Tenant fails to either (a) provide the documents required to be provided by Tenant under this Exhibit B within the applicable time specified herein, or
(b) give its written approval of any of the foregoing items within the time periods provided above, the same shall constitute Tenant Delay, and Tenant shall be responsible for all additional costs and delays arising from its failure to so approve such items, as provided in Paragraph 2.5 below.

     2.2. CONSTRUCTION.

     (a) Upon approval by Tenant of the Final Working Drawings and Specifications and the Final Cost Estimate, Landlord shall cause CIC to construct the Tenant Improvements as provided herein. At least thirty (30) days prior to the date CIC is to start construction of Tenant Improvements, Landlord shall cause CIC to deliver to Tenant a construction schedule for the Premises (the "PREMISES CONSTRUCTION SCHEDULE"), with estimated dates upon which each floor of the Premises shall be Substantially Completed (as defined below).

     (b) The Tenant Improvements shall be deemed to be "Substantially
Completed" when the Tenant Improvements are in such a state of completion that the requirements necessary to obtain approval for the Premises (or a full floor thereof) from applicable governmental authorities (including approval from the Building Department and Fire Department of the City of Foster City for Tenant to occupy the Premises) have been satisfied. (The definition of Substantially Completed shall also define the terms "Substantial Completion" and "Substantially Complete."). Landlord and Tenant intend that Tenant will occupy one or more of the floors in each Building before other floors are Substantially Complete. In occupying the Premises in phases, a particular floor shall not be Substantially Complete until the Parking Facility serving that Building is Substantially Complete, the Building lobby is Substantially Complete, and services are available to such floor in the Premises to permit Tenant to occupy such floor (even though there will be noise, dust and construction workers in the Building in connection with completing other portions of the Premises and the Building). After Tenant occupies one or more floors in the Premises, Landlord shall use due diligence to cause CIC to Substantially Complete the remaining floors in the Premises. If, following the date Landlord delivers to Tenant possession of any floor in the Premises in accordance with the above provisions in this paragraph, any other floor in the Premises is not delivered at or before the time contained in the Premises Construction Schedule (other than for reasons of force majeure and/or Tenant Delay), then Tenant shall receive one (1) day of free Base Rent for such floor, for each day that Landlord delivers such floor to Tenant (Substantially Completed) after the date in the Premises Construction Schedule upon which such floor is scheduled to be delivered. Late delivery shall be determined independently for each floor, and any free Base Rent for such floor shall be calculated independently from any free Base Rent for any other floor in the Premises.

     (c) Tenant may have access to that floor of the Premises which is to be Substantially Complete, thirty (30) days prior to the estimated date for Substantial Completion with respect to such floor (or at such other times as may be agreed by Landlord and Tenant) for the purposes of installation of Tenant's computers, cabling, telephone and other equipment; provided, however, that (i) such access shall not unreasonably interfere with the contractor constructing the Base Building Work, or CIC's cost and timing related to the Substantial

                               Exhibit B, Page 6

Completion of the Tenant Improvements, and (ii) prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that insurance, as described in Section 11.1 - "Tenant's Insurance" of the Lease, including insurance for any contractor, mover, installer, technician or repair person of Tenant's, naming Landlord, its partners, the Property Manager, CIC, and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds, shall be in effect as of the time of such entry.

     (d) Upon Substantial Completion of the Tenant Improvements for any particular floor in the Premises, but prior to the date Tenant begins either to move into such floor of the Premises or to move any furniture, Trade Fixtures or other property into such floor of the Premises, Landlord, CIC and Tenant shall inspect the Premises and jointly prepare a "punch list" of agreed items of construction remaining to be completed. CIC shall complete the items set forth in the punch list as soon as reasonably possible. Tenant shall cooperate with and accommodate CIC in completing the items on the punch list. The preparation of such a "punch list" and execution of an acceptance agreement shall not, however, be deemed an acceptance of the Premises free from latent defects. Landlord shall correct any latent defects in the Base Building and in the Premises of which Tenant notifies Landlord in writing within one (1) year after the Rent Commencement Date. All construction, product and equipment warranties and guarantees obtained by Landlord shall, to the extent obtainable, provide that such warranties and guarantees shall also run to the benefit of Tenant, and its successors and assigns. Tenant shall have the benefit of any construction, product and equipment warranties and guarantees in favor of Landlord that would assist Tenant in correcting defects and in discharging Tenant's obligations under the Lease regarding repair and maintenance of the Premises. Upon written request of Tenant, Landlord shall inform Tenant of all written construction, product and equipment warranties and guarantees in favor of Landlord which affect the Premises.

     (e) Any alterations or improvements to the Premises desired by Tenant other than the Tenant Improvements shall be made after the commencement of the term of the Lease and shall be subject to the provisions of Section 6 - "Alterations" of the Lease.

     (f) [Intentionally deleted].

     (g) Notwithstanding any provision in the Lease or in this Construction Rider to the contrary, if the Rent Commencement Date has not occurred or been deemed to have occurred by October 1, 2002, either party, by written notice to the other party given within ten (10) Business Days after October 1, 2002 (as such date may be extended in accordance with the provisions contained below in this subsection (g)) , may terminate this Lease without any liability to the other party; provided, however, that if the delay in the Rent Commencement Date is caused by delays of the type described in Section 26 - FORCE MAJEURE of the Lease, and if Tenant elects to terminate as provided above, then Tenant shall reimburse Landlord, within thirty (30) days after receipt of notification from Landlord of the amounts due, for any amounts expended or incurred by Landlord for the design, construction and installation of the Tenant Improvements and for brokerage commissions and legal fees in connection with the preparation and negotiation of the Lease; and provided further, if either Landlord or Tenant causes the October 1, 2002 date to be delayed, then with respect to each, or both, of such parties, the October 1, 2002 termination

                               Exhibit B, Page 7
date shall extended day for day for each day that such party causes the October 1, 2002 termination date to be delayed (which extension may be applicable to both parties, for different periods of time).

     2.3. COST OF TENANT IMPROVEMENTS. Landlord shall contribute (a) $30.00 per rentable square foot in the West Office Building, (b) $10.00 per rentable square foot in the East Office Building, and (c) $10.00 per rentable square foot in the First Level Office Space (collectively, the "ALLOWANCE") toward the cost of the design (including preparation of space plans and Construction Documents), construction and installation of the Tenant Improvements; provided, however, such Allowance shall be disbursed by Landlord (at $30.00 per rentable square foot in the West Office Building; $10.00 per rentable square foot in the East Office Building; and $10.00 per rentable square foot in the First Level Space ) only for Tenant Improvements which are actually constructed in the Premises, at the time such Tenant Improvements are constructed. Notwithstanding any provision contained herein, Landlord shall not be obligated to contribute, whether out of the Allowance, or otherwise, more than $2.00 per rentable square foot in the Premises towards the cost of design (including preparation of space plans and Construction Documents) of the Tenant Improvements. The balance, if any, of the cost of the Tenant Improvements ("ADDITIONAL COST"), including, but not limited to, usual markups for overhead, supervision and profit, shall be paid by Tenant. At least ten (10) Business Days prior to the date CIC starts construction of the Tenant Improvements, Tenant shall pay to Landlord twenty-five percent (25%) of the Additional Cost based upon the Final Cost Estimate. Within ten (10) Business Days following receipt of a monthly invoice from CIC, Tenant shall pay to Landlord a proportionate share of each progress payment due to CIC which bears the same relationship to the total amount of the progress payment in question as the Additional Cost (before any Change Order) bears to the total cost of constructing Tenant Improvements. Any Change Orders shall not be included in the determination Tenant's proportionate share of progress payments. Tenant shall pay to Landlord the cost of Change Orders within thirty (30) days following receipt of a monthly invoice from CIC. Tenant shall pay any balance of the actual Additional Cost within thirty (30) days after Substantial Completion of the Tenant Improvements.

     Notwithstanding anything to the contrary contained in this Exhibit B, in no event shall the costs of Tenant Improvements include, nor shall any portion of the Allowance be used for: (i) wages, labor and overhead for overtime and premium time (unless approved in advance by Tenant, in Tenant's sole discretion), (ii) costs resulting from any breach of contract by CIC or any of its subcontractors or by the Building Architect or Tenant's Space Planner or any construction defects, (iii) any management fee or general overhead costs charged by Landlord for supervision of the construction of the Tenant Improvements, (iv) bond premiums, (v) costs for which Landlord is reimbursed by others (including insurers and warranters), (vi) any costs related to removal or remediation of Hazardous Materials, (vii) costs resulting from a fire or other casualty, (viii) costs relating to the design and construction in the Building Shell and the correction of any defects in the Building Shell, or (viii) costs resulting from the negligence or willful misconduct of Landlord, or of any of Landlord's agents, employees or contractors or Landlord's breach of the Lease.

                               Exhibit B, Page 8

     2.4. CHANGES. If Tenant requests any change, addition or alteration in or to any Final Construction Documents ("CHANGES") Tenant shall cause the Space Planner to prepare additional Plans implementing such Change. Tenant shall pay the cost of preparing additional Plans. As soon as practicable after the completion of such additional Construction Documents, Tenant shall deliver to Landlord and to CIC a copy of the Changes, and Tenant shall request CIC to provide the estimated cost of the Changes. Within three (3) Business Days after receipt of such cost estimate, Tenant shall notify CIC and Landlord in writing whether Tenant approves the Change. If Tenant approves the Change, CIC shall proceed with the Change and Tenant shall be liable for any Additional Cost resulting from the Change. If Tenant fails to approve the Change within such three (3) Business Day period, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents.

     2.5. DELAYS. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements caused by (i) Tenant's failure to submit information from the Space Planner or provide any Space Plan, or Working Drawings and Specifications or approve any Construction Documents or cost estimates within the time periods required herein, (ii) any delays in obtaining any items or materials constituting part of the Tenant Improvements requested by Tenant, provided that Tenant has received prior written notice from Landlord of the amount of delay in obtaining such items or materials, (iii) any Changes, provided that Tenant has received prior written notice from Landlord of the amount of delay associated with such Changes, (iv) any delay in obtaining the building permit for the Tenant Improvements in time to allow CIC to commence construction of Tenant Improvement within the schedule provided by CIC, unless due to acts or omissions of Landlord or CIC, (v) additional time for construction of Tenant Improvements resulting from Above-Standard Tenant Improvements provided that Tenant has received prior written notice from Landlord of the amount of delay resulting from Above-Standard Tenant Improvements, (vi) delays caused by Tenant's late payments for Above-Standard Tenant Improvements and Additional Costs, or (vi) any other delay requested or caused by Tenant (collectively, "TENANT DELAYS"). Notwithstanding the foregoing, Tenant Delays shall be used only to the extent of any actual impact upon Substantial Completion of Tenant Improvements.

     3. DELIVERY OF PREMISES. Upon Substantial Completion of the Tenant Improvements in each floor of the Premises, Landlord shall deliver possession of such floor in the Premises to Tenant. If Landlord has not tendered possession of the entire Premises to Tenant on or before the Scheduled Final Rent Commencement Date specified in Section 2 -"Term; Possession" of the Lease, or if Landlord is unable for any other reason to deliver possession of the Premises to Tenant on or before such date, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in completing such construction obligations and/or delivering possession to Tenant and the Lease shall remain in full force and effect unless and until it is terminated under the express provisions of Paragraph 2.2 of this Exhibit B.

     4. RISK OF LOSS. Landlord shall bear the risk of loss to Tenant Improvements prior to the Final Rent Commencement Date. At all times prior to the Final Rent Commencement Date

                               Exhibit B, Page 9

Landlord shall maintain broad form "builder's risk" insurance with coverage in an amount equal to the replacement cost of the Tenant Improvements. If (a) the Tenant Improvements and/or a Building is damaged due to fire or other casualty prior to the Final Rent Commencement Date, and (b) in the reasonable opinion of the Building Architect the Tenant Improvements and such Building cannot be Substantially Completed by November 1, 2002, then Landlord and Tenant shall each have the right to terminate this Lease with respect to such Building by written notice to Landlord within twenty (20) days after Tenant receives written notice from the Building Architect of the time to complete the Tenant Improvements and the Building. If Landlord or Tenant terminates this Lease pursuant to the provisions of this paragraph, then Tenant shall be entitled to receive from the builder's risk insurance proceeds an amount equal to the costs paid by Tenant prior to the date of the fire or other casualty for construction of Tenant Improvements, and Landlord shall return to Tenant all prepaid rent and Security Deposit.

     5. OWNERSHIP OF TENANT IMPROVEMENTS. All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.


                                                                 INITIALS:

                                                                 Landlord ______
                                                                 Tenant   ______

                               Exhibit B, Page 10

                             SCHEDULE 1 TO EXHIBIT B

                                 PARKSIDE TOWERS
                               BASE BUILDING WORK

     SERVICE CORE

          Stairways in compliance with Building code (including fire stairs).

          One each telephone and electrical room on each floor of the Premises, with a vertical chase between floors.

          Finished men's and women's restrooms on each floor of the Premises; compliant with all applicable laws and codes and finished with:

     Ceramic tile or another finish of comparable quality on floors in the toilet area and ceramic tile on wet wall at least to the height of the toilet partitions with washable vinyl wallcovering or washable paint on all other walls; carpet in vestibule area

          Metal toilet partitions and urinal screens with a baked enamel finish

          Stainless steel accessories shall be provided per code and include double roll toilet paper holders, recessed paper towel dispensers/receptacles, liquid soap dispensers, sanitary napkin dispensers and disposals

          Counters of stone or a solid surface material like Corian Other restroom walls and ceilings finished

          Vanities, accessories, fixtures, lighting and all mechanical and plumbing services completed

          General exhaust system for restrooms installed

          Sufficient lighting for washrooms

     One janitor's closet with sink, on each floor of the Premises.

     Access at the core or other convenient and accessible location to domestic water, drainage and vent systems with valve taps for water and capped stubs for vent and waste.

                         Schedule 1 to Exhibit B, Page 1

     CORE DOORS

          Paint grade or stain grade core doors finished and complete with metal frame trim and hardware locking devices, electric door releases where applicable and magnetic hold open devices where applicable, for stairwells, electrical, mechanical, janitorial and telephone rooms and washrooms all installed, primed, sanded, dusted, and ready for paint or other Tenant finish.

     WALLS AND WINDOWS

          Exterior wall system of stone and panelized reinforced concrete installed, sealed and watertight.

          Exterior windows installed, sealed and watertight.

          Insulation where required by Title 24 regulations.

          Levels 1 through 3: Walls to be concrete or clad with properly rated sheetrock, taped, sanded and painted.

          Levels 4 through 8: Core walls and elevator lobby walls installed, clad with properly rated sheetrock, taped, sanded, patched, and ready to receive paint or other Tenant finish. No walls will be installed on tenant-side of braced structural frames.

     OFFICE FLOORS

          Designed for a minimum live load of 80 lbs. per square foot and an additional partition load of 20 lbs. per square foot for a total of 100 lbs. per square foot.

          Smooth and level concrete floors with troweled finish, ready to receive carpeting, tile, marble or wood without additional Tenant preparation.

     HVAC

          Main air distribution system including chiller, cooling tower, boiler, fans, pumps and associated equipment, with two risers servicing each floor of the Premises. The East Office Building will have 485 tons chiller capacity with 630 tons cooling tower capacity; and the West Office Building will have 386 tons chiller capacity with 500 tons cooling tower capacity. All tenant ducting, including main loops, at tenant expense.

                         Schedule 1 to Exhibit B, Page 2

          Energy Management System installed and operational.

          Piping for supplemental cooling installed from mechanical penthouse on the roof to the 8th floor of each tower, allowing Tenants to install as necessary supplemental roof-mounted chilled water cooling units (such equipment and tie-in are part of the Tenant Improvements, not the Base Building work).

     LIGHTING

          Installed and operating in garage levels, main lobbies, all stairwells, restrooms, elevators, mechanical rooms, utility rooms, other lighting as required by code. Lighting in the lobby of Tenant's Premises installed by Tenant.

          Exterior lighting installed as required by design and code.

     ELECTRICAL/POWER

          One electrical panel 277/480 volt, 3 phase/4 wire per floor for lighting.

          A vertical riser and panel boards supplying electric power for the each tower's mechanical systems.

          A 1600 Amp buss riser in each building available for tie-in by Tenant to supply an average of approximately 5.0 watts per rentable square foot for general electrical use, including lighting.

     LIFE SAFETY

          Landlord shall install life safety improvements including life safety panels and controls to the extent required by shell and core construction for a temporary certificate of occupancy for the Premises.

          A sprinkler system (sized for office occupancy) installed in compliance with code for floors, including main loop connected to core and drops in place with heads installed per code for an unimproved (non-occupied) floor.

          Fire extinguishers as required by code for shell and core construction.

                         Schedule 1 to Exhibit B, Page 3

          Fire horns and exit signs as required by code for shell and core construction.

          Electric door releases and magnetic hold-open devices, as applicable, installed for all fire doors and electric door locks or stairwell doors per code requirements.

          A/V devices and exit signs as required by code for shell and core construction and in compliance with ADA.

     COMMUNICATION SYSTEM

          Access to main telephone service on the first floor or lower level of the Premises by approved personnel only.

          Sleeves in core telephone rooms for Tenant telephone access. Tenant to provide backboard and conduit from telephone rooms to Tenant's suite.

          Five four-inch inter-tie conduits between telephone rooms of east and west towers are provided for Tenant communications between the buildings.

     ELEVATORS AND FREIGHT FACILITIES

          Three passenger elevators servicing office floors in each tower, installed and operational as designed to operate at 500 FPM. These elevators stop at levels 1, 4, 5, 6, 7 and 8. One of these three passenger elevators to be installed and operational as a freight elevator (3,500 lbs. capacity), protection pads provided.

          Two additional passenger elevators in each tower servicing parking levels installed and operational as designed to operate at 150 FPM and stopping at levels 1,2, and 3.

          Cabs finished consistent with a first-class suburban office building, including finished ceilings, walls, floors and lights.

     PARKING

          Garage construction complete with all equipment operational, spaces lined and lighting installed.

                         Schedule 1 to Exhibit B, Page 4

     LANDSCAPING AND IRRIGATION

          Installed per the Base Building Plans. Includes all water features, planters, trees, shrubs and ground cover, site lighting fixtures, outdoor furniture, special paving, screens, and site graphics.

          Automatic sprinklers installed per the Base Building Plans.

     LOBBY

          Lobby finish per the Base Building Plans.

     DIRECTORY

          Installed with sufficient lines for Tenant's needs as specified in the Lease.

     GENERAL

          To the extent there are improvements to the Base Building in excess of the foregoing, such improvements will remain as part of the Base Building Work at no cost to Tenant, and shall be in accordance with the Base Building Plans.




                                                                 INITIALS:
                                                                 Landlord ______
                                                                 Tenant   ______

                         Schedule 1 to Exhibit B, Page 5

                             SCHEDULE 2 TO EXHIBIT B

                                 PARKSIDE TOWERS
                    Building Standard FOR Tenant Improvements

MECHANICAL SYSTEMS

o Return air plenum system
o VAV Boxes
o AC Units                            Split system type, no air to air transfer
o Supply and Return air vents:        2'x 2' Flush mounted in T-bar ceiling
         Manufacturer:                Titus or equal
         Grille:                      Metal with circular perforation
o Perimeter air supply slots:               2' linear
o Height of 1st floor, slab to slab:        14' - 6"
o Height of the upper floors, slab to slab: 13' - 6"
o 1hr walls and demising walls to be full height.
o Exhaust fans in conference rooms and kitchens are per request.
o T-stats - Powers (manufacturer)


ELECTRICAL & COMMUNICATIONS SYSTEMS

o Phone boards to be provided in each tenant space as required. Wall mounted 4'x 8' x 3/4" fire treated plywood.
o Tele/Data Cabling to be independently supported.
o All panel schedules to be typed.
o Communications wiring to be Teflon coated or "plenum rated" or in conduit.
o Electrical & Communications Outlets may be placed on perimeter building walls during the initial build out only.
o Electrical & Communications outlets by electrical contractor:

     Manufacturer:       Leviton or equal
     Style:              Decora Receptacles 2" x 4" vertical (single) 4" x 4"
                         side by side (double)
     Color:              White
     Mounting hgt:       16" Standard wall mount 42" for above counter outlets
                         per Title 24/ADA Standards

LIGHTING

                         Schedule 2 to Exhibit B, Page 1

o FLUORESCENT LIGHT FIXTURES: 2x 4-(2) lamp recessed fixtures with 18 cell parabolic lens
          Manufacturer:  Lithonia or equal
          Lens:          18 Cell 3" deep louver with low iridescent specular
                         silver finish
          Lamp:          (2) T-8 32 W  Electronic Ballasts

o     DOWN LIGHTS        (when requested)
          Manufacturer:  Halo Compact Fluorescent Recessed
          Lamp:          (1) 13W DTT

o     WALL WASHERS       (when requested)
          Manufacturer:  Halo Incandescent Recessed
          Model:         H7T
          Trim:          425W White Coilex Wall Wash
          Lamp:          (1) 75W PAR 30

o     Safety Devices
          Horn/Strobe    Notifier (manufacturer)
          Smoke Detectors

o     EXIT SIGNS         Architectural Edge-Lit
          Manufacturer:  Lithonia Precise-LED
          Model:         LRP
          Panel color:   Green on clear
          Mount:         Ceiling mount

o     LIGHT SWITCHES
          Manufacturer:  Leviton Decora Rocker Switch or equal
          Model:         560-W
          Color:         White
          Mounting Hgt:  44" Max (in rooms w/unified sidelight mount adjacent to sidelight or on perpendicular wall min. of 3" from edge of door swing to edge of switch plate)

o     DIMMER SWITCHES
          Manufacturer:  Leviton Decora Slide Dimmer or equal
          Model:         6621-W
          Color:         White
          Mounting Hgt:  44" Max.

CEILINGS

TENANT SUITES & CORRIDORS


                         Schedule 2 to Exhibit B, Page 2

o     T-Bar  Grid:       2' x 4' Mounted @ +10' - 0"on level 4 and +9' - 0"
                         levels 5 through 8
          Manufacturer:  USG or equal
          Style:         Donn Fine Line
          Color:         White
o     Tile:              2' x 2'
          Style:         Cirrus 2' x 2' or USG Millenia
          Color:         White

WALLS

INTERIOR TENANT WALLS - Ceiling height (10'-0" on Level 4, 9'-0" other floors)

        o    Studs-Metal Studs:       24" O.C.
                Size:                 2-1/2"
                Gauge:                25
        o    GYP BD:                  5/8" Type x

        o    Paint:                   Kelly Moore or equal
                Primer:               (1) coat of primer
                Paint:                (2) finish coats of paint
                Sand between coats

ONE HOUR FIRE RESISTIVE WALLS - Full height
Any penetration of a demising wall requires a fire/smoke damper

        o    For Demising & Acoustical  Insulation to be Owens Corning or
             Walls                      equal, Batt type.
        o    Studs-Metal Studs:         16" O.C.
                Size:                   2-1/2"
                Gauge:                  20
        o    GYP BD:                    5/8" Type-X, Smooth finish
        o    Paint:                     Kelly Moore or equal
                Primer:                 (1) coat of primer
                Paint:                  (2) finish coats of paint
                Sand between coats

DOORS & FRAMES

Corridor, Tenant Entry and Interior Doors (including 20 min rated doors)

                         Schedule 2 to Exhibit B, Page 3

        o    Frame:           3-3/4" aluminum frame with 1" trim and 3/8" reveal
                              (unified frame at sidelights)
                Manufacturer: Advanced Architectural Frames, A.A.F. or equal
                Model:        Standard (20 min rating as required)
        o    Doors:           Solid core with wood veneer
                Manufacturer: Eggers Industries or equal
                Size: 3'-0" x 9'-0" x 1 3/4" (or as required)

60 and 90 Min Rated Doors (where required by 2 hr area separations, etc.)

        o    Frame:           Hollow metal frame, painted to match the color of
                              the adjacent wall in semi-gloss finish
                Manufacturer: Forderer or equal
                Style:        Welded hollow metal frame w/2" face frame

        o    Doors:           Solid core with wood veneer 60 or 90 min rating as
                              required
                Manufacturer: Eggers Industries or equal
                Size:         3'-0" x 9'-0" x 13/4" (or as required)

Building entry doors and stairwell doors per base building architects specifications. Doors required to swing into the corridor shall be installed in a 36" deep 90(Degree) recess with clearances per code. Provide compact fluorescent down lights in ceiling of recess.

HARDWARE

o     Locksets and latchsets
          Manufacturer:                      Schlage
          Series:                            L-Series Mortise Prep
                                             03A lever or 17A lever
          Finish:                            Polished Chrome

o     Tenant entry doors
          2 pair butts:                      Manufacturer: Hager or equal
          1 lockset:                         Schlage  L-Series Mortise Prep
          1 stop:                            Hager
          1 smoke seal:                      Pemko
          1 closer (as needed):              LCN or equal.
          1 coordinator                      Glyn-Johnson Bar Type


INTERIOR GLASS

o     TYPE:1/4" Tempered glass, clear

                         Schedule 2 to Exhibit B, Page 4

o SIDELITES: 24" Wx Door height, to be installed in a unified frame with door
o     No sidelights at one hour corridors
o Where sidelights occur, light switches are to be mounted on adjacent wall clearing door swing (minimum of 3") or dondsame wall adjacent to sidelight

WINDOW FRAMES

o     3-3/4" Aluminum Trim System - unified frame @ sidelight
         Manufacturer:             Advanced Architectural Frames or equal
         Model:                    Standard
         Profile:                  1" trim w/ 3/8" reveal


FLOORING

o     Carpet :                     Manufacturer:  Design Weave - New Tempest or
                                   per request.  Direct glue-down.
o     Glue:                        To be water based, non-toxic adhesive per
                                   carpet manufacturer's recommendation
o     Base @ Carpet:               2 1/2" Rubber Carpet Top set Base
         Manufacturer:             Burke
         Style:                    Carpet Base ("toeless")
o     Resilient Flooring:               12x12 Vinyl Composition Tile
o     Base @ Resilient flooring:        2 1/2" Rubber Cove Base
         Manufacturer:             Burke
         Style:                    Cove Base

WINDOW COVERING

o     1" aluminum mini-blinds, light beige color, Levelor.


PLUMBING FIXTURES

o     Sink:                        Elkay or equal Stainless Steel
o     Faucet:                      Delta Model #27T3824
o     Garbage Disposal:            ISE or equal
o     Insta Hot:                   ISE or equal


                         Schedule 2 to Exhibit B, Page 5

AUTOMATIC FIRE SPRINKLERS

o     Semi-recessed type with white escutcheon.








                                                                 INITIALS:

                                                                 Landlord ______
                                                                 Tenant   ______




                         Schedule 2 to Exhibit B, Page 6

                                    EXHIBIT C

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                    PARKSIDE TOWERS CO-TENANCY, AS LANDLORD,
                                       AND
                    INKTOMI CORPORATION, AS TENANT ("LEASE")


                                 BUILDING RULES

     The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

     1. USE OF COMMON AREAS. Tenant will not obstruct the sidewalks, common halls, passages, exits, entrances, elevators or stairways of the Building or the Project ("COMMON AREAS"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Project and its tenants.

     2. LIMITED ACCESS TO ROOF. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord, subject to the provisions contained below in this Paragraph 2 and Section 40 of this Lease. Any such device installed without such written consent is subject to removal at Tenant's expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising from any activities of Tenant or of Tenant's Representatives on the roof of the Building. Notwithstanding the foregoing, Landlord hereby consents to entry by (a) Tenant's HVAC contractor onto the roof for service of any supplemental HVAC units installed by Tenant, and (b) Tenant and its contractors for the performance of any maintenance or repair which is Tenant's obligation under this Lease and where access to the roof is reasonably required to perform repair, maintenance, installation and replacement of the satellite equipment, subject to reasonable rules and regulations of Landlord, and provided that Tenant and any such contractor shall be responsible for any damage Tenant or such contractor causes to the roof.


                               Exhibit C, Page 1

     3. SIGNAGE. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

     4. PROHIBITED USES. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public from the Premises, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. Notwithstanding the foregoing, Tenant may use a UL approved microwave oven in the Premises to warm foods and beverages for consumption by Tenant's employees and clients, provided that any such use is strictly non-commercial, is in accordance with all applicable Laws, and does not generate any annoying noise, odors or sanitation problems.

     5. JANITORIAL SERVICES. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord's janitorial service, except with Landlord's prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant's carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

     6. KEYS AND LOCKS. Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

     7. FREIGHT AND DELIVERIES. Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant's use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or


                               Exhibit C, Page 2
damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property. Moving vans and delivery trucks are limited in their use of loading stalls located on the north side of the Project to the hours of 7:00 am to 10:00 pm on weekdays (excluding legal holidays); and 9:00 am to 8:00 pm on weekends and legal holidays. Tenant shall prohibit moving vans and delivery trucks serving Tenant from using such loading stalls at any other hours. During all other hours, physical access to such loading stalls shall be prevented by a means established by Landlord.

     8. NUISANCES AND DANGEROUS SUBSTANCES. Tenant will not conduct itself or permit Tenant's Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Project in a manner which is offensive or unduly annoying to any other Tenant or Landlord's property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Project any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Project.

     9. BUILDING NAME AND ADDRESS. Without Landlord's prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant's business except as Tenant's address.

     10. BUILDING DIRECTORY. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

     11. WINDOW COVERINGS. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

     12. FLOOR COVERINGS. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as reasonably approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.


                               Exhibit C, Page 3

     13. WIRING AND CABLING INSTALLATIONS. Landlord will direct Tenant's electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written reasonable approval of Landlord.

     14. OFFICE CLOSING PROCEDURES. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant's carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

     15. PLUMBING FACILITIES. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

     16. USE OF HAND TRUCKS. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may reasonably approve.

     17. REFUSE. Tenant shall store all Tenant's trash and garbage within the Premises or in other facilities designated By Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

     18. SOLICITING. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Project are prohibited, and Tenant will cooperate to prevent the same.

     19. PARKING. Tenant will use, and cause Tenant's Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit Tenant's Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the


                               Exhibit C, Page 4
directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

     20. FIRE, SECURITY AND SAFETY REGULATIONS. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by any governmental agency or reasonably established by Landlord.

     21. RESPONSIBILITY FOR THEFT. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     22. SALES AND AUCTIONS. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Project, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

     23. WAIVER OF RULES. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

     24. EFFECT ON LEASE. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - "EVENTS OF DEFAULT".

     25. NON-DISCRIMINATORY ENFORCEMENT. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant's sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant). This Section 25 shall not be subject to modification by Landlord.

     26. ADDITIONAL AND AMENDED RULES. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its reasonable judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

                                                       INITIALS:

                                                       Landlord       ______
                                                       Tenant         ______


                               Exhibit C, Page 5

                                    EXHIBIT D

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                    PARKSIDE TOWERS CO-TENANCY, AS LANDLORD,
                                       AND
                    INKTOMI CORPORATION, AS TENANT ("LEASE")


                           ADDITIONAL PROVISIONS RIDER

36. CASH AND/OR LETTER OF CREDIT.


     (a) On Tenant's delivery to Landlord of copies of this Lease signed by Tenant, Tenant shall deliver a check payable to Landlord in the amount of $1,521,709.00 as the first installment of the Security Deposit to be held by Landlord in accordance with the provisions of Section 4 and this Section 36. On or before June 30, 2000, Tenant shall deliver to Landlord a second installment of the Security Deposit in the amount of $16,478,291.00. The second $16,478,291.00 installment of the Security Deposit shall consist either (i) entirely of cash, (ii) entirely of an unconditional, irrevocable, transferable and negotiable standby letter of credit (the "L/C"), or (iii) a combination of cash and an L/C. The amount of any L/C is herein called the "FACE AMOUNT". Consequently, effective June 30, 2000, the total Security Deposit shall be $18,000,000.00. If Tenant elects to provide an L/C of $16,478,291.00, then Landlord shall return to Tenant the cash Security Deposit of $1,521,709.00 within ten (10) days after Tenant delivers such $16,478,291.00 L/C to Landlord. After Tenant makes the election as to the allocation of the Security Deposit between cash and the L/C, as provided above, then Tenant shall not have the right to subsequently re-allocate the Security Deposit between cash and the L/C. Any L/C shall be issued by a bank or trust company ("ISSUER"), in form and content acceptable to Landlord, in its sole and absolute discretion, as additional security for the performance of Tenant's obligations under this Lease. Notwithstanding the foregoing, Landlord shall not unreasonably withhold consent to a bank as the Issuer of the L/C so long as the Issuer is a national money center bank which has a branch in San Francisco, California and the Issuer has shareholders' equity of at least $5,000,000,000. An L/C in the form attached hereto as EXHIBIT E is hereby approved by Landlord. The L/C shall name Landlord as beneficiary thereunder and provide that draws, including partial draws, at Landlord's election, will be honored upon the delivery to the Issuer of a certificate signed by Landlord, or its authorized agent, that Tenant has failed to perform its obligations under the Lease. The L/C shall also provide that it will be automatically extended upon each renewal date unless the Issuer thereof delivers to Landlord, no later than forty-five (45) days prior to the stated expiration date of the L/C, written notice of Issuer's intent not to extend or renew the L/C. During any period that Tenant is required to maintain the L/C, Tenant shall, at least thirty (30) days prior to any expiration or termination of the L/C, provide Landlord either with written confirmation that the existing L/C will be automatically extended and


                               Exhibit D, Page 1
renewed or with a new L/C that satisfies all of the requirements for the L/C in this Section 36. In addition, upon a proposed sale or other transfer of any interest in the Building, the Land, this Lease or Landlord (including consolidations, mergers, or other entity changes), Tenant, at its sole cost and expense and upon ten (10) Business Days' notice, shall, concurrent with Landlord's delivery to Tenant of the then outstanding L/C, deliver to any such transferees, successors, or assigns a replacement L/C on identical terms (except for the stated beneficiary) from the same Issuer or another bank or trust company acceptable to Landlord, in Landlord's sole discretion, naming the new landlord as the beneficiary thereof. Tenant's failure to perform or observe any of the covenants set forth in this Section 36 for any reason shall entitle Landlord to draw on the full amount of the L/C without the requirement of any notice from Landlord. Any amount(s) drawn under the L/C shall be held or used by Landlord in accordance with the terms of Section 4 of the Lease.

     (b) A portion of the Security Deposit, in the amount of $16,478,291.00 (the "POTENTIAL SECURITY DEPOSIT REDUCTION AMOUNT"), may be reduced in accordance with the provisions of (d) below.

     (c) If as of the third (3rd), fifth (5th) and seventh (7th) anniversary dates following the Rent Commencement Date, (i) no prior or current Event of Default has occurred, and no event or condition exists, which with the passage of time or delivery of notice by Landlord, or both, would constitute an Event of Default, (ii) Tenant has delivered to Landlord, on or before such anniversary dates, audited financial statements (the "FINANCIAL STATEMENTS") prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant's chief financial officer as being complete and accurate which meet the "Financial Criteria", as defined in (d) below, then the Potential Security Deposit Reduction Amount may be immediately reduced by the Reduction Amount (as hereinafter defined) on (x) the third (3rd) anniversary date of the Rent Commencement Date, (y) the fifth (5th) anniversary date of the Rent Commencement Date, and (z) the seventh (7th) anniversary date of the Rent Commencement Date, as applicable (the "L/C BURNOFF"). The "REDUCTION AMOUNT" shall be calculated by multiplying the Potential Security Deposit Reduction Amount by twenty percent (20%).

     (d) For the purposes of this Section 36, the term "FINANCIAL CRITERIA" means that the Financial Statements for each of the four consecutive calendar quarters immediately prior to the applicable anniversary date confirm Tenant has achieved all of the following:

          (i) Tenant has shareholders' equity of $150,000,000.00 or more at the end of each calendar quarter,

          (ii), Tenant has positive pre-tax earnings of $10,000,000.00 or more during each of the four calendar quarters,

          (iii) Tenant has cash and marketable securities of $150,000,000.00 or more at the end of each calendar quarter, and


                               Exhibit D, Page 2

          (iv) Tenant has a ratio of cash and marketable securities to current liabilities equal to 4 to 1, or greater at the end of each calendar quarter.

37. PARKING.

     (a) TENANT'S PARKING RIGHTS. Landlord shall provide Tenant, on an unassigned and non-exclusive basis, for use by Tenant and Tenant's Representatives and Visitors, at the users' sole risk, at no charge to Tenant, a maximum of one thousand three hundred thirty-two (1,332) parking spaces in the Parking Facility. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars and subject to designation of certain unassigned parking spaces for visitors' parking (and so long as Tenant is leasing the entire rentable area of the Project, the number of visitor parking spaces shall be subject to Tenant's reasonable approval). During any time when Tenant is the sole tenant in the Project, subject to designation of certain parking spaces as being for Visitors, Tenant shall be entitled to use all available parking spaces, other than those (i) reasonably needed by Landlord's on-site management personnel, and (ii) for use by the general public during certain City sponsored civic events.

     (b) AVAILABILITY OF PARKING SPACES. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the Parking Facility. Access to the Parking Facility may, at Landlord's option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord. Landlord retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations). The City of Foster City, California (the "City") requires that the Parking Facility be available for use by the general public during certain public events sponsored by the City. The City has indicated that such public events will be held during non-business hours. However, Landlord makes no representation or guaranty that such public events will not interfere with the parking available to Tenant, its employees and Visitors.

     (c) PARKING CONTROL. The City has required that the Landlord include in this Lease (x) a prohibition against Tenant using more parking spaces than the number of parking spaces provided to Tenant under subparagraph (a) above; and
(y) a notification that certain parking spaces are reserved for exclusive use by customers of the retail portion of the Project (collectively, the "Parking Controls"). Tenant shall cooperate with Landlord in the enforcement of the Parking Controls. The number of parking spaces used by Tenant, its employees, Tenant's Representative and Visitors shall not exceed the number of parking spaces contained in subparagraph (a) above. In addition, Tenant shall notify Tenant's employees of the prohibition against such employees parking in the portion of the Parking Facility marked as reserved for retail customers.


                               Exhibit D, Page 3

     (d) ASSIGNMENT AND SUBLETTING. Notwithstanding any other provision of the Lease to the contrary, Tenant shall not assign its rights to the parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person, except (i) to a Transferee, or (ii) with Landlord's prior written consent, which may be granted or withheld by Landlord in its sole discretion. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

     (e) CONDEMNATION, DAMAGE OR DESTRUCTION. In the event the Parking Facility is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant's rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility. In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility.

38. EXTENSION OPTION.

     Provided that Inktomi Corporation has not assigned this Lease or sublet more than twenty percent (20%) of the Premises other than to an Affiliate (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and its Affiliates and shall not be transferable or exercisable for the benefit of any Transferee other than an Affiliate), and provided Tenant is not in default under this Lease at the time of exercise or at any time thereafter until the beginning of any such extension of the Term, Tenant shall have the option (the "EXTENSION OPTION") to extend the Term for one (1) additional consecutive period of five (5) years ("EXTENSION PERIOD"), by giving written notice to Landlord of the exercise of any such Extension Option at least twelve (12) months, but not more than eighteen (18) months, prior to the expiration of the initial Term. The exercise of the Extension Option by Tenant shall be irrevocable and shall cover the entire Premises leased by Tenant pursuant to this Lease. Upon such exercise, the term of the Lease shall automatically be extended for the Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the Extension Option. The Extension Option shall terminate if not exercised precisely in the manner provided herein. Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that: (i) Tenant shall have no further option to extend the Term of the Lease; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and (iii) Base Rent for any such Extension Period shall be the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be established as set forth below.


                               Exhibit D, Page 4

     (a) "FAIR MARKET BASE RENTAL" shall mean the "fair market" Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to tenants in other office buildings in the general vicinity of the Building of comparable size, location, quality and age as the Building for leases with terms equal to the Extension Period, taking into account the creditworthiness and financial strength of the tenant, the financial guaranties provided by the tenant (if any), and the desirability, location in the building, size and quality of the space, tenant finish allowance and/or tenant improvements, included services, operating expenses and tax and expense stops or other escalation clauses, for the space in the Building for which Fair Market Base Rental is being determined and for comparable space in the buildings which are being used for comparison. Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable office buildings in the general vicinity of the Project, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

     (b) Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to so agree within thirty (30) days after receipt by Landlord of Tenant's notice of exercise of the Extension Option, Landlord and Tenant shall mutually select a licensed real estate broker. If Landlord and Tenant are unable to agree upon the name of a licensed real estate broker within such thirty (30) day period, then within fifteen (15) days after the expiration of the thirty (30) day period, Landlord shall select a licensed real estate broker, and Tenant shall select a licensed real estate broker. The two (2) licensed real estate brokers shall then within fifteen (15) days thereafter mutually select a third licensed real estate broker (the "Arbitrator"). All licensed real estate brokers selected pursuant to the provisions of this paragraph must be actively leasing space similar to the Building in the general vicinity of the Project, and have at least five (5) years experience in the leasing of space similar to the Building in the general vicinity of the Project. After selection of the broker or brokers in accordance with the provisions of this paragraph, Landlord shall submit Landlord's determination of Fair Market Base Rental and Tenant shall submit Tenant's determination of Fair Market Base Rental to such broker, or brokers, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker; or if Landlord and Tenant do not agree on one broker and an Arbitrator is appointed, then as directed by the Arbitrator, if Landlord and Tenant do not promptly agree). If Landlord and Tenant have agreed upon one broker, the broker shall select either Landlord's or Tenant's determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant. If Tenant's determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker's cost and fees. If Landlord's determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker's cost and fees. If Landlord and Tenant have not agreed upon one broker, and there is an Arbitrator appointed, then the Arbitrator shall select either Landlord's or Tenant's determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant. If Tenant's determination is selected as the Fair Market Base Rental, then Landlord shall bear all costs and fees of all of the brokers (including the Arbitrator). If Landlord's determination is selected as the Fair Market Base Rental, then Tenant shall bear all of all costs and fees of all of the brokers (including the Arbitrator). The broker or Arbitrator may select only between the two (2) determinations of Fair Market Base Rental submitted by


                               Exhibit D, Page 5

Landlord and Tenant, and shall not have the right to average the two determinations of Fair Market Base Rental, or to make any determination of Fair Market Base Rental other than between the two determinations submitted by Landlord and Tenant.

          (c) In the event the Fair Market Base Rental for the Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for the Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.

          (d) In no event shall the Base Rent during the Extension Period be less than the Base Rent in effect immediately prior to such Extension Period.

          (e) The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by the Extension Period (if the Extension Option is exercised), is referred to in this Lease as the "Term."

39. RIGHT OF OFFER TO PURCHASE PROJECT.

     (a) Provided that Inktomi Corporation has not assigned this Lease or sublet more than thirty percent (30%) of the Premises other than to an Affiliate (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and its Affiliates and shall not be transferable or exercisable for the benefit of any Transferee other than an Affiliate), and provided Tenant is not in default beyond any applicable notice and cure period under this Lease at the time of the exercise of any such right or at any time thereafter until the closing of the sale to Tenant, during the initial Term of this Lease (but not during the Extension Period, if Tenant exercises the Extension Option), Tenant shall have a one-time right of first offer to purchase the Project on the terms and conditions set forth below in this Section 39.

     (b) Such right of first offer may only be exercised with respect to the entire Project offered by Landlord. Notwithstanding any provision contained herein to the contrary, specifically excluded from the provisions of this
Section 39 are transfers to affiliates of Landlord, mergers or consolidation of Landlord with, or transfers of substantially all the assets of Landlord to, another entity, transfers to any party through a foreclosure, deed-in-lieu of foreclosure or other transfer arising from or in connection with the rights of a mortgagee of all or any part of the Project (collectively, an "EXCLUDED SALE"); and Tenant shall have no right of first offer nor shall Landlord be obligated to offer to sell the Project to Tenant if there is an Excluded Sale. If Landlord intends to sell Landlord's entire equity ownership in the Project (other than pursuant to an Excluded Sale), Landlord shall offer to sell the Project to Tenant at the same purchase price and on the same terms and conditions (the "SALE TERMS") that Landlord intends to offer to sell the Project to prospective purchasers ("LANDLORD'S OFFER TO SELL"). Landlord, at its option, may attach a commercially reasonable form of purchase agreement incorporating the Sale Terms to


                               Exhibit D, Page 6

Landlord's Offer to Sell (the "PURCHASE AGREEMENT"). Tenant shall have ten (10) Business Days following receipt of Landlord's Offer to Sell within which to notify Landlord in writing that Tenant accepts the Sale Terms contained in Landlord's Offer to Sell. If Landlord has attached the Purchase Agreement to the Landlord's Offer to Sell, Tenant must either (i) execute and return two copies of the Purchase Agreement to Landlord in order to form a binding contract, or
(ii) notify Landlord in writing of Tenant's acceptance of the Sale Terms and Tenant's specific objections to the provisions of the Purchase Agreement given by Landlord to Tenant. To be effective, such notice (or such Purchase Agreements) must be accompanied by a payment equal to four percent (4%) of the purchase price set forth in the Sale Terms. If Tenant accepts the Sale Terms contained in Landlord's Offer to Sell but Landlord did not attach the Purchase Agreement to Landlord's Offer to Sell or Tenant has objected to the provisions of the Purchase Agreement, then the parties shall negotiate in good faith and execute the Purchase Agreement for such sale consistent with the provisions of the Sale Terms. If Tenant fails so to accept the Sale Terms contained in Landlord's Offer to Sell within such ten (10) Business Day Period, or if Landlord does not attach the Purchase Agreement to Landlord's Offer to Sell or Tenant has objected to the provisions of the Purchase Agreement and Landlord and Tenant are unable to reach agreement upon, execute and deliver the Purchase Agreement within fifteen (15) Business Days after Tenant's acceptance of the terms contained in Landlord's Offer to Sell, Landlord may thereafter sell the Project to any third party at such purchase price and upon such terms and conditions as determined by Landlord; provided, however, if Landlord and a third party agree on a sales price for the Project that is less than eighty percent (80%) of the sales price contained in Landlord's Offer to Sell, then Landlord shall first re-offer (the "INITIAL RE-OFFER") to sell the Project to Tenant at such lower sales price. Tenant shall have five (5) Business Days following receipt of the Initial Re-Offer within which to notify Landlord that it accepts the terms contained in the Initial Re-Offer for purchase of the Project. If the Purchase Agreement is attached to the Initial Re-Offer, Tenant must deliver two executed copies of the Purchase Agreement in order to accept the Initial Re-Offer. If Tenant accepts the terms contained in the Initial Re-Offer where no Purchase Agreement is attached, then the parties shall negotiate the Purchase Agreement in accordance with the provisions contained above. If Tenant fails so to accept the terms contained in the Initial Re-Offer, then Landlord shall be free to sell the Project to a third party under the terms, and at the price, contained in the Initial Re-Offer.

     (c) If Landlord does not close a sale of the Project within eighteen (18) months following Landlord's Offer to Sell and desires to sell the Project after the expiration of such 18-month period, then Landlord shall re-offer (the "SECOND RE-OFFER") to sell the Project to Tenant in accordance with the provisions of Landlord's Offer to Sell, including the requirements of the Purchase Agreement; provided, however, the provisions concerning the Initial Re-Offer shall not be applicable to the Second Re-Offer.

     (d) If Tenant does not accept the terms contained in (i) Landlord's Offer to Sell the Project from Landlord when it is first offered to Tenant by Landlord, or (ii) the Initial Re-Offer, if and when re-offered to Tenant by Landlord, or (iii) the Second Re-Offer if and when re-offered to Tenant, then this right of first offer shall terminate and Tenant shall have no further rights to purchase the Project, all without the necessity of Tenant executing or delivering any further documentation or instrument.


                               Exhibit D, Page 7

     (e) If Tenant agrees to purchase the Project as described above but does not complete the sale, Landlord shall be entitled to retain the deposit paid by Tenant as liquidated damages.

     (f) ESCROW, TITLE AND CLOSING.

          (i) Unless otherwise set forth in the Purchase Agreement, or agreed to by Landlord and Tenant, on close of escrow, Landlord shall convey to Tenant good and marketable title, as evidenced by a standard form ALTA title insurance policy in the full amount of the purchase price, issued by a title insurance company selected by Tenant, to be paid for by Landlord, subject only to covenants, easements, restrictions and other matters of record.

          (ii) All real property taxes and rent shall be prorated between Landlord and Tenant as of the date of close of escrow.

          (iii) On close of escrow, Landlord shall pay the cost of preparing and recording the grant deed conveying title to Tenant. Tenant shall pay all transfer taxes imposed by any governmental agency and escrow charges.

          (iv) Any matters not specifically referred to herein shall be treated in a manner consistent with escrow custom then in effect in San Mateo County, California.

          (v) If on or before the same date that the Purchase Agreement is executed, Inktomi Corporation shall have furnished to Landlord a written exclusive agency agreement engaging BT Commercial as Inktomi Corporation's exclusive real estate agent, then on close of escrow Landlord shall pay to BT Commercial a broker's commission equal to one-half of one percent (.5%) of the purchase price paid by Inktomi Corporation.

40. POSSIBLE EXTERIOR BUILDING SIGNS.

     (a) EXTERIOR BUILDING SIGN. The City restricts or prohibits exterior signage on office buildings. Landlord agrees to cooperate with Tenant in any attempt by Tenant to obtain approval by the City for exterior signage on the Buildings. In addition to approval by the City, any exterior signage on the Buildings is also subject to Landlord's prior written approval, subject to the applicable provisions of the Lease and the provisions contained in this Section
40. Provided that (i) Tenant has received approval from the City and Landlord (in accordance with the provisions of this Section 40) for exterior signage on a Building, (ii) Inktomi Corporation leases and occupies at least 100,000 rentable square feet in that Building (it being intended that all rights pursuant to this provision are and shall be personal to Inktomi Corporation and its Affiliates and shall not be transferable or exercisable for the benefit of any assignee of the Lease other than an Affiliate, or any sublessee of any portion of the Premises), and (iii) Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant shall have the right


                               Exhibit D, Page 8
to place up to two (2) signs (individually or collectively, "TENANT'S SIGN") on each Building identifying Tenant on the exterior of the Building at a location or locations to be approved by Landlord and the City. Tenant's Sign shall be (a) subject to Landlord's prior written approval of the size, location, material, color, method of attachment to the Building, and all other aspects of Tenant's Sign, which approval shall be in Landlord's sole and absolute discretion, without any reference to standards of reasonableness, (b) subject to all applicable ordinances, regulations and the prior approval of all applicable governmental authorities, (c) shall only be installed after Tenant obtains all necessary permits and approvals from the applicable authorities, and (d) shall be installed and maintained in a first class condition at Tenant's sole cost and expense (including, without limitation, the cost of obtaining all permits and other governmental approval). If the City and Landlord approve lighting for Tenant's Sign, the electricity for Tenant's Sign shall be separately metered, at Tenant's sole cost and expense, and Tenant shall pay, when due, the electricity charges for Tenant's Sign. Throughout the Term of the Lease Tenant shall not make any change or changes to Tenant's Sign without the prior written consent of Landlord. Within fifteen (15) days after the expiration or termination of this Lease Tenant shall, at Tenant's sole cost and expense, remove Tenant's Sign from the exterior of the Building and to repair any damage to the exterior of the Building caused by the installation or removal of Tenant's Sign. If Tenant fails to remove Tenant's Sign from the exterior of the Building, and to repair any damage to the exterior of the Building, within fifteen (15) days after the expiration or termination of this Lease, then Landlord shall have the right to do so at Tenant's expense, and Tenant agrees to pay to Landlord the costs of such removal and repair within thirty (30) days after Landlord invoices Tenant therefor. Notwithstanding the provisions of Section 11.3 of this Lease, Tenant will be liable for any damages or repairs incurred or required as a result of the installation, use, repair, maintenance or removal of Tenant's Sign and Tenant agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising therefrom.

     (b) SIGN SPACE RENT. Commencing on the date Tenant first installs Tenant's Signs on a Building, and continuing until the earlier of (a) the end of the Term of the Lease, or (b) the date Tenant actually removes Tenant's Signs as a result of (i) Tenant no longer actually using and occupying at least 100,000 rentable square feet in that Building, or (ii) Tenant losing the right to Tenant's Sign pursuant to the provisions of this Section 40, Tenant shall pay to Landlord, as additional rent, in accordance with the provisions of the Lease, the sum of $2,500.00 per month for each of Tenant's Signs for the right to place and install Tenant's Signs on the exterior of the Buildings.

41. TENANT'S GENERATOR(S).

     Tenant shall have the non-exclusive right, at Tenant's sole cost and expense, and subject to the provisions of this Section 41, to install one (1) back-up emergency generator for each Building (or, at Tenant's option, a single generator serving more than one Building, subject to physical constraints in the location designated by Landlord), in a location or locations designated by Landlord (which location shall be referred to individually and collectively as the "Generator Site"), which generator shall be of such size and specifications, and include such platforms,


                               Exhibit D, Page 9
sheds, fencing, venting and other related material and equipment as shall be reasonably approved in writing by Landlord prior to installation (collectively, the "Emergency Generator"); provided, however, Tenant shall not install more than two (2) Emergency Generators at the Project. In addition, Tenant shall have the right, subject to available capacity to install such connecting equipment, such as conduits, chases, utility closets and materials (collectively, the "Connecting Equipment") in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Emergency Generator to Tenant's other machinery and equipment in the Premises. Tenant shall also have the right of access to the areas where any such Connecting Equipment is located for the purposes of maintaining, repairing, testing and replacing the Connecting Equipment.

     (a) The installation of the Emergency Generator and related Connecting Equipment (herein referred to together and/or separately as the "Special Equipment") shall be performed in accordance with, and subject to, the provisions of Section 6 of this Lease, including without limitation, Tenant's obligation to obtain Landlord's prior consent to the size and specifications of the Special Equipment. If the weight of Emergency Generator requires an upgrade to the Base Building Plans, Tenant shall be responsible for the costs of upgrading the Base Building Work to accommodate the Emergency Generator. The Special Equipment shall be treated for all purposes under this Lease as Tenant's property.

     (b) Landlord makes no representation or warranty that the Special Equipment will supply sufficient electrical power to the Premises, and Tenant agrees that Landlord shall not be liable for any failure relating thereto.

     (c) Tenant shall not use any Hazardous Materials in connection with the Special Equipment, except that, subject to the provisions of Section 5.2 of this Lease, Tenant may use fuel stored within the Emergency Generator as necessary for the operation thereof, as long as such fuel is kept, maintained and used in accordance with applicable Laws and the highest safety standards for such storage and use, and so long as such fuel is always stored within the Generator Site and is not used or stored in any area outside the Generator Site.

     (d) During the Term of this Lease, Tenant shall maintain the Special Equipment at a high level, consistent with similar equipment in comparable office buildings in the general vicinity of the Project. Tenant's Emergency Generator shall be routinely tested and inspected (at least once per month following the Final Rent Commencement Date), at Tenant's sole cost and expense, by a qualified contractor selected by Tenant and reasonably approved by Landlord, in accordance with testing and inspection contracts reasonably approved by Landlord. Within five (5) Business Days after receipt thereof, Tenant will provide Landlord with copies of all certificates and other documentation relating to the testing of the Emergency Generator. Testing hours are restricted, however, to those specific hours reasonably set and determined by Landlord from time to time.

     (e) Upon expiration or termination of the Term of this Lease, Tenant shall, subject to the reasonable control of and direction from Landlord, remove the Special Equipment, repair any


                               Exhibit D, Page 10
damage caused from such removal, and restore the Generator Site to its condition existing prior to the installation of the Special Equipment.

42. ANTENNA LICENSE.

     Landlord hereby grants to Tenant the non-exclusive License to install an antenna on the roof of the East Office Building and the West Office Building, subject to all the terms and conditions provided in the Antenna License attached as EXHIBIT G (the "ANTENNA LICENSE") and to the requirements of the City, including, without limitation, the screening requirements imposed by the City for rooftop equipment. Landlord and Tenant acknowledge that the Antenna License will be executed by the parties subsequent to their execution of this Lease and after Tenant has determined its reasonable requirements for rooftop antennae use. The parties further acknowledge that certain provisions of the Antenna License have been left for future negotiation, including provisions governing the square footage of the Rooftop Space and the Equipment Room (as such terms are defined in the Antenna License) available for Tenant's use. Landlord and Tenant shall negotiate reasonably and in good faith to reach agreement on those provisions of the Antenna License which remain open to further negotiation. In this regard, Landlord acknowledges that Tenant is leasing the entire East Office Building and the entire West Office Building, and that, subject to meeting the requirements imposed by the City for the City's rooftop use (including Communications Spaces) and the reasonable requirements of Landlord for either its own use, or for use by third party licensees ("COMMUNICATIONS LICENSEES") of Landlord, of the rooftop, Equipment Room, and Communications Spaces (as distinguished from Landlord's use for the direct or indirect benefit of others), Tenant shall be given a preferential right to utilize a reasonable amount of Rooftop Space and Equipment Room space to meet Tenant's own requirements, subject to and in accordance with the other applicable provisions of the Antenna License. Landlord shall not enter into a license with any Communication Licensees until the earlier of (i) thirty (30) days after Landlord receives Tenant's plans listed in Section 6.1 of the License, or (ii) ninety (90) days after the Final Rent Commencement Date, and thereafter Landlord's right to enter into a license with any Communications Licensees is subject to Tenant's prior right, upon prior written notice to Landlord, to utilize the Rooftop Space and Equipment Room for Tenant's use in accordance with the provisions of this Lease. Tenant shall have prior approval rights over the location and equipment of any Communications Licensees, only if the equipment (including the location of such equipment), or transmissions from the Communications Licensees interferes with Tenant's use of the Rooftop Space, Equipment Room or Communications Spaces. In the event of any conflict between the provisions of this Section 42 and the provisions of the Antenna License attached hereto as Exhibit G, the provisions of this Section 42 shall prevail.

43. POSSIBLE REDUCTION OF AREA IN FIRST LEVEL OFFICE SPACE.


                               Exhibit D, Page 11

     As of the date of this Lease, the Use Permit issued by the City for the Project permits the First Level Office Space to be used only for the sale of retail goods. Landlord agrees to use diligent good faith efforts to have the City reclassify the use of the First Level Office Space (the "PROPOSED RECLASSIFICATION") from the sale of retail goods to office space. Landlord agrees to periodically notify Tenant with respect to Landlord's progress in achieving the Proposed Reclassification. Tenant shall not contact the City regarding such Proposed Reclassification, except at the request of Landlord. All costs, fees, and other charges associated with the Proposed Reclassification (including, without limitation, any impact fees or other exactions) shall be borne solely by Landlord and shall not be passed through to Tenant.

     (a) If by November 1, 2000 Landlord achieves the Proposed Reclassification for the entire First Level Office Space, or achieves the Proposed Reclassification for 5,000 contiguous square feet, or more, of the First Level Office Space, then Tenant shall continue to lease as office space that portion of the First Level Office Space on which Landlord has achieved the Proposed Reclassification.

     (b) If by November 1, 2000 Landlord has either (i) not achieved the Proposed Reclassification for the entire First Level Office Space, or (ii) has achieved the Proposed Reclassification only for a portion of the First Level Office Space (any such First Level Space which has not been reclassified pursuant to the Proposed Reclassification is herein called the "REDUCTION SPACE"), then (x) this Lease shall partially terminate with respect to the Reduction Space, or (y) if the First Level Space so reclassified pursuant to the Proposed Reclassification not 5,000 square feet, or more, of contiguous space, this Lease shall partially terminate with respect to the entire First Level Office Space. Upon any partial termination of this Lease pursuant to the provisions of this Section 43, Landlord and Tenant, shall, at the request of the other, enter into a Lease amendment reducing the rentable area in the Premises by the amount of rentable area in the Reduction Space. In addition to such reduction in the rentable area, such amendment shall contain the following provisions:

          (i) The number of parking spaces and the number of access cards provided by Landlord shall be reduced by one (1) for each 198 usable square foot in the Reduction Space.

          (ii) Tenant's Operating Costs Share and Tenant's Tax Share shall be amended based upon the remaining rentable area in the Premises after the Reduction Space has been eliminated from the area in the Premises.

44. REDUCTION IN RENTABLE AREA FOR A MANAGEMENT OFFICE.

     Landlord will require an on-site office, not to exceed 1,300 rentable square feet, exclusively used for the management of the Project. In reviewing Tenant's Space Plan,

                               Exhibit D, Page 12

Landlord will indicate to Tenant the location and configuration Landlord desires for such management office. Landlord and Tenant will mutually determine the location and configuration of the management office prior to final approval of Tenant's Space Plan. The rentable area in the Premises will be reduced by the rentable area contained in the management office, and Tenant will not be leasing the management office.






                                                       INITIALS:

                                                       Landlord       ______
                                                       Tenant         ______


                               Exhibit D, Page 13

                                    EXHIBIT E

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                    PARKSIDE TOWERS CO-TENANCY, AS LANDLORD,
                                       AND
                    INKTOMI CORPORATION, AS TENANT ("LEASE")


                         APPROVED LETTER OF CREDIT FORM

[LETTERHEAD OF ISSUING BANK]
[MUST BE A BANK WHOSE LOCATION, CREDIT AND PRACTICES LANDLORD HAS APPROVED]


RE:     IRREVOCABLE COMMERCIAL LETTER OF CREDIT NO. _________

TO:     [NAME OF PROJECT OWNER] ("Landlord"), __________________________________
__________________ [LANDLORD'S ADDRESS]

Gentlemen:

We hereby issue our Irrevocable Commercial Letter of Credit in your favor, for the account of _____________________________ [NAME OF TENANT AND TYPE OF ENTITY (E.G. "ABC CORPORATION, A CALIFORNIA CORPORATION")] ("Tenant"), in the amount of ______________________________ Dollars ($__________). This amount is available to you on presentation of your sight draft drawn upon us referring to the above letter of credit number, date and amount being drawn hereunder, accompanied by the signed statement of you or your authorized agent, Cornerstone Properties Limited Partnership dba Wilson Cornerstone Properties Limited Partnership, that the amount drawn hereunder is being drawn pursuant to the terms of the _______________ [TITLE OF LEASE DOCUMENT (E.G. OFFICE LEASE, LEASE AGREEMENT, ETC.)] dated as of __________, between Tenant, as tenant, and Landlord, as landlord, for certain premises located at _______________ __________________________ (the "Lease").

Any draft presented for payment must be presented on or before ________________ [TERM SHOULD BE AT LEAST ONE YEAR], the date this Letter of Credit expires. Partial drawings are permitted.

If you sell or otherwise transfer any interest in the "Building" (as defined in the Lease) [BE SURE TO USE THE DEFINED TERMS USED IN THE LEASE (E.G. IF THE ENTIRE PROJECT IS CALLED THE "PROJECT" IN


                               Exhibit E, Page 1

THE LEASE, THEN USE THAT TERM HERE)], in the land upon which the same is located, in the Lease, or in Landlord (including consolidations, mergers or other entity changes), you shall have the right to transfer this Letter of Credit to your transferee(s), successors or assigns.

We hereby certify that this is an unconditional and irrevocable Letter of Credit and agree that a draft drawn under and in compliance with the terms hereof will be honored upon presentation at our office at _________________________________ [IT MUST BE A LOCATION EASILY ACCESSIBLE TO US (E.G. NO COUNTRY BANKS LOCATED IN SOME TINY TOWN IN THE SOUTHEASTERN CORNER OF TEXAS].

This Letter of Credit shall automatically be extended and renewed for successive one year periods at the end of the stated expiration date and each anniversary thereof unless we notify you in writing, no later than forty-five (45) days prior to the then applicable expiration date, that we will not extend and renew the Letter of Credit for another one year term.

Except to the extent inconsistent with the express provisions hereof, this Letter of Credit is subject to and governed by Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce publication number 500.

                                             [NAME OF BANK]

                                             ---------------------------------
                                             Authorized Signature




INITIALS:
Landlord       ______
Tenant         ______


                               Exhibit E, Page 2

                                    EXHIBIT F

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                    PARKSIDE TOWERS CO-TENANCY, AS LANDLORD,
                                       AND
                    INKTOMI CORPORATION, AS TENANT ("LEASE")


                            JANITORIAL SPECIFICATIONS

A. TENANT OFFICE AREAS


1.        NIGHTLY SERVICES
     a.   Secure all lights as soon as possible each night.
     b. Vacuum all carpets; spot clean as needed; dry clean heavy traffic areas as necessary.
     c. Dust mop all composition floors with treated dust mops. Damp mop to remove spills and water stains as required.
     d.   Damp mop all other tile, marble, terrazzo flooring.
     e. Dust all desks and office furniture (including book shelves, picture frames, tops of partitions) with treated dust cloths, as appropriate WITHOUT DISTURBING ITEMS ON DESKS AND SHELVES.
     f.   Sanitize all telephone receivers.
     g. Empty all waste paper baskets, recycling containers, and other trash containers; replace ____ liners as appropriate. Remove "wet trash" from lunch/break rooms taking care not to spill. Use heavy plastic or canvas at all trash locations.
     h.   Remove all trash from floors to designated trash areas.
     i. Remove finger prints, dirt smudges, graffiti, etc., from all doors (including door hardware), glass partitions, glass tops, switch plates, walls; wipe clean smudged chrome, brass and other "bright work", etc.
     j.   Return chairs and waste baskets to proper positions.
     k.   Clean, sanitize and polish drinking fountains.
     m. Secure the building, suites and indivuidal offices as directed. Lock all doors which were locked proir to cleaning. While working within a suite, keep the doors locked.
     n.   Turn off all lights when not occyping an area.
     o. Drapes and Blinds to be left in same condition found when entering the suite.
     p. If not in waste basket, DO NOT throw out anything unless specifically marked "Trash" or "Basura."
     q. Survey for any lights needing bulb changes, replace bulbs as needed. Report any ballast problems to building management.


2.        WEEKLY SERVICES
     a. Dust all low reach areas including, but not limited to chair rungs, structural and furniture ledges, base boards, door louvers, wood paneling molding, etc.
     b.   Dust inside of all door jambs.
     c.   Dust all exterior window and interior window mini-blinds.
     d.   Thoroughly damp mop all composition flooring.


                               Exhibit F, Page 1

     e.   Clean / scrub door thresholds with steel wool.
     f.   Vacuum vacant suites (partial only, as needed)
     g.   Clean and polish conference room tables.
     h. Spot clean entrance doors, frames hardware to each tenant space, and light switches in reception areas.
     i.   Through vacuuming of carpeted areas, wall to wall.


3.        MONTHLY SERVICES
     a. Dust all high reach areas including, but not limited to tops of door frames, structural and furniture ledges, air conditioning diffusers and return air grills.
     b.   Vacuum all upholstered furniture.
     c.   Thoroughly edge vacuum all carpeting.
     d. Shower-scrub or otherwise recondition all tile and composition flooring to provide a level of appearance equivalent to a completely refinished floor.
     e.   Clean mini-blinds.
     f. Establish a monthly desk cleaning program and work with the property management office and tenants to provide voluntary desk cleaning for participating tenants/employees. For employees agreeing to such service, desks would be cleaned off in advance to allow for pre-scheduled cleaning.
     g.   Wipe down and polish inside and outside of tenant entry doors.


4.        SEMI-ANNUAL SERVICES
     a. Steam extraction shampoo with neutralizing rinse all common corridor carpeted floors on a rotating basis so as to accomplish two washings per year.
     b.   Completely strip composition flooring, apply floor finish and buff.
     c.   Dust/clean alll HVAC diffusers and air grills.


5.        ANNUAL SERVICES
     a. Clean and wash all overhead lighting fixtures (can be done on a constant rotating basis.)


B.      KITCHEN/COFFEE AREAS


IN ADDITION TO THE NIGHTLY SERVICE SPECIFICATIONS LISTED IN SECTION "A", THE FOLLOWING DUTIES SHOULD BE PERFORMED.

1.        NIGHTLY SERVICES
     a. Wipe down all counter tops and kitchen tables; these surfaces should be left in an unstreaked condition.
     b.   Spot clean finger prints and smudges from cabinet doors and surfaces.
     c. Wipe down (inside and out) all trash receptacles; provide fresh liners.
     d.   Wipe down any stains from wall and baseboard behind trash receptacles.
     e. Damp mop floor to remove spills and stains; detail around refrigerator edges.
     f. Spot clean exterior of refrigerator (including the top), microwave, coffee maker, etc.
     g.   Dust all open shelving areas.


2.        MONTHLY SERVICES
     a.   Thoroughly wash down all countertops and surfaces.
     b.   Thoroughly wash down refrigerator surfaces.


C.      MAIL COPY & STORAGE ROOMS


                               Exhibit F, Page 2

1.        NIGHTLY SERVICES
     a.   Dust all open shelving areas.
     b.   Wipe down all countertops.
     c.   Remove fingerprints and smudges from all cabinet doors and surfaces.
     d.   Remove all trash; provide fresh liners as appropriate.
     e.   Damp mop floors to remove spills and stains.


D. RESTROOM SERVICES


1.        NIGHTLY SERVICES
     a. Restock all restrooms with supplies including paper towels, toilet tissue, seat covers, sanitary napkins, tampons and hand soap.
     b. Wash and polish all mirrors, dispensers, faucets, flushometers, and "bright work" with non-scratch disinfectant cleaners.
     c. Wash and sanitize all toilets, toilet seats, urinals and sinks with non-scratch disinfectant cleaners. All surfaces to be wiped dry.
     d.   Remove stains, descale toilets, urinals and sinks.
     e.   Mop all restroom floors with disinfectant germicidal solution.
     f. Empty and sanitize all waste and sanitary napkin and tampon receptacles; provide fresh liners.
     g.   Remove all restroom trash from building.
     h. Spot clean finger prints, marks and graffiti from walls, partitions, aluminum and switch plates as required.
     i.   Dust all partition tops.
     j. Report all fixtures not working properly to supervisor and Building Manager.
     k.   Pour water into all floor drains.
     l.   Spot clean walls around wash basins.


2.        WEEKLY SERVICES
     a.   Dust all doors and door jambs.
     b. Pour clean water with germicidal solution in urinal traps, lavatory traps and toilet bowls.
     c.   Wipe down / polish restroom signs on doors.
     d. Wash down all containers for toilet tissue, paper towels, rubbish, and tampons/sanitary napkins.


3.        MONTHLY SERVICES
     a. Thoroughly scrub an reseal all ceramic tile floors, using approved sealers, if appropriate.
     b. Wash down all tile walls (wall behind toilet/urinal should be done daily), partitions and dispensers as appropriate. Partitions and dispensers shall be left in an unstreaked condition after this work.
     c.   Clean and polish all doors, frames and hardware.


4.        QUARTERLY SERVICES
     a.   Dust/Clean exhaust fan vents.
     b.   Dust/Clean all restroom light fixtures.
     c. Dust all high reach areas including, but not limited to structural ledges, mirror tops, air conditioning diffusers and return air grills.
     d.   Clean all ventilation grills.


E.      MAIN FLOOR LOBBY AND ELEVATOR LOBBY


                               Exhibit F, Page 3

1.        NIGHTLY SERVICES
     a.   Thoroughly wipe down all entry glass doors.
     b. Wipe smudges, etc. from all glass, chrome bright work including entry doors, hardware, kick plates, base, switch plates, waste paper receptacles, planters, elevator call button plates, hose cabinets, and visible hardware on the corridor side of tenant entry doors.
     c. Wipe smudges, finger prints, etc. from all interior architectural stainless steel finishes including the lobby side of all tenant windows, door frames and base.
     d.   Spot clean all wall surfaces where applicable.
     e.   Thoroughly clean all door thresholds of dirt and debris.
     f.   Spot clean, sweep and damp or dust mop all flooring, as applicable.
     g. Empty, clean and sanitize as required all waste paper baskets and refuse receptacles.
     h.   Vacuum all carpets; spot clean and/or dry clean as necessary.
     i.   Dust and wipe down directory sign, guard station, etc.
     j.   Spot clean all exterior glass at building entrances.


2.        WEEKLY SERVICES
     a. Thoroughly polish all chrome and architectural stainless steel interior finishes.
     b.   Buff hardwood floors as appropriate.
     c. Thououghly clean all entrance doors and adjacent windows, and double glass doors into tenant suites. Polish all metal (frames, hardware) on entry door thresholds.
     d.   Wipe down marble wall surfaces.
     e.   Dust and wipe down all suite plaques off lobby area.
     f. Dust elevator doors and frames (Use vertical motion with non-abrasive cloth.)


3.        MONTHLY SERVICES
     a.   Shampoo and extract lobby area carpets as needed.
     b.   Dust wood paneling as appropriate.


4.        SEMI-ANNUAL SERVICES
     a.   Strip and reseal granite or stone floor.
     b. Vacuum fabric panels as appropriate (the fabric walls are on an annual schedule to be professionally dry cleaned by another contractor). Condition hardwood floors as necessary.


5.        ANNUAL SERVICES
     a.   Condition all wood panelling as appropriate.


F. ELEVATOR LOBBIES, HALLS AND PASSAGEWAYS


1.        NIGHTLY SERVICES
     a.   Clean, sanitize and polish drinking fountains.
     b.   Vacuum all carpets and/or dust mop hardwood floors.
     c.   Spot clean all carpets, as needed.
     d.   Check all interior public corridor plants for debris.
     e.   Dust and remove debris from all metal door thresholds.
     f.   Clean all baseboards.
     g.   Dust and clean directory signs.
     h.   Dust and spot clean vertical surfaces.
     i.   Check exit doors and lights.
     j.   Remove fingerprints, smudges, etc. on glass doors in elevator lobbies.


                               Exhibit F, Page 4

     k.   Dust all lobby furniture.
     l.   Empty trash recepticles in garage lobbies and landings.
     m.   Clean all pay phones.
     n.   Clean outside door mailboxes, where applicable.


3.        WEEKLY SERVICES
     a.   Buff hardwood floors as necessary.
     b.   Dust stairwell railings.
     c.   Dust / wipe down upper floor directories.
     d.   Vacuum/sweep all stairs and stairwell landings as needed.


4.        MONTHLY SERVICES
     a.   Dust / wipe down corridor suite plaques and suite directonal signs.


2.        SEMI-ANNUAL SERVICES
     a.   Condition all hardwood floors as necessary.
     b.   Dust/Clean all HVAC diffusers, return air grills.


G. PASSENGER AND SERVICE ELEVATORS


1.        NIGHTLY SERVICES
     a. Clean and polish exterior and interior stainless steel and chrome surfaces of forward cab walls, doors and door frames.
     b.   Spot clean elevator cab floor carpeting and/or dry clean as necessary.
     c. Vacuum all cab floor carpeting thoroughly. Edge all carpeting thoroughly,
     d.   Vacuum all elevator door tracks.
     e.   Dust interior light plastics.
     f.   Dust interior of emergency phone cabinet.


2.        WEEKLY SERVICES
     a.   Clean all thresholds with steel wool.


3.        MONTHLY SERVICES
     a.   Shampoo and extract all elevator cab floor carpets as necessary.
     b.   Wipe clean all elevator cab lamps.
     c.   Wipe clean entire cab ceiling as appropriate.


H. STAIRWELLS, LANDINGS AND BALCONIES


1.        NIGHTLY SERVICES
     a.   Police all stairwells; check for trash. Sweep as needed.
     b.   Damp mop to remove spillage, as required.
     c.   Dust all railings.
     d.   Police and spot clean exterior balconies.
     e.   Empty garbage bins, recycle bags and wipe down surface as needed.
     f.   Hose down/power wash building entrances as instructed.


                               Exhibit F, Page 5

     g.   Clean cigarette urns.


2.        WEEKLY SERVICES
     a.   Thoroughly sweep all stairs and landings.


3.        MONTHLY SERVICES
     a.   Thoroughly wipe down all rails.
     b.   Machine scrub all balconies.


4.        QUARTERLY SERVICE
     a. Throughly clean, scrup and reseal all balconies using UL approved cleaners and sealer.


I. STORE ROOMS AND SERVICE SINK CLOSETS


1.        NIGHTLY SERVICES
     a.   Remove trash from these areas.
     b. Maintain an orderly arrangement of all janitorial supplies and paper products in these areas.
     c. Maintain an orderly arrangement of all equipment stored in these areas, such as mops, buckets, brooms, vacuum cleaners, scrubbers, etc.
     d.   Clean and disinfect service sinks.
     e. Sweep and damp mop service sink closet floors. Deodorize and disinfect as required.
     f.   Sweep store room floors.
     g.   Receive and store all janitorial supplies in an orderly manner.


J. TRASH AREA AND SERVICE ENTRANCE


1.        NIGHTLY SERVICES
     a. Place all miscellaneous trash and debris, except construction material in the Building's trash receptacles, compactors, recycling bins or balers.
     b.   Neatly stack all trash in designated areas.
     c.   Sweep entire area.


K. MISCELLANEOUS
     a. All cleaning personel will be instructed to immediatly report any damages, plumbing problems, etc., which they encounter during cleaning, to the crew supervisor.
     b. The Crew Supervisor will be responsible for notifying the management office daily of lights out in tenant suites.
     c. All cleaning personel will be required to wear a uniform. Company I.D. picture badges will be worn at all times while working in the building. All janitors must be neat and clean at all times.
     d.   Janitors are required to comply with the building's recycling program.
     e. Janitor's closets and all building service areas will be kept in a neat and orderly condition at all times.
     f. The same personel should work in the building nightly. If a change is required, a note be left in the Janitorial log book. All janitorial personel, including the foreman, must approved by the Building Manager.

M. SPECIAL SERVICES

                               Exhibit F, Page 6

1.        CAFE

     a.   NIGHTLY SERVICES
          1) Damp mop floors to remove spills and stains.
          2) Wipe down counters, tables and chairs, remove trash, replace liners
          3) Clean the mats behind the servery.

     b.   WEEKLY SERVICES
          1) Shower scrub or otherwise recondition all tile and composition flooring to provide a level of appearance equivalent to a completely refinished floor.

Note: The cafe operator is responsible for the servery and equipment.
2.        REFRIGERATORS

     a.   WEEKLY SERVICES
          1) Remove all disposable items and thoroughly clean out. Defrost if nesessary.


3.        VCT FLOORS; MEETING ROOMS; COFFEE STATIONS


     a.   WEEKLY SERVICES
          1) Shower scrub or otherwise recondition all tile and composition flooring to provide a level of appearance equivalent to a completely refinished floor.


4.        SHOWERS

     a.   NIGHTLY SERVICES
          1)   Wash and sanitize walls, floors, fixtures, handicap seat, etc.
          2)   Clean and sanitize wood benches.
          3) Mop and disinfect tile floors.


5.        FITNESS CENTER

     a.   NIGHTLY SERVICES
          1) CLEAN AND DISENFECT SEATS AND HANDLES AND ALL FITNESS CENTER EQUIPMENT.


     b.   WEEKLY SERVICES
          1)   THROUGHLY CLEAN ALL MIRRORS AND WALLS.


6.        BASEMENT LEVEL COMMON AREAS
1.        WEEKLY SERVICES
     a.   Sweep.


2.        MONTHLY SERVICES
                                                                    a. Damp mop.


                               Exhibit F, Page 7

INITIALS:
Landlord       ______
Tenant         ______


                               Exhibit F, Page 8

                                    EXHIBIT G

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                    PARKSIDE TOWERS CO-TENANCY, AS LANDLORD,
                                       AND
                    INKTOMI CORPORATION, AS TENANT ("LEASE")


                                 ANTENNA LICENSE

RECITALS

         A. Landlord and Tenant agree that, as to this Antenna License ("License"), their relationship is that of a Licensor and a Licensee, respectively. Licensee represents and warrants to Licensor that Licensee is authorized to operate a rooftop antenna and associated equipment for telecommunications purposes from the Building under the conditions described herein.

         B. Licensee desires access to, and limited use of, specified portions of the roof and interior spaces of the Building for the purpose of installing, maintaining, and operating the roof-mounted antenna system that is briefly described below and is specified in further detail in Exhibits G-1 through G-.

Now, therefore, the parties hereto agree as follows:

1.       GRANT

         1.1 Licensor hereby grants to Licensee a non-exclusive license (the "License"):

                  (a) To install, maintain, operate, and remove, at Licensee's sole expense and risk, certain "Antenna Facilities" upon the "Rooftop Space," and in the "Equipment Room," as each of these terms are hereinafter defined.

                  (b) To install, maintain, operate, and replace, at Licensee's sole expense and risk, certain "Connecting Equipment" together with the right to pull such Connecting Equipment through "Building Communications Spaces" as each of these terms is defined below. Licensee's Antenna Facilities and Licensee's Connecting Equipment are collectively referred to in this License as "Licensee's Equipment".

         1.2. The "Antenna Facilities" shall consist solely of the following elements, as they may be amended in accordance with Section 6.8:


                                Exhibit G, Page 1

                  (a) Antenna equipment and related cabling elements
                  ("Antenna Equipment") with the size, engineering structure, broadcast frequencies, and operating characteristics specified in Exhibit G-1 ("Antenna Characteristics") and with the physical space and access requirements specified in Exhibit G-2 ("Rooftop Plan");

                  (b) Other elements to be installed within the Building in the particular space or spaces specified in Exhibit G-3 ("Equipment Room Plan").

         1.3 Licensor shall provide to Licensee approximately _________ square feet of floor space upon the rooftop ("Rooftop Space") in the location designated on Exhibit G-2 and shall provide physical access to that space to the degree specified as necessary in this License.

         1.4 Licensor shall provide to Licensee approximately ___________ square feet of floor space in the Building (the "Equipment Room"), in the location designated on the plan annexed hereto as Exhibit G-3. The Equipment Room will be used by Licensee as to house Licensee's electronic equipment for use in connection with the antenna(s) described in Exhibit G-1, and for only that purpose.

         1.5 The "Connecting Equipment" refers to the cables, conduits, inner ducts and connecting hardware that connect the Antenna Facilities. The Connecting Equipment passes though the "Building Communications Spaces", which are the telecommunications pathways designated and approved by Licensor between the Equipment Room and the Rooftop Space. The Connecting Equipment and Building Communications Spaces are shown on Exhibit G-4.

         1.6 Licensor shall have the right, in its sole and commercially reasonable judgment, to limit the type, size and location of Licensee's Equipment located in or on the Building. Further, Licensor may, in its sole and commercially reasonable judgment, at Licensee's expense, relocate any or all of Licensee's Equipment or require Licensee to relocate any or all of Licensee's in the Building or upon the rooftop from time to time during the term of this License, provided that such relocation does not render Licensee's utilization of the site impracticable. In the event that Licensor requires Licensee to relocate Licensee's Equipment, Licensee shall, within ninety (90) days, either: (i) terminate this License upon written notice to Licensor; or (ii) relocate Licensee's Equipment as requested by Licensor (the time period for relocation shall be extended to one-hundred and twenty (120) days if Licensee has begun but not yet completed the relocation within the required ninety (90) day period). Licensor shall allow Licensee to perform a standard cutover procedure, if required by said relocation, which will insure that the relocated equipment is operational for service prior to discontinuing service from the old service location.

         1.7 Licensor and Licensee acknowledge and agree that the relationship between them is solely that of independent contractors, and nothing herein shall be construed to constitute the parties as employer/employee, partners, joint venturers, co-owners, or otherwise as participants in a joint or common undertaking. Neither party, nor its employees, agents, or representatives, shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other.


                                Exhibit G, Page 2

         1.8 Licensee is expressly forbidden to use its equipment located within the Building to program or control the operations of any other antenna located upon other properties without the express written permission of the Licensor. Additional fees may be required, as agreed to between the parties, for using Licensee's Equipment as a control point for other properties outside the Building.

         1.9 Licensor makes no warranty or representation that the Rooftop, the Building Communications Spaces, the Equipment Room or the Building are suitable for Licensee's use, it being assumed that Licensee has satisfied itself thereof. Licensee has inspected the Rooftop, the Building Communications Spaces, the Equipment Room and the Building and accepts the same "as is" and agrees that Licensor is under no obligation to perform any work or provide any materials to prepare the Rooftop, the Building Communications Spaces, the Equipment Room or the Building for Licensee. Nothing in this License shall be considered to diminish any right or rights Licensee may have, as Tenant under the Lease, to require completion of the Base Building in accordance with the requirements of the Lease.

         1.10 The License granted herein is not exclusive, and Licensor hereby reserves the right to grant, renew or extend similar licenses to others; provided that such licenses do not render Licensee's utilization of the site impractical, and further provided that Licensee shall have the exclusive use of the square footage of Rooftop Space described in Section 1.3 and Exhibit G-2, and shall have the exclusive use of the square footage of floor space in the Equipment Room as described in Section 1.4 and Exhibit G-3.

2.   FEES

         2.1  Licensee shall pay to Licensor an annual fee (the "License
Fee") of Three Thousand Six Hundred and 00/100 DOLLARS ($3,600.00), each year of the License, for each satellite dish installed by Tenant, increased annually on the anniversary of the Rent Commencement Date, as defined in the Lease, of each year by ten percent (10%).

         2.2 The License Fee shall be payable by Licensee in advance in twelve (12) equal monthly payments, or part thereof, commencing on the date herein shown as the Commencement Date.

3.   TERM

         The Term of this License shall be coextensive with the term of the Lease, unless earlier terminated in accordance with the provisions of this License. Licensee shall have the right to terminate this License (but not the Lease) upon ninety (90) days prior written notice to Licensor delivered within ninety (90) days after each anniversary date of the Rent Commencement Date (as defined in the Lease)

4.   USE

         Licensee shall use Licensee's Equipment, the Antenna Facilities and the Building Communications Spaces solely for the purposes of providing the services detailed in Exhibit G-1


                                Exhibit G, Page 3
of this License and for which it has received all necessary approvals, permits and licenses from any and all private and public land use agencies or organizations, local, state and federal agencies, including as applicable zoning, planning or building departments, the local public utility governing body, and the Federal Communications Commission (the "FCC"). All work done by Licensee shall also be consistent with Exhibit .G-5, the Site Technical Standards.

5.   ELECTRIC UTILITIES

         Licensee shall install, at its own cost, a separate electrical panel and meter for Licensee's Equipment and the Antenna Facilities and shall be responsible to the local electric utility for the electrical costs attributable to such Licensee's Equipment and Antenna Facilities. Licensor shall use reasonable efforts to notify Licensee in advance of any planned utility outages which may interfere with Licensee's use. Licensee further agrees that Licensor has no obligation or responsibility to provide emergency or "backup" power to Licensee, and Licensee acknowledges that any such provision of emergency or "backup" power shall be the sole responsibility of Licensee.

6.   CONSTRUCTION

         6.1 Prior to the commencement of any work, Licensee shall, at its sole cost and expense, prepare and deliver to Licensor working drawings, plans and specifications, which shall provide the information specified in and be consistent with Exhibits G 1 though 5 attached hereto, detailing the location and size of Licensee's Equipment, Antenna Facilities, Rooftop Space, Equipment Room and Building Communications Spaces, all specifically describing the proposed construction and work. No work shall commence until Licensor has approved, in writing, Exhibits G 1 through 4, and any other applicable construction or installation plans, which approval shall not be unreasonably withheld or unduly delayed. Approval or disapproval and required changes and conditions shall be delivered to Licensee within twenty (20) working days after the receipt of the complete set of such plans from Licensee. In no event shall Licensor's approval of such plans be deemed a representation that Licensee's Equipment or Antenna Facilities will not cause interference with other systems in the Building or that Licensee's plans comply with applicable laws, rules or regulations or a representation regarding the design of such plans, and all of such responsibility shall remain with Licensee.

         6.2 Licensee understands and agrees that the structural integrity of the load bearing capability of the roof of the Building, the moisture resistance of the Building membrane, and the ability of Licensor to use all parts of the roof of the Building are of critical importance to Licensor. Licensee, therefore, agrees that the specifications and plans that it will provide shall be of sufficient specificity to ensure that these concerns are protected, and Licensee further agrees and commits that the actual installation of Licensee's Equipment and the Antenna Facilities shall be in accordance with those specifications. Licensee shall use the roofing contractor or subcontractor designated by Licensor to perform any work affecting the structural integrity or the load bearing capability of the roof or the moisture resistance of the Building membrane.


                                Exhibit G, Page 4

         6.3 Licensee warrants that the installation of Licensee's Equipment and the Antenna Facilities shall be in strict compliance with the approved plans and specifications prepared in connection with Exhibits G 1 through 4 as attached hereto.

         6.4 Licensee agrees that installation and construction shall be performed in a neat, responsible, and workmanlike manner, using generally accepted construction standards, and consistent with such reasonable requirements as shall be imposed by Licensor. Licensee shall, at its sole cost and expense, repair or refinish any surface of the Building that is damaged by or during the installation of Licensee's Equipment and/or the Antenna Facilities and caused by Licensee or any of its agents, representatives, employees, contractors, subcontractors, or invitees. If Licensee fails to repair or refinish any such damage, Licensor may, in its sole discretion, repair or refinish such damage and Licensee shall reimburse Licensor for all costs and expenses incurred in such repair or refinishing.

         6.5 Licensee shall label each cable placed in the telecommunications pathways, in each telephone closet through which said cables pass, with identification information including, but not limited to, Licensee's name (to serve as identification), floor where cable originates and floor where cable terminates and any other information as may be reasonably required by Licensor's Building rules.

         6.6 Licensee shall obtain, at its sole cost and expense, prior to construction and work, all necessary federal, state, county and local permits, licenses and approvals, copies of which shall be delivered to Licensor prior to commencement of construction and work. Licensee's Equipment shall comply with all applicable safety standards, as modified from time to time, of any governing body with jurisdiction over Licensee's operations. Licensee shall prominently label any equipment with appropriate safety warnings when human exposure to Radio Frequency radiation may exceed any applicable safety standards.

         6.7 Licensee shall not during construction or otherwise, in Licensor's sole and reasonable judgment, block access to or in any way obstruct, interfere with or hinder the use of the Building's loading docks, the sidewalks around the Building or any entranceways thereto. If such conditions shall occur, Licensee shall take corrective action as promptly as feasible, but in no event more than twenty-four (24) hours following notice by Licensor of such conditions.

         6.8 Subject to the express written consent of the Landlord, which consent shall not unreasonably be withheld, Licensee shall have the right to amend Exhibits G 1 though 4 from time to time to substitute new equipment in place of equipment previously installed by Licensee, but not to increase the size or intensity of use of the Rooftop Space, the Building Connecting Spaces or the Equipment Room.

         6.9 Licensee shall ensure that the installation, maintenance, and operation of Licensee's Equipment and the Antenna Facilities shall not interfere with the operation of communications devices by Licensor, or by other lessees or licensees of the Licensor in which existed in the Building either prior to the Commencement Date, or prior to the date of any permitted changes pursuant to Section 6.8 above.. In order to avoid such interference, Licensee shall, at its own expense, prepare and conduct an evaluation of the potential for such interference


                                Exhibit G, Page 5
before installing and operating, and before modifying, Licensee's Equipment and the Antenna Facilities, and shall submit a copy of such findings to Licensor within ten (10) days of such evaluation and testing.

         6.10 The parties recognize that this License contemplates installation and use by multiple entities or licensees seeking to place antenna or telecommunication systems in or upon the Building. Licensee shall use its best efforts to coordinate its activities with those other such entities or licensees for the purpose of reducing the costs of all such parties and to avoid interference with each such party's realization of the benefits of this and similar Licenses. To the extent that Licensor deems reasonably necessary, Licensor shall coordinate any such cooperative efforts.

7.   LICENSEE'S COVENANTS

         7.1 Licensee, through its designated and approved employees and contractors, shall be solely responsible for the maintenance and care of Licensee's Equipment and the Antenna Facilities and shall maintain the same in a clean, sanitary and safe condition and in good repair and free of any defects at all times during this License. Licensee, at its sole expense and risk, shall ensure that a physical inspection of the rooftop portion of the Antenna Facilities occurs at intervals of no more than twelve (12) months and that this inspection include a survey of structural integrity and water tightness and a review and correction of any loose bolts, fittings or other appurtenances. Licensee shall provide a written certification of such inspections to Licensor not more than ten (10) days following each such inspection. In the absence of such a certification, Licensor shall have the right (but not the obligation) to conduct or arrange for such an inspection and corrective action and to charge Licensee for such costs.

         7.2 Licensee shall, at its sole cost and expense, repair any damage to the Building, Rooftop Spaces, Building Communications Spaces, and/or to any other property owned by Licensor or by any lessee or licensee of Licensor or by any other occupant of the Building where such damage is caused by Licensee or any of its agents, representatives, employees, contractors, subcontractors, or invitees. If Licensee fails to repair or refinish any such damage, Licensor may, in its sole discretion, repair or refinish such damage and Licensee shall reimburse Licensor for all costs and expenses incurred in such repair or refinishing.

         7.3 Licensee shall not interfere with the use and enjoyment of the Building by Licensor or by other lessees or licensees of the Licensor or other tenants or occupants of the Building. If such interference shall occur, Licensor shall give Licensee written notice thereof and Licensee shall correct the same within twenty-four (24) hours after receipt of such notice. In the event Licensee fails to correct such conditions after the stated notice and cure period, Licensor reserves the right to take any reasonable actions to correct the same.

         7.4 Licensee's Equipment shall not disrupt, adversely affect or interfere with other providers of communications services in the Building or with any tenant's or occupant's use or operation of communications or computer devices. Licensee shall not install or maintain any Licensee's Equipment or Antenna Facilities of the type or frequency which causes or will cause any interference to the Building elevators, fire alarm system, or any other Building safety system


                                Exhibit G, Page 6
or equipment of Licensor, systems or equipment of tenants of Licensor or any other neighboring property. Following the installation of Licensee's Equipment and the Antenna Facilities, Licensee shall, at its own expense, prepare and conduct an evaluation of the potential for such interference within ninety-six
(96) hours if requested to do so by Licensor, whether upon Licensor's own behalf or as a result of concerns expressed by any lessees or licensees. Licensor shall have the right to engage outside consultants to resolve interference issues arising between licensees or tenants operating equipment on the roof, and between Licensor's licensees and off-premises operators. Licensor shall have the absolute right to require all its licensees to implement any such consultant's recommendations for resolution of interference problems. Licensee shall correct such interference within twenty-four (24) hours after receiving written notice of such disruption, adverse affect, or interference. Licensor reserves the right to disconnect power to any such Licensee's Equipment or the Antenna Facilities where Licensee fails to correct such interference after the stated notice and cure period.

         7.5 Licensee further understands and agrees that the aesthetic characteristics of the Building are of significant commercial importance to Licensor and, therefore, commits to ensuring that the installed appearance of Licensee's Equipment will be consistent with the specifications set forth in Exhibits G 1 though 5. Licensee further agrees that, at no time during the period of this License, will it use or permit the use of Licensee's Equipment or its Antenna Facilities in ways that are inconsistent with those plans (as they may from time to time be amended with the consent of Licensor) or for the display of advertising or other visual displays with more than insignificant aesthetic impacts.

         7.6  Licensee agrees to comply with all Building Rules (Exhibit
G-6), as adopted and altered by Licensor from time to time, and will cause its agents, employees, contractors, invitees and visitors to do so.

         7.7  [Intentionally omitted].

         7.8 Licensee agrees that Licensor shall not be liable for damage to Licensee's Equipment or for theft, misappropriation or loss thereof, unless due to Licensor's gross negligence or willful misconduct.

         7.9 Licensee agrees to comply with all applicable laws, rules and regulations of the FCC and other applicable local, county, state, and federal laws, codes, rules and regulations (collectively, "Laws") pertaining to the installation and operations of Licensee's Equipment.

8.       ACCESS

         8.1 Licensor agrees that Licensee's authorized representatives shall have access to the Rooftop Space and Equipment Room at all times, for the purposes of installing, maintaining, operating and repairing Licensee's Equipment and Licensor further agrees to give Licensee ingress and egress to the Building Communications Spaces during the term of this License, including non-exclusive use of an elevator. It is agreed, however, that only authorized engineers, employees or properly authorized contractors, subcontractors, and agents of Licensee, other authorized regulatory inspectors, or persons under their direct supervision and control will be


                                Exhibit G, Page 7
permitted to enter the Building Communications Spaces, and only upon conditions set forth herein. Licensee further agrees to keep to a minimum the number of personnel visiting the Building and the frequency of the visits.

         8.2 Except in the event of an emergency, Licensee agrees to give at least twenty-four (24) hours written notice to Licensor of its intent to enter the Building Communications Spaces and the Rooftop Spaces. At the time that such notice is given, Licensee shall inform Licensor of the names of the persons who will be accessing the Building Communications Spaces and the Rooftop Spaces, the reasons for entry, and the expected duration of the work to be performed. Licensee shall provide such information substantially in the form attached hereto as Exhibit G-7 whenever feasible. In the event of an emergency, Licensee shall give to Licensor as much advance notice as reasonably possible of its intent to enter the Building Communications Spaces and the Rooftop Spaces and, within twenty-four (24) hours following such entry, shall provide to Licensor a written report detailing the nature of such emergency, the corrective actions taken, and other such information as contained in Exhibit G-7.

         8.3 Permission for all entries upon the Building Communications Spaces and the Rooftop Spaces (including entries for maintenance and/or installation) must be received from Licensor in writing and in advance, unless such entry is of an emergency nature and permission cannot be obtained in a timely fashion. In the case of any emergency, Licensee shall call the emergency pager number provided to Licensee by Licensor. Licensor shall not be obligated to provide elevator service during emergency situations and under emergency conditions, which emergency situations and conditions shall be reasonably determined by Licensor.

         8.4 Licensor and its representatives shall have the right to enter the Equipment Room and Rooftop Spaces for any of the following purposes; provided, however, that (except in the event of an emergency) Licensor shall give Licensee at least twenty-four (24) hours advance written notice before entry and use reasonable efforts to minimize any interference with Licensee's operations or Licensee's Equipment: (i) to maintain the Equipment Room, Rooftop Spaces and the Building; (ii) to make inspections, repairs, alterations, improvements or additions, in or to the Equipment Room and the Rooftop Spaces;
(iii) to perform any acts related to the safety, protection, preservation, or improvement of the Equipment Room, the Rooftop Spaces or the Building; and (iv) for such other purposes as Licensor deems reasonably necessary.

9.   INSURANCE

In addition to the insurance required by the lease, Licensee shall maintain Commercial General Liability Insurance, written on an "occurrence form" basis, with limits of not less than $3,000,000 in the aggregate and for each occurrence, and not excluding from coverage claims related to electromagnetic fields (EMF) or use of equipment for transmission of information, whether via microwave radio, satellite radio, infrared, laser, or other telecommunications technology; and Commercial Property Insurance providing coverage on an "all risk" or "special form" basis, in an amount equal to the full replacement cost of Licensee's Equipment. Licensee's insurance shall include as additional insured all parties required to be additional insureds under the Lease; the endorsement effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 26 11-85 promulgated by


                                Exhibit G, Page 8
the Insurance Services Office. The insurance maintained by Licensee under the Lease, if such insurance meets all of the additional requirements imposed under this Section 9, shall satisfy the covenant to maintain insurance.

10.  INDEMNIFICATION

         Licensee agrees to indemnify, defend, protect and hold harmless Licensor and its property management company for the Building and their respective officers, directors, partners, members, managers, shareholders, employees, contractors, and agents (each an "Indemnitee") against all claims, suits, actions, injuries, liabilities, losses, costs, expenses and damages, including court costs and consultants', expert witnesses' and attorneys' fees (as applicable, a "Claim") directly, indirectly or allegedly arising out of or resulting from, in whole or in part, any act or omission of Licensee, including any contractor or supplier, anyone directly or indirectly employed by any of them or anyone for whose acts they may be liable, in connection with the construction, installation, operation, use, maintenance, repair and removal of Licensee's Equipment and the Antenna Facilities or from Licensee's breach of this License, but excluding, individually with respect to each Indemnitee, any Claims to the extent they are proven by a final judgment to have been caused by the sole negligence or willful misconduct of that Indemnitee. Licensee, at its sole expense, shall promptly and diligently handle, defend and dispose of all Claims and shall promptly reimburse any Indemnitee in cash upon demand for all amounts it incurred in connection with any Claims; provided, however, that in no event shall Licensee be obligated to indemnify an Indemnitee for Claims which arise out of or result from the sole negligence or willful misconduct of that Indemnitee. Licensee agrees that its indemnification obligations shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to or for any third party under any worker compensation, disability benefit or other employee benefit acts. These indemnification provisions shall apply and be enforced to the fullest extent permitted by law, and shall apply to the active (but not sole) negligence of each Indemnitee. The provisions of this Section 10 shall survive termination of this License insofar as Claims filed prior to, or within three (3) years, of the expiration or termination of the License.

11.  TAXES

         Licensee shall pay, when due, either directly or by reimbursement to Licensor, all taxes, fees and assessments of any type assessed against any and all of Licensee's Equipment, the Antenna Facilities and any other improvements installed by Licensee at the Building. Licensor shall be responsible for all real property taxes and other taxes, fees and assessments attributable to the Building. Notwithstanding the foregoing, Licensee shall reimburse Licensor for that portion of any increase in the real property taxes for the Building that is based upon Licensee's Equipment, provided that Licensor shall deliver reasonable documentation from the taxing authority verifying the amounts due from Licensee.


                                Exhibit G, Page 9

12.  DEFAULT AND REMEDIES

Any Event of Default under the Section 15.1 (Events of Default) of the Lease shall be a default under this License; in addition, the following provisions shall each be an "Event of Default" under this License and the Lease:

     (a) Licensee's failure to correct as soon as possible, and in all events within two (2) business days after receiving written notice thereof from Licensor, any interference with the ability of Licensor or any tenants or occupants of the Property to communicate in any manner, as provided in Section 7.4 of this License.

     (b) Licensee's failure to obtain or revocation of Licensee's permission to operate any of Licensee's Equipment, when such permission is required to be obtained from any Federal, state or local government entity or from any private organization.

     (c) Licensee's failure to comply with any other provision of this License, where such failure continues beyond any applicable notice and cure period specified in Section 15.1(g) of the Lease.

13.  TERMINATION/REMEDIES

     13.1 Upon or after the occurrence of an Event of Default, the non-defaulting party may elect to terminate this License and it may sue for any other damages to which the non-defaulting party may be entitled at law or in equity

     13.2    At the expiration or earlier termination of this License
(the "Termination Date") Licensee shall, at Licensee's sole cost and expense, without liens, remove Licensee's Equipment and all of Licensee's personal property from the Building. If Licensee does not remove all of Licensee's Equipment and all of Licensee's personal property installed pursuant to this License (as distinguished from personal property of Tenant remaining in the Building, the disposition of which property in the Building shall be governed by the applicable provisions of the Lease) from the Building by the Termination Date, Licensor shall have the right (but not the obligation) to remove the same, and Licensee shall pay Licensor on demand for all costs of removal and storage thereof, and shall in addition pay as a License Fee until such Licensee's Equipment is removed twice the License Fee payable in the last full month prior to the termination from the Termination Date through the end of the time such Licensee's Equipment is actually removed. Licensor shall also have the right, without any compensation to Licensee, to retain or dispose of all or any portion of such property if Licensee does not pay all such costs and retrieve the property prior to the earlier of (x) sixty (60) days after the Termination Date or (y) ten (10) days after notice from Licensor (in which event title to all such property described in Licensor's notice shall at Licensor's election be transferred to and vest in Licensor). As of the Termination Date, neither party shall have any claim against the other, except for claims or obligations that may have arisen or accrued prior to such termination or arise by reason of such Licensee's Equipment and other equipment or property removal, which claims or obligations shall survive such termination. Further, Licensee agrees, at its sole cost and expense, to repair or refinish all damage caused by the operation or removal of Licensee's Equipment, excepting damage caused by ordinary wear


                               Exhibit G, Page 10
and tear or casualty which is neither caused by Licensee nor contributed to by Licensee. If any of the improvements installed or constructed by Licensee at the Building penetrated the roof membrane or otherwise in any way affected the watertight integrity of the Building's roof, then upon removal of such improvements, Licensee shall provide Licensor with a written warranty, in a form and from a contractor reasonably acceptable to Licensor, warranting the watertight integrity of those areas of the roof which are (a) in the Rooftop Space or (b) affected by such removal and are in the vicinity of the Rooftop Space, after removal of such improvements, for a period equal to the remaining useful life of the existing roof at the time of such removal. If Licensee fails to repair or refinish any such damage, Licensor may, in its sole discretion, repair or refinish such damage and Licensee shall reimburse Licensor for all costs and expenses incurred in such repair or refinishing.

     13.3 Licensee shall not have the right to hold over at any time and Licensor may exercise any and all remedies at law or in equity to recover possession of the Rooftop Space, the Equipment Room and Building Communications Spaces, as well as any damages incurred by Licensor due to Licensee's failure to vacate the Rooftop Space, the Equipment Room and Building Communications Spaces and deliver possession to Licensor as required by this License. If Licensee holds over after the Termination Date with Licensor's prior written consent, Licensee shall, unless and until the parties agree otherwise in writing, pay monthly not less than 150% of the monthly License Fees payable during the last year of the Term and Licensee will be bound by all of the other terms, covenants and conditions of this License as the same may apply to a month-to-month license. If Licensee holds over after the Termination Date without Licensor's prior written consent, Licensee shall be deemed a licensee at sufferance, at daily License Fees, payable in advance, equal to 200% of the License Fees per day payable during the last year of the Term, and Licensee will be bound by all of the other terms, covenants and conditions of this License as the same may apply to a licensee at sufferance.

     13.4 In the event of a Licensee Event of Default or a Licensor Event of Default, as the case may be, the non-defaulting party shall have all rights available in equity or at law. Neither party shall be liable to the other party for any indirect, special, incidental, or consequential damages, including lost profits, provided, however, that the foregoing exclusion shall not apply to any damages suffered, incurred or paid by Licensor with respect to which Licensee is obligated to indemnify Licensor under this License.

14.      LICENSE ONLY

         This License creates a license only and Licensee acknowledges and agrees that Licensee does not have and shall not claim at any time any interest or estate of any kind, nature or extent whatsoever in the Building, the Rooftop Space, Building Communications Spaces or the Equipment Room by virtue of this License or Licensee's use of the Rooftop Space, Building Communications Spaces or the Equipment Room pursuant hereto. In connection with the foregoing, Licensee further acknowledges that in no event shall the relationship between Licensor and Licensee be deemed to be a landlord-tenant relationship and that in no event shall Licensee be entitled to avail itself of any rights afforded to tenants under the laws of the state in which the Building is located.


                               Exhibit G, Page 11

15.      SUCCESSORS IN LICENSOR'S INTEREST/LIMITATION OF LIABILITY

         15.1 The terms, covenants and conditions contained in this License shall bind and inure to the benefit of Licensor and Licensee and, except as otherwise provided in this License to the contrary, their respective heirs, distributees, executors, administrators, successors and assigns.

         15.2 Licensor shall be entitled to assign this License to any party without Licensee's consent. The obligations of Licensor under this License shall no longer be binding upon Licensor in the event that Licensor sells, assigns or otherwise transfers its interest in the Building as owner or lessee (or upon any subsequent licensor after the sale, assignment or transfer by such subsequent licensor). In the event of any such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations. A lease of the entire Building shall be deemed a transfer within the meaning of the foregoing sentence.

         15.3 Neither the members, managers, partners (direct or indirect) comprising Licensor, nor the shareholders of Licensor (nor any of the members, managers, partners or shareholders comprising same), nor any of the members, managers, partners, shareholders, directors or officers of any of the foregoing, nor any agent or person acting on Licensor's or such person's behalf (collectively, the "Licensor's Parties") shall be personally liable for the performance of Licensor's obligations under this License. Licensee shall look solely to Licensor to enforce Licensor's obligations hereunder and shall not seek any damages against any of the Licensor's Parties. Notwithstanding anything contained in this License to the contrary, Licensee acknowledges and agrees that Licensee shall look solely to the estate and interest of Licensor, its successors and assigns, in the Building, and the real property on which it is situated, for the collection of any judgment recovered against, or liability of, Licensor by reason of Licensor's breach of this License or otherwise, and no other property or assets of Licensor or any of Licensor's Parties shall be subject to levy, execution, or other enforcement procedures for the satisfaction of Licensee's remedies under or with respect to either this License, the relationship of Licensor and Licensee hereunder, or Licensee's use of space licensed to Licensee hereunder.


                               Exhibit G, Page 12

                                   EXHIBIT G-1
                        ATTACHED TO AND FORMING A PART OF
                           EXHIBIT G - ANTENNA LICENSE
                               TO LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                PARKSIDE TOWERS CO-TENANCY, AS LANDLORD/LICENSOR
                                       AND
                     INKTOMI CORPORATION, AS TENANT/LICENSEE




                             ANTENNA CHARACTERISTICS

I.       Building Name:
                        ----------------------------
         Address:
                 -----------------------------------
                  Contact Name:
                                                         ---------------------
                  Telephone:
                                                         ---------------------
                  Pager:
                                                         ---------------------
                  Fax:
                                                         ---------------------

II.      Licensee Data

                  Company Name:                          ---------------------

                  Address:                               ---------------------

                                                         ---------------------

                  Contact Name:                          ---------------------

                  Telephone:                             ---------------------

                  Pager:                                 ---------------------

                  Fax:                                   ---------------------


III. Describe the intended use and purpose for these facilities. This should be stated as specifically as possible. In general, there are three different types of uses and purposes: (a) to serve tenants within the Building;
(b) to serve the communication needs of Licensee within the Building; and (c) to allow Licensee to provide wireless communications outside the Building.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               Exhibit G-1, Page 1

IV. Please furnish the following information (normally found on the relevant FCC license for operation) by completing the form below. Supply all information that is appropriate for your facilities, including:


o    Frequencies of all transmitters, receivers, and antennas.

o    Power levels and emission types for all transmitters.

o    Azimuth of all antennas.

o    Effective radiated power for all transmit antennas.

o Make, model and serial number of all transmitters, receivers, antennas and associated equipment such as circulators, combiners, and cavities.

Please include an engineering plan and specification for the physical components and design of the antenna and associated equipment as it will be installed.

This engineering plan and design should be of sufficient specificity to ensure that the weight, bearing requirements, wind-load characteristics, power requirements, and aesthetic impacts of the facilities can be reviewed and to ensure against adverse effects upon the structural integrity of the Building, the moisture resistance of the Building membrane, or the operations of pre-existing communications facilities and equipment.

         1.   ANTENNAS INSTALLED
                  VHF Whips:
                                                  ------------------------
                  VHF Dipole Arrays:
                                                  ------------------------
                  VHF Other:
                                                  ------------------------
                  UHF Whips:
                                                  ------------------------
                  UHF Dipole Arrays:
                                                  ------------------------
                  Microwave ___-foot dish:
                                                  ------------------------
                  Satellite R/O Antenna:
                                                  ------------------------
                  Satellite T/R Antenna:
                                                  ------------------------
                  Other:
                                                  ------------------------

         2.   TRANSMITTERS INSTALLED
                  VHF:
                                                  ------------------------
                  UHF:
                                                  ------------------------
                  Microwave:
                                                  ------------------------
                  Earth Station:
                                                  ------------------------

         3.   RECEIVERS INSTALLED
                  VHF:
                                                  ------------------------
                  UHF:
                                                  ------------------------
                  Microwave:
                                                  ------------------------
                  Earth Station:
                                                  ------------------------

         4.   REPEATERS INSTALLED
                  VHF:
                                                  ------------------------
                  UHF:
                                                  ------------------------

                               Exhibit G-1, Page 2

         5.   ANTENNA SYSTEM DETAIL
                  Antenna Number (to be assigned):
                                                  ------------------------
                  Type:
                                                  ------------------------
                  Manufacturer:
                                                  ------------------------
                  Model Number:
                                                  ------------------------
                  Location:
                                                  ------------------------
                  Building Coordinates:
                                                  ------------------------
                  Height above Floor Level:
                                                  ------------------------
                  Physical Dimensions:
                                                  ------------------------
                  Frequency Band:
                                                  ------------------------
                  Gain:
                                                  ------------------------
                  Elevation Angle (Main Lobe):
                                                  ------------------------
                  Azimuth (Main Lobe):
                                                  ------------------------
                  Polarization:
                                                  ------------------------
                  Antenna Couplers
                           Manufacturer:
                                                  ------------------------
                             MODEL NUMBER             FREQUENCY BAND
                             ------------             --------------
                       ------------------------   ------------------------
                       ------------------------   ------------------------
                       ------------------------   ------------------------
                       ------------------------   ------------------------
                       ------------------------   ------------------------
                       ------------------------   ------------------------

                  Cable/Waveguide Type:
                                                  ------------------------
                  Length:
                                                  ------------------------
                  Building Entry Point:
                                                  ------------------------
                  Description of Cable Path:
                                                  ------------------------
                  Number of Transmitters:
                                                  ------------------------
                  Number of Receivers:
                                                  ------------------------
                  Number of Repeaters:
                                                  ------------------------

         6.   TRANSMITTER DETAIL
                  Antenna Number:
                                                  ------------------------
                  Transmitter Number:
                                                  ------------------------
                  Licensee Name:
                                                  ------------------------
                  Licensee Address:
                                                  ------------------------
                                                  ------------------------
                                                  ------------------------

                  Station Name:
                                                  ------------------------
                  Emission Designator:
                                                  ------------------------
                  Station Call Sign:
                                                  ------------------------

                               Exhibit G-1, Page 3

                  Station Class:
                                                  ------------------------
                  Power Output (Watts):
                                                  ------------------------
                  Manufacturer:
                                                  ------------------------
                  Model Number:
                                                  ------------------------
                  Main Serial Number:
                                                  ------------------------
                  Operating Frequency:
                                                  ------------------------
                  Frequency Stability:
                                                  ------------------------
                  Physical Dimensions
                                                  ------------------------
                  Weight:
                                                  ------------------------
                  Location:
                                                  ------------------------
                  Building Coordinates:
                                                  ------------------------

         7.   RECEIVER DETAIL
                  Antenna Number:
                                                  ------------------------
                  Receiver Number:
                                                  ------------------------
                  Licensee Name:
                                                  ------------------------
                  Licensee Address:
                                                  ------------------------
                                                  ------------------------
                                                  ------------------------

                  Station Name:
                                                  ------------------------
                  Station Call Sign:
                                                  ------------------------
                  Station Class:
                                                  ------------------------
                  Manufacturer:
                                                  ------------------------
                  Model Number:
                                                  ------------------------
                  Main Serial Number:
                                                  ------------------------
                  Operating Frequency:
                                                  ------------------------
                  Physical Dimensions:
                                                  ------------------------
                  Weight:
                                                  ------------------------
                  Location:
                                                  ------------------------
                  Building Coordinates:
                                                  ------------------------

                               Exhibit G-1, Page 4

                                   EXHIBIT G-2

                        ATTACHED TO AND FORMING A PART OF
                           EXHIBIT G - ANTENNA LICENSE
                               TO LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                PARKSIDE TOWERS CO-TENANCY, AS LANDLORD/LICENSOR
                                       AND
                     INKTOMI CORPORATION, AS TENANT/LICENSEE


                                  ROOFTOP PLAN

                               Exhibit G-2, Page 1

                                   EXHIBIT G-3
                        ATTACHED TO AND FORMING A PART OF
                           EXHIBIT G - ANTENNA LICENSE
                               TO LEASE AGREEMENT
                        DATED AS OF MARCH 10, 2000, 2000
                                     BETWEEN
                PARKSIDE TOWERS CO-TENANCY, AS LANDLORD/LICENSOR
                                       AND
                     INKTOMI CORPORATION, AS TENANT/LICENSEE

                               EQUIPMENT ROOM PLAN

                               Exhibit G-3, Page 1

                                   EXHIBIT G-4
                        ATTACHED TO AND FORMING A PART OF
                           EXHIBIT G - ANTENNA LICENSE
                               TO LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                PARKSIDE TOWERS CO-TENANCY, AS LANDLORD/LICENSOR
                                       AND
                     INKTOMI CORPORATION, AS TENANT/LICENSEE

             CONNECTING EQUIPMENT AND BUILDING COMMUNICATIONS SPACES

                               Exhibit G-4, Page 1

                                   EXHIBIT G-5
                        ATTACHED TO AND FORMING A PART OF
                           EXHIBIT G - ANTENNA LICENSE
                               TO LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                PARKSIDE TOWERS CO-TENANCY, AS LANDLORD/LICENSOR
                                       AND
                     INKTOMI CORPORATION, AS TENANT/LICENSEE

                            SITE TECHNICAL STANDARDS

            SITE TECHNICAL STANDARDS FOR TELECOMMUNICATIONS LICENSEES

Construction approval PRIOR TO THE START OF ANY CONSTRUCTION, THE FOLLOWING ITEMS MUST BE PROVIDED BY THE CONTRACTOR TO THE PROPERTY MANAGER, CHIEF ENGINEER AND REGIONAL ENGINEERING MANAGER FOR APPROVAL. THE APPROVAL PROCESS MAY TAKE ANYWHERE FROM THREE DAYS TO TWO WEEKS BASED ON WORKLOAD, PROJECT SOPHISTICATION, COMPLETENESS OF ITEMS PRESENTED, ETC., SO PLEASE ALLOW ADEQUATE TIME FOR REVIEW.
o    Project Design Overview Manual, which includes a minimum of the following:
     o    Written description of project as designed (Project Design Overview)
     o    Estimated installation schedule in Gantt chart format
     o Copy of the contract (include detailed scope of work) between approved electrical contractor for building and Telecom service provider
     o Detailed floor plans, minimum of 8 1/2" x 11", of each floor showing locations of proposed riser, and any proposed pull boxes, junction boxes, etc. and all cabling.
     o One line schematic riser diagram showing locations of equipment and junction boxes on a minimum of 8 1/2" x 11" paper
     o Detailed riser closet layouts showing existing core locations and proposed core locations
     o Cable schedule showing length of cable runs, type and amount of cable in each run
     o Detailed plans, minimum of 8 1/2" x 11", showing POP room layout and proposed locations of all equipment, electrical panels, backup power equipment, cable and system racks, electric meter locations, exterior walls and wall types, access locations, etc.
     o Cut sheets for each piece of proposed equipment that makes up the riser, electrical and junction boxes, connectors, support straps, termination boxes, cable trays, alarm systems, etc.
     o    Cut sheets for all patching, caulking, flashing, sealing products
     o Cut sheets for all antenna components including antennas, mounting hardware and brackets, exterior grade conduits, etc.
o    Copies of all certificates of insurance as required in Project Contract
o    Copy of permits as required for construction
o    List of subcontractors' names and 24-hour emergency phone numbers.

                               Exhibit G-5, Page 1

INTERIOR CONSTRUCTION AND ACCEPTABLE MATERIALS The following items are minimum design and installation standards for all interior and protected locations.
1. At the Owner/Managers sole discretion and in the best interest of space allocation and availability, no single Telecommunications vendor will be provided with more than one (1) three inch (3") riser through the building, unless special permission is granted in advance, in writing.
2. All core sleeves, horizontal and vertical, throughout building at floors, and through the fire rated assemblies, and into the tenant spaces will be in EMT conduit.
3. All conduit penetrations through rated assemblies will extend at least six inches past the rated assembly on both sides of walls.
4.   All penetrations through fire rated assemblies will be fire caulked.
5.   All cable runs not enclosed in conduit must be plenum rated.
6. Following all concrete penetrations through walls and floors, seal all penetrations using non-iron bearing, chloride free, non-shrinking, dry pack, grouting compound. All coring must be approved in advance by Property Management, be performed after normal business hours, and may require x-raying.
7. All conduits, cables and boxes will be run, located, and supported per code and as approved, so as not to interfere or obstruct any existing conduit runs, boxes, punch down blocks, etc., or access and rated clearance to the above. In addition, all conduit and cable runs, junction or pull boxes, terminal boxes, etc. will be located in a symmetrical manner with building lines as to minimize interference with future conduit runs, junction or pull boxes, terminal boxes, etc.
8. Contractor shall install, at their own cost, a separate electrical panel and meter for their equipment and antenna facilities, lighting, ventilation, etc. The building will monitor the contractors monthly electrical usage and bill according to consumption on a monthly basis.
9. Set all cabinets plumb and symmetrical with building lines. All cabinets shall be anchored and braced to code, and meet all Seismic-bracing requirements. Mount all surface mounted cabinets with a minimum of four anchors. Provide additional support backing on sheet-rock walls prior to installation of cabinets to ensure adequate support.
10. Do not fasten supports to piping, ductwork, mechanical equipment, or conduits.
11. Do not drill structural steel members unless first approved by Structural Engineer and Building Engineer.
12. Clearly mark all junction boxes, pull boxes, electrical panels, etc., with felt tip indelible marker or other acceptable means as directed by Building Engineer, to clearly identify use of cabinet, location of cable origination, and location were cable terminates.
13. Clearly, mark all electrical panel circuits being fed from panel on panel label inside panel door.
14. Should fire sprinkler systems need to be relocated or modified to meet building codes due to this installation, all changes will be designed by licensed fire sprinkler engineer and installed to code for all effected areas.
15. All ventilation or cooling must be installed per code as designed by owners selected mechanical engineer. All penetrations through fire rated assemblies must have the proper fire/smoke dampers, integrated controls with fire alarm system, etc., as required.

                               Exhibit G-5, Page 2

16. No wet cell batteries will be allowed without specific written permission from owner. Should wet cell batteries be considered, hydrogen gas sensors will be installed and tied to fire alarm system for proper building protection.
17. No local audible alarms will be allowed within equipment space unless specifically approved by building manager in writing.
18. Any requirements for emergency generator backup power or connection to existing emergency generator will require additional review and scope of work not covered under this License. If this is required, please contact Director of Engineering at Cornerstone Properties at 916-553-3007.
19. During the site walk, it is the contractor's responsibility to ask for and obtain any appropriate documentation related to Environmental and Safety issues at each property and provide a copy of the proposed procedure for dealing with any issues at the time of project review. All construction work performed at the property will be done according to all applicable Environmental and Safety Standards as required by local, state, federal code and Cornerstone Company policy. This includes potential environmental issues such as Asbestos, PCB's, SB 198, etc.
20. All locks installed at property will be keyed to the Building's Master key and any other combination as approved by Property Manager and Building Engineer.

EXTERIOR CONSTRUCTION AND ACCEPTABLE MATERIALS The following items are design and installation minimum standards for all exterior and non-protected locations.
1. For all roof penetrations, furnish and install roof flashing, counter-flashing and pitch pockets, as needed, to protect roof membrane and water leakage to areas below.
2. All waterproofing penetrations will be designed by roofing or waterproofing consultant as approved by the owner, and paid for by the contractor. All penetrations will be sealed using the consultants approved products and procedures as approved by the owner. All materials and procedures used will be in full compliance with and accepted by the roofing or waterproofing manufacturer as needed to protect all in-place warranties.
3. All equipment installed on roof will be designed to withstand a minimum of 150 mile per hour wind loads.
4. Locations of antenna equipment will be carefully selected to allow for minimized architectural impact. Equipment screens, architectural barriers, and special permitting may be required based on proposed location, size and type of installations. Specific antenna location approval may take longer than other approvals. Provide options for antenna locations or relocation and show options on plan set in design manual.
5. Contractor shall ensure that the installation, maintenance and operation of the contractors equipment and antenna facilities shall not interfere with the operation of window washing equipment and systems, rigging locations, communication devices for building management and tenants, leased space communication equipment, etc.

PROJECT CLOSEOUT Prior to final completion and acceptance, the following items must be addressed to the owner's satisfaction.
1. Walk project with Property Manager and Building Engineer to develop punch list.
2.   Complete punch list of items to Manager and Engineer's satisfaction
3.   Provide as-built drawings of all riser and equipment locations.

                               Exhibit G-5, Page 3

4. Provide owner with a copy of the warranties for the following; Manufacturer's 20-year extended Fiber Optic warranty, and roof membrane or caulking warranties that coincide with existing warranties for same.
5.   Billing address and account number to bill electrical usage.

                               Exhibit G-5, Page 4

                                   EXHIBIT G-6

                        ATTACHED TO AND FORMING A PART OF
                           EXHIBIT G - ANTENNA LICENSE
                               TO LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                PARKSIDE TOWERS CO-TENANCY, AS LANDLORD/LICENSOR
                                       AND
                     INKTOMI CORPORATION, AS TENANT/LICENSEE

                         BUILDING RULES AND REGULATIONS

         BUILDING RULES AND REGULATIONS FOR TELECOMMUNICATIONS LICENSEES

         The following Building Rules are additional provisions of the foregoing License to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the License.

         1. USE OF COMMON AREAS. Licensee will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building ("COMMON AREAS"), and Licensee will not use the Common Areas for any purpose other than ingress and egress. The Common Areas, except for the sidewalks, are not open to the general public and Licensor reserves the right to control and prevent access to the Common Areas of any person whose presence, in Licensor's opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants and licensees

         2. NO ACCESS TO ROOF. Except as specifically provided and permitted in the License, Licensee has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building. Any such device installed in violation of the License is subject to removal at Licensee's expense without notice at any time. In any event Licensee will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof that violate the terms of the License and agrees to indemnify and hold harmless Licensor from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising from such violation.

         3. BUILDING. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Building will be inscribed, painted, affixed or otherwise displayed by Licensee on or in any part of the Building (including on Licensee's Antenna Facilities) without the prior written consent of Licensor. Licensor reserves the right to adopt and furnish Licensee with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Licensee's expense by a person approved by Licensor, which approval will not be unreasonably withheld.

                               Exhibit G-6, Page 1

         4. PROHIBITED USES. The Equipment Room and Rooftop Space will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Licensee will not permit any food preparation in the Equipment Room or Rooftop Space.

         5. JANITORIAL SERVICES. Licensee will not employ any person for the purpose of cleaning the Equipment Room or Rooftop Space or permit any person to enter the Building for such purpose, except with Licensor's prior written consent. Licensor will not provide janitorial services to the Equipment Room and Rooftop Space.

         6. KEYS AND LOCKS. Licensor will furnish Licensee, free of charge, two keys to each door or lock in the Equipment Room. Licensor may make a reasonable charge for any additional or replacement keys. Licensee will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of the Equipment Room or on any other part of the Building without the prior written consent of Licensor and, in any event, Licensee will provide Licensor with a key for any such lock. On the termination of the License, Licensee will deliver to Licensor all keys to any locks or doors in the Building which have been obtained by Licensee.

         7. FREIGHT. Upon not less than twenty-four hours prior notice to Licensor, which notice may be oral, an elevator will be made available for Licensee's use for transportation of freight, subject to such scheduling as Licensor in its discretion deems appropriate. Licensee shall not transport freight in loads exceeding the weight limitations of such elevator. Licensor reserves the right to prescribe the weight, size and position of all equipment, materials, or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Licensor. Licensor reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Licensor will not be responsible for loss of or damage to any such property from any cause, and Licensee will be liable for all damage or injuries caused by moving or maintaining such property.

         8. NUISANCES AND DANGEROUS SUBSTANCES. Licensee will not conduct itself or permit its employees, representatives, or contractors to conduct themselves anywhere on or in the Building in a manner which is offensive or unduly annoying to any tenant or other occupants or Licensor's property managers. Licensee will not install or operate any phonograph, radio, musical instrument, or television or other similar device in any part of the Common Areas, Equipment Room or Rooftop. Licensee will not use or keep any foul or noxious gas or substance in the Equipment Room permit or suffer the Equipment Room to be occupied or used in a manner offensive or objectionable to Licensor or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with tenants or other occupants of the Building or those having business therein. Licensee will not bring or keep any animals in or about the Building. Licensee will not use or keep in the Building any kerosene, gasoline or other combustible fluid or material unless permitted by an express term of the License or, without Licensor's prior written approval, use any method of heating or air conditioning other than that supplied by Licensor.

                               Exhibit G-6, Page 2

         9. BUILDING NAME AND ADDRESS. Without Licensor's prior written consent, Licensee will not use the name of the Building in connection with or in promoting or advertising Licensee's business.

         10. BUILDING DIRECTORY. Licensee has no right to be listed in the directory for the Building that is provided for the display of the name and location of tenants.

         11. WINDOWS AND WALLS. No covering of any kind shall be attached to, hung or placed in, or used in or with any wall or window of the Building without the prior written consent of Licensor. Licensor shall have the right to control all lighting within the Equipment Room, Building Communication Spaces, and Rooftop.

         12. FLOOR COVERINGS. Licensee will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Equipment Room in any manner except as approved in writing by Licensor. Licensee will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Licensee or its contractors, employees or invitees.

         13. WIRING AND CABLING INSTALLATIONS. The location of burglar alarms, smoke detectors, telephones, call boxes and other equipment affixed to the Equipment Room shall be subject to the written approval of Licensor.

         14. CLOSING PROCEDURES. Licensee shall close and lock access to the Equipment Room and the Building Communications Spaces when such spaces are not in use and under the surveillance of Licensee or its representatives, and shall close access doors to the Rooftop and comply with procedures for resetting alarms or for other security measures when leaving the Rooftop Space. Licensee shall, assure that all water faucets, water apparatus and utilities used and not needed for the continuing operation of Licensee's Equipment are shut off before Licensee or its employees leave, so as to prevent waste or damage. Licensee will be liable for all damage or injuries sustained by tenants or other occupants of the Building or Licensor resulting from Licensee's carelessness in this regard or violation of this rule. Licensee will keep the doors to the Building corridors closed at all times except for ingress and egress.

         15. PLUMBING FACILITIES. The toilet rooms, toilets, urinals, wash bowls and other apparatus in the Building shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Licensee will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Licensee, its employees or invitees.

         16. USE OF HAND TRUCKS. Licensee will not use or permit to be used in the Equipment Room or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Licensor may approve.

         17. REFUSE. No refuse pickup will be supplied by Licensor. Licensee shall not store any trash or garbage within or about the Equipment Room or the Building. Licensee shall itself promptly remove any trash or garbage generated by its operations at the Building. Licensee shall

                               Exhibit G-6, Page 3
not place in any trash box or receptacle in any Common Area any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. Licensee shall comply with the requirements of any recycling program adopted by Licensor for the Building.

         18. SOLICITING. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Licensee will cooperate to prevent the same.

         19. PARKING. Licensee will use, and cause its employees, representatives or contractors to use, all parking spaces in a manner consistent with Licensor's directional signs and markings in the parking facility. Specifically, but without limitation, Licensee will not park, or permit its employees, representatives or contractors to park, in a manner that impedes access to and from the Building or the parking facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Licensor may use such reasonable means as may be necessary to enforce the directional signs and markings in the parking facility, including but not limited to towing services, and Licensor will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

         20. FIRE, SECURITY AND SAFETY REGULATIONS. Licensee will comply with all safety, security, fire protection and evacuation measures and procedures established by Licensor or any governmental agency.

         21. RESPONSIBILITY FOR THEFT. Licensee assumes any and all responsibility for protecting the Equipment Room and Rooftop Space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry closed.

         22. SALES AND AUCTIONS. Licensee will not conduct or permit to be conducted any sale by auction in, upon or from the Equipment Room or elsewhere in the Building, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

         23. WAIVER OF RULES. Licensor may waive any one or more of these Building Rules for the benefit of any particular tenants or occupants, but no such waiver by Licensor will be construed as a waiver of such Building Rules in favor of any other tenant or occupant nor prevent Licensor from thereafter enforcing these Building Rules against any or all of the tenants and occupants of the Building.

         24. EFFECT ON LICENSE. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the License. Violation of these Building Rules constitutes a failure to fully perform the provisions of the License, as referred to in Section 17 - "EVENTS OF DEFAULT".

         25. NON-DISCRIMINATORY ENFORCEMENT. Subject to the provisions of the Agreement (and the provisions of leases with respect to tenants), Licensor shall use reasonable efforts to

                               Exhibit G-6, Page 4
enforce these Building Rules in a non-discriminatory manner, but in no event shall Licensor have any liability for any failure or refusal to do so (and Licensee's sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Licensor from enforcing any of the Building Rules against Licensee in a manner that discriminates against Licensee).

         26. ADDITIONAL AND AMENDED RULES. Licensor reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

                                                     INITIALS:

                                                     Landlord
                                                             ---------
                                                     Licensee
                                                             ---------

                               Exhibit G-6, Page 5

                                   EXHIBIT G-7
                        ATTACHED TO AND FORMING A PART OF
                           EXHIBIT G - ANTENNA LICENSE
                               TO LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                PARKSIDE TOWERS CO-TENANCY, AS LANDLORD/LICENSOR
                                       AND
                     INKTOMI CORPORATION, AS TENANT/LICENSEE

Access Request Form

         A. Mr. or Ms.             , of          (company), request permission
                      -------------    ----------
to access the telecommunications equipment within the Building Spaces
of            Building, on             (date), at approximately        (am/pm).
  ------------            -------------                        --------


         B. For the purpose of                   (detail below if necessary).
                              -------------------
The expected number of existing House cable-pairs effected by this
action is                        .
         ------------------------

         C. Has the local phone company issued cable-pair assignments for
this work?       (yes)/      (no).
          -------      ------

         D. Will new or additional equipment be located within the telephone
closets?       (yes)/      (no).  Please describe any new/additional
        -------      ------
equipment being placed in the telephone closet on floor(s)               .
                                                          ---------------

         E. Has a license been issued for this work?  License #               .
                                                               ---------------

         F. The expected duration of this visit is                (hours/days).
                                                  ----------------



                                 Licensee:
                                          ------------------------------------
                                          (Name of Company)

                                          By:
                                                ------------------------------
                                             (Authorized Agent)

                                          Date:
                                                ------------------------------

                               Exhibit G-6, Page 1

                                    EXHIBIT I

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                           DATED AS OF MARCH 10, 2000
                                     BETWEEN
                    PARKSIDE TOWERS CO-TENANCY, AS LANDLORD,
                                       AND
                    INKTOMI CORPORATION, AS TENANT ("LEASE")


                               BROKER'S COMMISSION


For Broker's services in connection with this Lease, Owner shall pay to Broker as a commission (the "Commission") the sum of the following:

(a) Seven and 00/100 Dollars ($7.00) per rentable square foot in the West Office Building,

(b) Five and 00/100 Dollars ($5.00) per rentable square foot in the East Office Building, and

(c) Five and 00/100 Dollars ($5.00) per rentable square foot in the First Level Office Space.

     Fifty Percent (50%) of such Commission shall be payable upon complete execution of this Lease by Landlord and Tenant (less any portion of the Commission paid by Landlord in connection with the Prior Lease, as defined in this Lease). The remaining fifty percent (50%) of the Commission shall be payable at the first Partial Rent Commencement Date (as defined in the Lease).

                  [HERE ENDS THE PROVISIONS OF THIS EXHIBIT I]



                                                     INITIALS:

                                                     Landlord
                                                             ---------
                                                     Licensee
                                                             ---------

                                Exhibit I, Page 1